Exhibit 99.2

REPORT OF INDEPENDENT AUDITORS

To the Supervisory Board

Advanced Inflight Alliance, AG

We have audited the accompanying consolidated balance sheets of Advanced Inflight Alliance AG, as of December 31, 2012 and 2011, and the related consolidated income statements and consolidated statements of comprehensive income, statement of changes in equity and consolidated cash flow statements for each of the three years in the period ended December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated balance sheets of Advanced Inflight Alliance AG, at December 31, 2012 and 2011, and the related consolidated income statements and consolidated statements of comprehensive income, statement of changes in equity and consolidated cash flow statements for each of the three years in the period ended December 31, 2012 in conformity with International Financial Reporting Standards as adopted by the European Union (IFRS).

IFRS varies in certain respects from those generally accepted in the United States. Information relating to such difference is presented in Notes 27 to the consolidated financial statements.

Munich, March 12, 2013

Ernst & Young GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Müller	/s/ Nöhmeier
Wirtschaftsprüfer	Wirtschaftsprüferin
[German Public Auditor]	[German Public Auditor]

1

ADVANCED INFLIGHT ALLIANCE AG

CONSOLIDATED INCOME STATEMENT

January 1 to December 31, 2012 (IFRS)

		2012	2011	2010
	Notes	EUR	EUR	EUR
Revenue	5.	130,280,774	121,579,767	111,113,924
Other operating income	6.1.	1,604,702	935,993	348,711
Changes in inventories of goods and work in progress		0	-170,190	33,895
Cost of materials	6.6.	-80,244,845	-73,405,629	-67,295,568
Employee benefits expenses	6.5.	-24,296,864	-27,448,268	-21,879,143
Depreciation, amortization and impairment losses	6.7.	-4,639,313	-3,959,243	-3,970,775
Other operating expenses	6.2.	-12,757,840	-10,989,134	-9,938,200

Operating profit		9,946,614	6,543,296	8,412,844

Finance income	6.4.	52,697	122,181	137,170
Finance costs	6.3.	-1,543,686	-767,927	-961,502

Profit from financing activities		-1,490,989	-645,746	-824,332

Profit before taxes		8,455,625	5,897,550	7,588,512

Income tax expense	7.	-3,543,371	-1,490,893	-2,095,900

Profit for the period		4,912,254	4,406,657	5,492,612

Basic EPS	9.	0.24	0.28	0.38
Diluted EPS	9.	0.24	0.28	0.38

Average number of shares (basic)	9.	20,302,356	15,705,759	14,500,000
Average number of shares (diluted)	9.	20,381,090	15,823,436	14,542,729

Number of weighted stock options	9.	78,734	117,677	42,729

2

ADVANCED INFLIGHT ALLIANCE AG

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

January 1 to December 31, 2012 (IFRS)

		2012	2011	2010
	Notes	EUR	EUR	EUR
Profit for the period		4,912,254	4,406,657	5,492,612

Other comprehensive income

Exchange differences on translation of foreign operations		-291,522	1,738,796	3,847,739

Net (loss)/gain on available-for-sale financial assets		2,451,106	0	0

Net (loss)/gain on assets classified as held for sale		1,052,989	0	0
Income tax effect		-17,364	0	0

Cash flow hedges
Gains/(losses) from cash flow hedges for the period		-9,332	-119,070	0
Reclassification to profit or loss	13.4.	50,244	78,814	131,356
Income tax effect		-13,493	13,277	-43,363
		27,419	-26,980	87,993

Other comprehensive income for the period net of tax		3,222,628	1,711,816	3,935,732

Total comprehensive income for the period net of tax		8,134,882	6,118,473	9,428,344

3

ADVANCED INFLIGHT ALLIANCE AG

CONSOLIDATED STATEMENT OF

FINANCIAL POSITION (IFRS) as of December 31, 2012

		2012	2011
	Notes	EUR	EUR
ASSETS

Non-current assets
Intangible assets:
- Goodwill	11.	38,090,242	37,962,663
- Film rights	11.	37,193	57,446
- Other intangible assets	11.	21,742,233	22,320,179
Property, plant and equipment
- Land and buildings	10.	160,913	756,565
- Operating and office equipment	10.	1,458,783	1,496,562
Non-current financial assets	13.1.	4,619,724	0
Deferred tax assets	7.	88,570	1,944,573

Total non-current assets		66,197,658	64,537,988

Current assets

Inventories	15.	11,041,697	11,701,247
Trade and other receivables	16.	22,929,716	19,843,741
Current financial assets	13.1.	17,101	17,401
Income tax assets	7.	3,781,943	2,566,180
Cash and cash equivalents	17.	16,310,491	15,959,760
Other assets	16.1.	1,926,560	2,231,011

Total current assets		56,007,508	52,319,340

Assets classified as held for sale	12.	21,201,228	0

TOTAL ASSETS		143,406,394	116,857,328

EQUITY AND LIABILITIES

Equity

Issued capital	19.1.	23,914,159	16,688,091
Share premium	19.2.	30,437,875	12,058,795
Retained earnings	19.2.	24,119,682	21,209,999
Other components of equity	19.2.	4,374,165	1,151,537

Total equity		82,845,881	51,108,422

Non-current liablities
Interest bearing loans and borrowings	13.2.	4,521,464	9,615,770
Non-current financial liabilties	13.2.	3,285,048	2,655,448
Provisions	22.	231,452	178,379
Deferred tax liabilties	7.	5,227,980	6,795,212

Total non-current liabilities		13,265,944	19,244,809

Current liablities
Interest bearing loans and borrowings	13.2.	4,069,045	3,060,621
Trade and other payables	23.	34,362,085	34,272,017
Current financial liabilities	13.2.	506,388	888,355
Income tax payable	7.	3,231,700	2,417,043
Provisions	22.	142,047	267,865
Other liabilities	23.	4,983,304	5,598,196

Total current liabilities		47,294,569	46,504,097

TOTAL EQUITY AND LIABILITIES		143,406,394	116,857,328

4

ADVANCED INFLIGHT ALLIANCE AG

STATEMENT OF CHANGES IN EQUITY

January 1 to December 31, 2012 (IFRS)

						Other components of equitya
						Foreign currency	Cash flow	Available-
		Issued capital				translation	hedge	for-sale		Total
		(No-par value shares)		Share premium	Retained earnings	reserve	reserve	reserve	Total	equity
	Notes	Number	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR
Balance as of January 1, 2010		14,500,000	14,500,000	8,794,290	14,500,730	-4,355,196	-140,814	0	-4,496,010	33,299,010

Issue of share capital										0
Transaction costs										0
Dividends					-1,450,000					-1,450,000
Stock options				76,735						76,735

Profit for the period					5,492,612					5,492,612
Other comprehensive income						3,847,738	87,993	0	3,935,731	3,935,731
Total comprehensive income										9,428,343

Balance as of December 31, 2010		14,500,000	14,500,000	8,871,025	18,543,342	-507,458	-52,821	0	-560,279	41,354,088

Balance as of January 1, 2011		14,500,000	14,500,000	8,871,025	18,543,342	-507,458	-52,821	0	-560,279	41,354,088
										0
Issue of share capital			2,071,428	3,107,142						5,178,570
Transaction costs				-31,702						-31,702
Dividends	20.				-1,740,000					-1,740,000
Stock options	21.	116,663.00	116,663	112,330						228,993

Profit for the period					4,406,657					4,406,657
Other comprehensive income						1,738,796	-26,980		1,711,816	1,711,816
Total comprehensive income										6,118,473

Balance as of December 31, 2011		16,688,091	16,688,091	12,058,795	21,209,999	1,231,338	-79,801	0	1,151,537	51,108,422

Balance as of January 1, 2012		16,688,091	16,688,091	12,058,795	21,209,999	1,231,338	-79,801	0	1,151,537	51,108,422

Issue of share capital	19.1.	7,109,402	7,109,402	18,305,593						25,414,995
Transaction costs				-33,572						-33,572
Dividends	20.				-2,002,571					-2,002,571
Stock options	21.	116,666	116,666	107,059						223,725

Profit for the period	9.				4,912,254					4,912,254
Other comprehensive income	19.2.					-291,522	27,419	3,486,731	3,222,628	3,222,628
Total comprehensive income										8,134,882

Balance as of December 31, 2012		23,914,159	23,914,159	30,437,875	24,119,682	939,816	-52,382	3,486,731	4,374,165	82,845,881

5

ADVANCED INFLIGHT ALLIANCE AG, MUNICH

CONSOLIDATED STATEMENT OF CASH FLOWS

January 1 to December 31, 2012 (IFRS)

		2012	2011	2010
	Notes	EUR thsd.	EUR thsd.	EUR thsd.

Operating activities

Profit before tax		8,456	5,898	7,589
Adjustments to reconcile net income to net cash flow:
Depreciation of property, plant and equipment	6.7.	831	824	1,018
Amortization and impairment of intangible assets	6.7.	3,808	3,135	2,954
Share-based payment transaction expense	21.	14	-43	77
Gain/loss on disposal of property, plant and equipment	10.	-985	10	-56
Finance income	6.4.	-53	-122	-137
Finance costs	6.3.	1,544	768	962
Movements in provisions		-78	-44	-34
Other non-cash adjustments		394	-625	0
Working capital adjustments:
Movements in trade and other receivables and prepayments	16.	-3,498	4,849	217
Movements in inventories	15.	690	-175	-330
Movements in trade and other payables	23.	19	-3,947	-332
Gain/loss from deferred taxes	7.	-314	-1,898	-780
Income tax paid		-3,092	-2,291	-1,230

Net cash flows from operating activities		7,736	6,339	9,918

Investing activities

Purchase of property, plant and equipment		-906	-772	-600
Purchase of intangible assets		-1,905	-851	-3,935
Proceeds from sale of property, plant and equipment	10.	1,725	0	0
Acquisition of subsidiaries, net of cash acquired	4.	-584	-12,800	-3,710
Purchase of other financials assets including transaction costs	13.1.	-2,288	100	143
Cash paid for other financial liabilities	13.2.	-894	-1,875	0

Net cash flows used in investing activities		-4,852	-16,198	-8,102

Financing activities

Proceeds from borrowings		0	10,806	5,293
Proceeds from capital increase	19.1.	5,515	5,179	0
Proceeds from exercise of stock options	21.	233	229	0
Repayments of borrowings	13.2.	-4,227	-4,072	-8,417
Interest paid and transaction costs	6.3.	-708	-643	-876
Interest received	6.4.	42	41	0
Dividends paid to equity holders of the parent	20.	-2,003	-1,740	-1,450

Net cash flows from/used in financing activities		-1,148	9,800	-5,450

Net increase/(decrease) in cash and cash equivalents		1,736	-59	-3,634

Net foreign exchange difference		-1,862	-62	1,124
Cash and cash equivalents as of January 1		15,960	13,954	16,465
Changes in cash due to changes in the composition of consolidated companies		476	2,126	1

Cash and cash equivalents as of December 31		16,310	15,960	13,956

6

ADVANCED INFLIGHT ALLIANCE AG, MÜNCHEN

Statement of Changes in Non-Current Assets for Financial Year 2012 (IFRS)

	At Cost of Acquisition or Production						Accumulated Depreciation					Net Book Values
		Changes of			Currency					Currency
	Jan.1, 2012	consol. Comp.	Additions	Disposals	Differences	Dec. 31, 2012	Jan. 1, 2012	Additions	Disposals	Differences	Dec. 31, 2012	Dec. 31, 2012	Dec. 31, 2011
	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR

INTANGIBLE ASSETS:

Goodwill	37,962,663	158,642	0	0	-31,063	38,090,242	0	0	0	0	0	38,090,242	37,962,663

Film rights	3,397,500	0	0	0	0	3,397,500	3,340,054	20,253	0	0	3,360,307	37,193	57,446

Other intangible assets	34,413,048	1,035,401	1,905,486	-751,797	137,905	36,740,043	12,092,868	3,788,176	-751,797	-131,438	14,997,810	21,742,233	22,320,179

	75,773,211	1,194,043	1,905,486	-751,797	106,842	78,227,785	15,432,922	3,808,429	-751,797	-131,438	18,358,117	59,869,668	60,340,288

PROPERTY, PLANT & EQUIPMENT:

Land, similar rights and buildings	912,260	0	25,417	-726,602	37,999	249,074	155,694	53,873	-134,488	13,082	88,161	160,913	756,565

Operating and office equipment	6,700,279	4,019	880,459	-28,800	14,600	7,570,557	5,203,717	777,011	-23,630	154,676	6,111,774	1,458,783	1,496,562

	7,612,539	4,019	905,876	-755,402	52,599	7,819,631	5,359,411	830,884	-158,118	167,758	6,199,935	1,619,696	2,253,127

	83,385,750	1,198,062	2,811,362	-1,507,199	159,441	86,047,416	20,792,333	4,639,313	-909,915	36,321	24,558,052	61,489,364	62,593,415

7

ADVANCED INFLIGHT ALLIANCE AG, MÜNCHEN

Statement of Changes in Non-Current Assets for Financial Year 2011 (IFRS)

	At Cost of Acquisition or Production						Accumulated Depreciation					Net Book Values
		Changes of			Currency					Currency
	Jan.1, 2011	consol. Comp.	Additions	Disposals	Differences	Dec. 31, 2011	Jan. 1, 2011	Additions	Disposals	Differences	Dec. 31, 2011	Dec. 31, 2011	Dec. 31, 2010
	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR	EUR

INTANGIBLE ASSETS:

Goodwill	25,849,273	11,063,008	0	-13,502	1,063,883	37,962,663	13,502	0	-13,502	0	0	37,962,663	25,835,772

Film rights	3,397,500	0	0	0	0	3,397,500	3,280,185	59,869	0	0	3,340,054	57,446	117,315

Other intangible assets	28,165,260	5,491,223	850,794	-777,495	683,266	34,413,048	9,571,024	3,075,478	-780,049	226,416	12,092,869	22,320,179	18,594,236

	57,412,033	16,554,231	850,794	-790,997	1,747,149	75,773,210	12,864,711	3,135,347	-793,551	226,416	15,432,923	60,340,287	44,547,322

PROPERTY, PLANT & EQUIPMENT:

Land, similar rights and buildings	788,389	0	73,437	0	50,434	912,260	79,737	53,306	0	22,651	155,694	756,566	708,651

Operating and office equipment	5,800,995	77,596	698,212	-110,199	233,675	6,700,279	4,295,530	770,590	-85,774	223,370	5,203,717	1,496,562	1,505,465

	6,589,384	77,596	771,650	-110,199	284,109	7,612,539	4,375,268	823,896	-85,774	246,021	5,359,411	2,253,127	2,214,116

	64,004,735	16,631,826	1,622,444	-904,514	2,031,258	83,385,749	17,239,979	3,959,243	-879,325	472,438	20,792,334	62,593,415	46,764,757

8

Advanced Inflight Alliance AG

Notes to the consolidated financial statements for the 2012
financial year

Contents

1.	General information	11
2	Accounting policies	12
2.1	Preparation of the financial statements	12
2.2	Changes in the accounting policies	12
2.3.	Principles of consolidation	19
2.4.	Summary of key accounting policies	21
2.4.1.	Business combinations and goodwill	21
2.4.2.	Foreign currency translation	22
2.4.3.	Revenue recognition	23
2.4.4.	Taxes	24
2.4.5.	Government grants	26
2.4.6.	Pensions and other post-employment benefits	26
2.4.7.	Share-based payment	26
2.4.8.	Financial instruments – initial recognition and subsequent measurement	28
2.4.8.1.	Financial assets	28
2.4.8.2.	Impairment of financial assets	31
2.4.8.3.	Financial liabilities	33
2.4.8.4.	Offsetting financial instruments	34
2.4.8.5.	Fair value of financial instruments	34
2.4.9	Assets classified as held for sale	35
2.4.10.	Derivative financial instruments and hedges	35
2.4.11.	Property, plant and equipment	38
2.4.12.	Leases	38
2.4.13.	Borrowing costs	39
2.4.14.	Intangible assets	39
2.4.15.	Inventories	42
2.4.16.	Impairment of non-financial assets	43
2.4.17.	Cash and cash equivalents	44
2.4.18.	Provisions	44
3.	Decisions involving considerable judgment, estimates and assumptions	44
4.	Business combinations	47
5.	Segment reporting	54
6.	Other income and expenses as well as adjustments	58
6.1.	Other operating income	58
6.2.	Other operating expenses	59
6.3.	Finance costs	60
6.4.	Finance income	60
6.5.	Employee benefit expenses	60
6.6.	Cost of materials	61
6.7.	Depreciation, amortization and impairment losses	61
6.8.	Research and development costs	62
7.	Income taxes	63
8.	Components of other comprehensive income	66
9.	Earnings per share	66
10.	Property, plant and equipment	68
11.	Intangible assets	68
12.	Assets classified as held for sale	70
13.	Other financial assets and financial liabilities	71
13.1	Financial assets	71

9

13.2.	Financial liabilities	71
13.3.	Fair value	74
13.4.	Hedge accounting and derivatives	76
14.	Impairment tests on goodwill and intangible assets with indefinite useful lives	78
14.1.	Impairment of goodwill	78
14.2	Impairment of the intangible assets with indefinite useful lives	81
14.3	Impairment of short term film rights	81
15.	Inventories	82
16.	Trade receivables	82
16.1.	Other assets	83
17.	Cash and cash equivalents	84
18.	Statement of cash flows	85
19.	Subscribed capital and reserves	85
19.1.	Subscribed capital	85
19.2.	Reserves	86
19.3.	Authorized capital	88
19.4.	Contingent capital	88
19.4.1.	Contingent Capital (2011) – Convertible bonds and/or bonds with warrants	88
19.4.2.	Contingent Capital 2009/I - Stock Option Plan	91
19.4.3.	Contingent Capital 2008/I - Stock Option Plan	92
19.4.4.	Contingent Capital 2007/I - Stock Option Plan	93
19.5.	Treasury shares	95
20.	Dividends paid and proposed	97
21.	Share-based payment	97
22.	Provisions	100
23.	Trade payables and other liabilities (current)	101
24.	Related party disclosures	103
25.	Contingent liabilities and other financial obligations	105
26.	Objectives and methods of financial risk management	106
26.1.	Market risk	107
26.2.	Interest rate risks	107
26.3.	Foreign currency risk	108
26.4.	Credit risk and default risk	110
26.5.	Liquidity risk	110
26.6.	Capital management disclosures	111
26.7.	Equity price risk	112
27.	Reconciliation of IFRS to U.S. GAAP	112
28.	Events after the reporting period	132

10

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	General information

Advanced Inflight Alliance AG (hereinafter referred to as "AIA AG") is domiciled in Munich, Germany, and is registered in the commercial register at Munich under number HRB 122000. The Company's offices are located at Schellingstrasse 35, 80799 Munich. AIA AG is primarily involved in holding and actively managing investments in operating companies. Its shares are quoted in Deutsche Börse’s General Standard trading segment. They are traded on an official stock exchange. The Management Board released the financial statements for publication/to the Supervisory Board on March 12, 2013.

Additionally AIA AG is a subsidiary of PAR Investment Partners L.P., Boston, USA, which is the ultimate holding company of the Group, but is not required to prepare Group financials. Therefore AIA AG is the only company in the Group to prepare Group financials.

The Advanced Inflight Alliance Group (hereinafter: "AIA Group" or "Group") operates in the Content Service Providing (CSP) segment with its subsidiaries Inflight Productions Germany GmbH (hereinafter: “IFP Germany”; formerly: Atlas Air Film + Media Service GmbH, Duisburg; IFE Alliance Licensing GmbH, Duisburg (hereinafter: “IFEL”); DTI Software Inc., Montreal, Canada (hereinafter: “DTI Software”); Inflight Productions Limited, London, UK, along with their respective subsidiaries; as well as Inflight Management Development Centre (IMDC) Limited (hereinafter: “IMDC”), Derbyshire, United Kingdom, which was newly acquired in 2012. The Group subsidiaries, Fairdeal Multimedia Pvt. Ltd., Mumbai, India; and Fairdeal Studios Pvt. Ltd., Mumbai, India; as well as the two companies acquired in the 2011 financial year, Entertainment in Motion Inc., Los Angeles, CA, USA; and Emphasis Video Entertainment Ltd., Hong Kong (hereinafter: "EVE" or "Emphasis"); constitute the Content segment. For purposes of internal reporting and analyses, Inflight Productions Limited, London, UK, and its subsidiaries are combined as the IFP Group. DTI Software Inc., Montreal, Canada, DTI Solutions Inc., Montreal, Canada, and DTI Software FZ-LLC, Dubai, United Arab Emirates, were combined in the DTI Group. The two Indian companies — Fairdeal Multimedia Pvt. Ltd., Mumbai, and Fairdeal Studios Pvt. Ltd., Mumbai, both India, constitute the Fairdeal Group. As the Group's ultimate parent company, AIA AG prepared its consolidated financial statements as of December 31, 2012, in accordance with the International Financial Reporting Standards (IFRS) as adopted by the EU, and in accordance with the provisions applicable under German Commercial law as defined in Section 315a (1) German Commercial Code. The prior-year figures were determined according to the same principles.

The term IFRS also includes the applicable International Accounting Standards (IAS). The statements of the IFRS Interpretations Committee (IFRS IC) - previously the International Financial Reporting Interpretations Committee (IFRIC) - were also taken into account.

11

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The application of the accounting, measurement and reporting methods is governed by the principle of consistency. Changes may be necessary as a result of new or revised IFRS. The Company complied with all new or revised IFRS whose first-time application was mandatory as of January 1, 2012.

The closing date of all the annual financial statements of the companies included in consolidation is the closing date of the annual financial statements of AIA AG and the Group. The income statement is structured based on the nature of expense format.

2	Accounting policies

2.1	Preparation of the financial statements

The consolidated financial statements are generally prepared using the historical cost system.

This does not apply, however, to derivative financial instruments and the available-for-sale financial assets, which are measured at fair value. The carrying amounts of the assets and liabilities that are recognized in the statement of financial position and represent hedged items in fair value hedges and are otherwise recognized at amortized cost are adjusted to reflect fair value changes attributable to risks hedged in effective hedges. The consolidated financial statements are prepared in euros. Unless otherwise specified, all figures are rounded up or down to the nearest thousand (EUR thousand).

2.2	Changes in the accounting policies

In accordance with IAS 1.41 a reclassification of the comparative amounts was made for one item in the financial statements. The short term portion of the earn out liabilities will be disclosed within the separate line item current financial liabilities starting financial year 2012. The respective prior year amount of EUR 888 thousands was reclassified from current other liabilities to current financial liabilities accordingly.

Adoption of new and revised accounting Standards

Standards, Interpretations and revised Standards to be applied for the first time

With the exception of the change mentioned above and the new and revised Standards and Interpretations that took effect January 1, 2012, and are specified below, the Group’s accounting policies basically conform to the policies it used the previous year:

▪	Amendment to IAS 12 - Deferred Tax: Recovery of Underlying Assets

▪	Amendment to IFRS 7 – Financial Instruments: Disclosures on enhanced derecognition requirements

12

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

▪	Amendment to IFRS 1 - Severe Hyperinflation and Removal of Fixed Dates for First-time Adopters

The application of these Standards and Interpretations is explained in greater detail below:

Amendment to IAS 12 - Deferred Tax: Recovery of Underlying Assets

The amendment includes a clarification concerning the measurement of deferred tax on investment property measured at fair value and therefore introduces the rebuttable presumption that, for purposes of measuring deferred tax on investment property measured at fair value according to IAS 40, the carrying amount of an investment property will generally be recovered through sale. IAS 16 requires basing the measurement of deferred taxes on non-consumable assets in accordance with the revaluation model on the assumption that they will be sold. The amendment shall be applied for the first time for financial years beginning on or after January 1, 2012.

The Group does not have any investment property measured at fair value or assets measured using the revaluation model in accordance with IAS 16. Consequently, the amendment does not affect the Group’s consolidated financial statements.

Amendment to IFRS 7 – Financial Instruments: Disclosures on enhanced derecognition requirements

With this amendment, the IASB introduced extensive new disclosures concerning transferred, but not derecognized, financial assets to enable users of financial statements to understand the relationship between these assets and the associated liabilities. In addition, information about an entity's continuing involvement in transferred and derecognized financial assets at the reporting date is required to provide users with an understanding of the type of continuing involvement and the associated risks. The amendment shall be applied for the first time for financial years beginning on or after July 1, 2011. The amendment solely relates to the disclosures and does not affect the Group's financial position, cash flows and financial performance.

13

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Amendment to IFRS 1 - Severe Hyperinflation and Removal of Fixed Dates for First-time Adopters

In this amendment, the IASB laid down guidelines on how an entity can resume preparation of its financial statements in compliance with IFRSs when its functional currency is no longer subject to severe hyperinflation. The amendment shall be applied for the first time for financial years beginning on or after July 1, 2011. This amendment does not have any effect on the consolidated financial statements.

Published Standards whose application is not yet mandatory

The following Standards were not applied:

a)	EU endorsement completed

The IASB published the Standards and Interpretations enumerated below that have already been transposed into EU law using the comitology procedure but are not effective yet: The Group does not apply these Standards and Interpretations early.

Amendments of IAS 1 - Presentation of Items of other Comprehensive Income

The amendments to IAS 1 result in a change in the grouping of items presented in other comprehensive income. Items that could be subsequently reclassified in other comprehensive income (including gains from the hedge of a net investment, differences from foreign currency translation for foreign operations, gains and losses from cash flow hedges and from the disposal of available financial assets) must be reported separately from the items that will never be reclassified (including actuarial gains and losses from defined-benefit pension plans and effects from the remeasurement of land and buildings). The amendments solely relate to the presentation and does not affect the Group's financial position, cash flows and financial performance. The amendments shall be applied for the first time for financial years beginning on or after July 1, 2012, and will be applied by the Group in its first report following its entry into force.

IAS 19 Employee Benefits (revised)

The IASB made comprehensive amendments to IAS 19. The adjustments made range from fundamental changes such as those concerning the determination of expected income from plan assets and the elimination of the corridor method through to simple clarifications all the way to revisions of the wording. This amendment does not affect the Group’s financial position, cash flows and financial performance because it does not have any pension liabilities or plan assets. The amendment shall be applied for the first time for financial years beginning on or after January 1, 2013.

14

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

IAS 28 Investments in Associates and Joint Ventures (revised 2011)

With the adoption of IFRS 11 Joint Arrangements and IFRS 12 Disclosure of Interests in Other Entities, IAS 28 was renamed Investments in Associates and Joint Ventures, and its scope, formerly limited to associates, was expanded to include application of the equity method to joint ventures. The revised amendment shall be applied for the first time for financial years beginning on or after January 1, 2013. Please see our disclosures on IFRS 11 in regards to the effects.

Amendment to IAS 32 – Offsetting a Financial Asset and a Financial Liability

The amendment clarifies the phrase "currently has a legally enforceable right of set-off." Furthermore, it provides clearer guidance on application of the offsetting criteria of IAS 32 to settlement systems (such as central clearing house systems) which use gross settlement for non-simultaneous individual transactions. Initial application of the revised Standard is mandatory for financial years beginning on or after January 1, 2014 and is not expected to affect the consolidated financial statements.

Amendment to IFRS 1 – Government Loans

The amendment stipulates that first-time adopters must prospectively apply the rules of IAS 20 Accounting for Government Grants and Disclosure of Government Assistance to government loans that existed at the time they transitioned to IFRSs. However, entities have the option of applying the provisions of IFRS 9 (or IAS 39) and IAS 20 retrospectively to government loans if the necessary information for this was available at the date of initial recognition of these loans. This exception allows first-time adopters to waive retrospective measurement of government loans with a below-market rate of interest. The amendment shall be applied for the first time for financial years beginning on or after January 1, 2013, and will not affect the consolidated financial statements since no such loans exist and IFRS 1 does not apply to the Group.

Amendment to IFRS 7 – Offsetting Financial Assets and Financial Liabilities

According to this amendment, an entity must disclose information on rights of set-off and associated agreements (e.g. collateral agreements). In this way, information is provided to users of financial statements so that they can assess the effects of set-off agreements on the entity's financial position. The new disclosures are required for all recognized financial instruments set off in accordance with IAS 32 Financial Instruments: Presentation. The disclosure requirement also applies to recognized financial instruments that are subject to an enforceable master netting arrangement or similar agreements, regardless of whether they are set-off in accordance with IAS 32. Initial application of the amendment is required in financial years beginning on or after January 1, 2013 and is not expected to affect the consolidated financial statements.

15

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

IFRS 10 Consolidated Financial Statements, IAS 27 Separate Financial Statements

IFRS 10 replaces requirements of both IAS 27 Consolidated and Separate Financial Statements and covers topics previously regulated by SIC-12 Consolidation – Special Purpose Entities. IFRS 10 establishes a uniform control concept that applies to all companies, including special purpose entities. In contrast to the previously prevailing legal situation, the changes that IFRS 10 introduces require management to exercise substantial discretion in answering the question which entities the Group controls and whether the given entities thus should be included in the consolidated financial statements by means of full consolidation. The Standard shall be applied to financial years beginning on or after January 1, 2013. Companies which prepare the financial statements in accordance with IFRS as adopted by the European Union shall apply the standard at the latest for financial years beginning on or after January 1, 2014. IFRS 10 will not affect the Group.

IFRS 11 Joint Arrangements

IFRS 11 replaces both IAS 31 Interests in Joint Ventures and SIC-13 Jointly Controlled Entities - Non-Monetary Contributions by Venturers. IFRS 11 thus eliminates the previously available option of proportionate consolidation for jointly controlled entities. In the future, such entities may only be consolidated using the equity method. The Standard shall be applied to financial years beginning on or after January 1, 2013. Companies which prepare the financial statements in accordance with IFRS as adopted by the European Union shall apply the standard at the latest for financial years beginning on or after January 1, 2014. This Standard shall be applied retrospectively to joint arrangements existing at the time of initial application. The Standard will not have any impact on the Group because it does not have any interests in joint ventures.

IFRS 12 – Disclosures of Interests in Other Entities

This Standard governs the disclosure requirements related to Group accounting principles and consolidates the disclosures required of subsidiaries (heretofore subject to IAS 27); the disclosures required of jointly controlled and associated entities (heretofore subject to IAS 31 and IAS 28, respectively); as well as those required of structured entities. The Standard also defines a number of additional disclosures that do not affect the financial statements of the Group, however. The Standard shall be applied to financial years beginning on or after January 1, 2013. Companies which prepare the financial statements in accordance with IFRS as adopted by the European Union shall apply the standard at the latest for financial years beginning on or after January 1, 2014. The notes disclosures regarding this group of entities will be more comprehensive in the future because the new Standard contains new disclosure requirements above and beyond the current ones.

16

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

IFRS 13 Fair Value Measurement

This Standard stipulates uniform guidelines for calculating fair value. It does not address the issue of when assets and liabilities must or can be measured at fair value, but instead stipulates guidelines for properly measuring fair value under IFRSs. The Standard shall be applied for the first time for financial years beginning on or after January 1, 2013. The Group is reviewing at this time whether the new Standard will affect its financial performance, cash flows and financial position. Based on a preliminary assessment, no significant effects are expected.

IFRIC 20 Stripping Costs in the Production Phase of a Surface Mine

IFRIC 20 discusses accounting for stripping costs incurred during the production phase of a surface mine. The Interpretation considers how to account for the benefits of the stripping activities. The Interpretation shall be applied for the first time for financial years beginning on or after January 1, 2013 and will not affect the consolidated financial statements.

b)	EU endorsement pending

The IASB published the following Standards and Interpretations that were not yet effective. These Standards and Interpretations have not yet been adopted by the EU and have not yet been applied by the Group.

17

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

IFRS 9 Financial Instruments: Classification and Measurement

IFRS 9 represents the first phase of the IASB project to replace IAS 39 and addresses the classification and measurement of financial assets and liabilities in accordance with IAS 39. The Standard had to be applied for the first time for financial years beginning on or after January 1, 2013. Published in December 2011, the amendment to IFRS 9, Mandatory Initial Date of IFRS 9 and Transition Disclosures, shifted the date of mandatory first-time application to January 1, 2015. In later project phases, the IASB will deal with hedge accounting and impairment of financial assets. The Group will quantify the effects in connection with the other phases once they have been published in order to obtain a comprehensive picture of the potential impact.

Improvements to IFRSs (2009-2011)

The changes in this pronouncement will not affect the consolidated financial statements.

▪	IFRS 1 First-time Adoption of International Financial Reporting Standards

Clarifies that an entity that has ceased accounting according to IFRSs, and elects or is obligated to continue, can opt to re-apply IFRS 1. If the entity does not re-apply IFRS 1, it must restate its financial statements retroactively as if it had not ceased applying IFRS.

▪	IAS 1 Presentation of Financial Statements

Clarifies the difference between voluntary additional comparative information and required comparative information generally covering prior reporting periods.

▪	IAS 16 Property, Plant and Equipment

Clarifies that major spare parts and servicing equipment qualifying as property, plant and equipment do not fall under inventory.

▪	IAS 32 Financial Instruments: Presentation

Clarifies that income taxes on distributions to equity holders are subject to the requirements of IAS 12 Income Taxes.

▪	IAS 34 Interim Financial Reporting

Rule aligning disclosures concerning segment assets and segment liabilities in interim financial statements and aligning interim financial disclosures with annual financial disclosures.

First-time application of this project's amendments is required for financial years beginning on or after January 1, 2013.

18

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Amendments to IFRS 10, IFRS 12 and IAS 27 – Investment Entities

The IASB has published Investment Entities (Amendments to IFRS 10, IFRS 12 and IAS 27), which provides an exemption from consolidation of subsidiaries under IFRS 10 Consolidated Financial Statements for entities, which meet the definition of an 'investment entity', such as certain investment funds. Instead, such entities would measure their investment in particular subsidiaries at fair value through profit or loss in accordance with IFRS 9 Financial Instruments or IAS 39 Financial Instruments: Recognition and Measurement. The amendment shall be applied for the first time for financial years beginning on or after January 1, 2014. The amendment will not have an impact on AIA Group.

Transition Guidance (Amendments to IFRS 10, IFRS 11 and IFRS 12)

The amendments are intended to provide additional transition relief in IFRS 10 Consolidated Financial Statements, IFRS 11 Joint Arrangements and IFRS 12 Disclosure of Interests in Other Entities, by “limiting the requirement to provide adjusted comparative information to only the preceding comparative period”. Also, amendments were made to IFRS 11 and IFRS 12 to eliminate the requirement to provide comparative information for periods prior to the immediately preceding period. The effective date of these amendments, annual periods beginning on or after January 1, 2013, is aligned with the effective dates of IFRS 10, IFRS 11 and IFRS 12.

2.3.	Principles of consolidation

Principles of consolidation

The consolidated financial statements comprise the financial statements of AIA AG and its subsidiaries as of December 31, 2012.

Subsidiaries are consolidated from the acquisition date, i.e., from the date on which the Group obtains control. Consolidation ends when the parent company relinquishes control.

The subsidiaries’ financial statements are prepared as of the same reporting date as the parent company’s financial statements using uniform accounting policies.

All intercompany balances, income and expenses as well as unrealized gains and losses from intercompany transactions are eliminated in full.

19

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Basis of consolidation

At the reporting date, the AIA Group comprised the Group parent AIA AG as well as 23 subsidiaries included in the consolidated financial statements in accordance with IAS 27.12.

Fully consolidated companies

In addition to the parent company, the following subsidiaries are included as fully consolidated companies in the consolidated financial statements of AIA AG:

Company, registered office	Business activities	Percentage of capital owned

Inflight Productions Germany GmbH, Duisburg	CSP (content service providing)	100
IFE Alliance Licensing GmbH, Duisburg	CSP (content service providing)	100
Inflight Management Development Centre (IMDC) Limited, Derbyshire, United Kingdom	CSP (content service providing)	100
Advanced Film GmbH, Munich	No operating activities	100
Advanced Inflight Alliance Limited, Bristol, UK	Holding	100
DTI Software Inc., Montreal, Canada	CSP (content service providing)	100
Inflight Productions Limited, London, UK	CSP (content service providing)	100
Inflight Studios Limited, London, UK	No operating activities	100 1)
WMRS Studios Limited, London, UK	No operating activities	100 1)
28 Limited, London, UK	CSP (content service providing)	100 1)
Inflight Productions, Inc., Los Angeles, USA	CSP (content service providing)	100 1)
The Lab.Aero Inc., Los Angeles, USA	CSP (content service providing)	100 1)
Inflight Productions BV, Amsterdam, Netherlands	CSP (content service providing)	100 1)
Inflight Productions Pty Limited, Melbourne, Australia	CSP (content service providing)	100 1)
Inflight Productions Limited, Auckland, New Zealand	CSP (content service providing)	100 1)
Inflight Productions Pte Limited, Singapore	CSP (content service providing)	100 1)
Inflight Productions FZ-LLC, Dubai, United Arab Emirates	CSP (content service providing)	100 1)
DTI Software FZ-LLC, Dubai, United Arab Emirates	CSP (content service providing)	100 2)
DTI Solutions Inc., Montreal, Canada	CSP (content service providing)	100 2)
Fairdeal Multimedia Pvt. Ltd., Mumbai, India	Content	100
Fairdeal Studios Pvt. Ltd., Mumbai, India	Content	100
Entertainment in Motion Inc., Los Angeles, USA	Content	100
Emphasis Video Entertainment Ltd., Hong Kong	Content	100

1) indirect holding via Inflight Productions Limited, London, UK.

2) indirect holding via DTI Software Inc., Montreal, Canada

20

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.4.	Summary of key accounting policies

2.4.1.	Business combinations and goodwill

Business combinations from January 1, 2010

Business combinations are accounted for using the acquisition method. The cost of a business combination is the sum total of the consideration assigned, which is measured at the acquisition-date fair value, and the non-controlling interests in the acquiree. For each business combination, the acquirer measures the non-controlling interest in the acquiree at either fair value or the proportionate share in the recognized amounts of the acquiree’s identifiable net assets. Costs incurred in connection with a business combination are recognized as an expense and reported under other operating expenses.

Whenever the Group acquires an entity, it shall assess the appropriate classification and designation of the financial assets and the liabilities assumed in accordance with the terms of the agreement, the economic environment and conditions existing at the acquisition date. This also involves separating embedded derivatives from their host contracts.

In step acquisition, the acquirer remeasures its previously held equity interest in the acquiree at its acquisition-date fair value and recognizes the resulting gain or loss, if any, in profit or loss.

The contingent consideration agreed is recognized at the acquisition-date fair value. Subsequent changes to the fair value of contingent consideration classified as financial instrument are recognized either in profit or loss or in other comprehensive income in accordance with IAS 39. Contingent consideration classified as equity is not remeasured and its subsequent settlement is accounted for within equity.

On initial recognition, goodwill is measured at cost, which is the excess of the total consideration assigned and the amount of the share in the non-controlling interest over the Group’s identifiable assets acquired and liabilities assumed. If this consideration is less than the fair value of the net assets of the acquired subsidiary, the difference is recognized in profit or loss.

Following initial recognition, goodwill is measured at cost less accumulated impairment losses. For the purpose of impairment testing, goodwill acquired in a business combination is allocated, from the acquisition date, to each of the Group’s cash-generating units that is expected to benefit from the business combination, irrespective of whether other assets or liabilities of the acquiree are assigned to those cash-generating units.

21

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

If goodwill has been allocated to a cash-generating unit and an operation within that unit is sold, the goodwill associated with the operation disposed of is included in the carrying amount of the operation when determining the gain or loss on disposal. The value of the portion of goodwill sold is measured on the basis of the relative values of the operation disposed of and the portion of the cash-generating unit retained.

2.4.2.	Foreign currency translation

The consolidated financial statements are prepared in euros, the parent company’s functional currency. Every company in the Group defines its own functional currency, which is used to measure the items in this entity’s financial statements. The Group has decided to reclassify profit or loss resulting from the simultaneous consolidation method, which the Group uses for consolidation purposes.

Foreign currency transactions and balances

Foreign currency transactions are initially translated by the Group companies into the functional currency using the spot exchange rate at the date of the transaction. Monetary assets and liabilities in a foreign currency are translated into the functional currency using the closing rate.

All exchange differences are recognized in profit or loss. With the exception of exchange differences arising on a monetary item that forms part of an effective hedge of a net investment in a foreign operation. These are recognized in other comprehensive income up to the disposal of the net investment and only recognized in profit or loss on its disposal. Taxes resulting from the exchange differences arising on these monetary items are also reported as a component of equity.

Foreign currency non-monetary items measured at historical cost are translated using the exchange rate at the date of the transaction. Non-monetary items that are measured at fair value in a foreign currency are translated using the exchange rate at the date when the fair value was determined.

Translation of the financial statements of consolidated companies

The assets and liabilities of foreign operations are translated into euros at the exchange rate prevailing at the reporting date. Income and expenses are translated at the exchange rate at the date of the transaction. The resulting exchange differences are recognized in other comprehensive income. The amount reported in other comprehensive income for a foreign operation is reclassified to profit or loss on disposal of the foreign operation. Any goodwill arising on the acquisition of a foreign operation after January 1, 2005, and any fair value adjustments to the carrying amounts of assets and liabilities arising on the acquisition of that foreign operation are treated as assets and liabilities of the foreign operation and translated at the closing rate.

22

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.4.3.	Revenue recognition

Independent of the date of payment, revenue is recognized when it is probable that the economic benefits associated with the transaction will flow to the Group and the amount of revenue can be measured reliably. Revenue is measured at the fair value of the consideration received. Trade discounts, rebates, and value-added tax or other charges are not considered. The recognition of revenue is also contingent on the criteria listed below:

Revenue in the CSP segment

In the CSP segment, revenue is recognized for service arrangements associated with licenses after the service has been rendered and the customer can actually use the service in the form of an “inflight entertainment package.” This is the case at the beginning of what is known as the “on-board cycle,” i.e., at the inception of the license or from the time when the customer can use the services provided in the aircraft.

Revenue from pure service arrangements is recognized when the significant risks and rewards of ownership of the goods and products sold have transferred to the buyer. This usually occurs on delivery of the goods and products.

Revenue in the Content segment

Revenue from the use and/or sublicensing of the film rights for inflight entertainment is realized at the time the customer’s license period begins. Any additional services rendered, such as technical services or the provision of materials, are billed as ancillary costs.

Interest income

Interest income and interest expense are recognized using the effective interest rate for all financial instruments measured at amortized cost as well as for interest-bearing financial assets and financial assets classified as held for sale. The effective interest rate is the rate that exactly discounts estimated future cash payments or receipts through the expected life of the financial instrument or, when appropriate, a shorter period to the net carrying amount of the financial asset or financial liability. Interest income is presented in the income statement under finance income.

23

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Rental income

Income from letting and sub-letting is recognized in profit or loss on a pro rata basis.

2.4.4.	Taxes

Income taxes

Current tax assets and liabilities for current and prior periods are measured in the amount expected to be refunded by the tax authorities or paid to the tax authorities. This amount is calculated based on the tax rates and tax laws applicable at the reporting date in the countries in which the Group is active and generates taxable profit.

Current taxes relating to items recognized outside profit or loss are recognized directly in equity rather than in profit or loss. Management regularly assesses individual tax issues to determine whether applicable tax provisions allow room for interpretation. Provisions for taxes are carried as required.

Deferred taxes

Deferred taxes are measured on the temporary differences existing at the reporting date between the carrying amount of an asset or liability in the statement of financial position and its tax base. The liability method is used for this.

A deferred tax liability is recognized for all taxable temporary differences, except to the extent that the deferred tax liability arises from:

▪	initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither accounting profit nor taxable profit (tax loss),

▪	taxable temporary differences associated with investments in subsidiaries if the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

A deferred tax asset is recognized for all deductible temporary differences and the carryforward of unused tax losses and unused tax credits to the extent that it is probable that taxable income will be available against which a deductible temporary difference and the unused tax losses and tax credit can be utilized, unless the deferred tax asset arises from:

24

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

▪	the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither accounting profit nor taxable profit (tax loss),

▪	investments in subsidiaries to the extent that it is probable that the temporary differences will not reverse in the foreseeable future or sufficient taxable profit will not be available against which the temporary differences can be utilized.

The carrying amount of the deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred tax asset to be utilized. Unrecognized deferred tax assets are reassessed at the end of each reporting period and recognized to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted by the end of the reporting period. Future changes in tax rates are taken into account to the extent that significant effectiveness requirements within the framework of a legislative procedure have been met at the end of the reporting period.

Deferred taxes relating to items recognized outside profit or loss are recognized either in other comprehensive income or directly in equity consistent with the underlying transaction. Deferred tax assets and liabilities are offset if the Group has a legally enforceable right to set off current tax assets against current tax liabilities and the deferred tax assets and liabilities relate to income taxes levied by the same taxation authority on the same taxation entity.

Value-added tax

Income, expenses, and assets are recognized net of value-added tax. An exception is made in the following cases:

▪	If the value-added tax charged on the purchase of assets or the utilization of services cannot be reclaimed from the tax authorities, the tax is recognized as part of the cost of the asset or as a component of expense.

▪	Receivables and liabilities are carried together with the amounts of value-added tax included in these items.

25

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The amount of value-added tax to be refunded by the tax authorities is presented in the statement of financial position under other assets, while the amount to be transferred to the tax authorities is reported under other liabilities.

2.4.5.	Government grants

Government grants are recognized when there is reasonable assurance that the grants will be received and the entity will comply with the conditions associated with them. DTI Software and DTI Solutions Inc., Montreal, Canada, receive government grants for documented personnel costs incurred in connection with the development of software for the media industry – in our case software for games and applications for inflight entertainment systems. As the grants are awarded subsequently for a period that has ended, payment is not subject to any reservations. The grants are deducted directly from the assets recognized. In the financial year, the Companies received grants of EUR 879 thousand (previous year: EUR 640 thousand).

2.4.6.	Pensions and other post-employment benefits

The Group has not extended any defined benefit pension commitments or other commitments for post-employment benefits. Pension arrangements are made for the members of the Management Board through contributions to a pension fund.

2.4.7.	Share-based payment

The Group’s executives receive share-based payment in the form of equity instruments as part of their compensation package (equity-settled share-based payment transactions).

Equity-settled share-based payment transactions

Expenses from the award of the equity instruments to executives are measured by reference to the fair value of these equity instruments at grant date. The fair value is determined by an external expert by applying a suitable option pricing model. Please refer to note 21 for more information.

26

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Expenses resulting from the award of equity instruments and the corresponding increase in equity are recognized in the period during which the service or performance conditions are required to be met (vesting period). This period ends on the day on which the equity instruments initially vest, i.e., the date on which the employee in question irrevocably becomes a beneficiary. The cumulative expense from the award of equity instruments that is presented at each reporting date up until the vesting date reflects the expired part of the vesting period as well as the number of equity instruments that, according to the Group’s best estimate, actually vest at the end of the vesting period. The income or expense reported in net profit or loss for the period corresponds to the development of the accumulated expense recognized at the beginning and end of the reporting period.

Expense is not recognized for rights to equity instruments that cannot be exercised, with the exception of rights for which certain market conditions need to be satisfied before these can be exercised. Irrespective of whether the market conditions are satisfied, these are considered exercisable providing all other performance conditions are satisfied.

If the terms and conditions of an equity-settled share-based payment arrangement are modified, expenses are recognized, at a minimum, in the amount in which they would be incurred if the terms and conditions of the arrangement had not changed. The Company also recognizes the effects of modifications that increase the total fair value of the share-based payment arrangement or are otherwise beneficial to the employee, measured at the date of the modification.

If an equity-settled payment arrangement is canceled, this is treated as if it had been exercised at the cancellation date. The unrecognized expense is recognized immediately. This applies to all payment arrangements when non-vesting conditions over which either the Company or the counterparty has influence are not satisfied. However, if the canceled payment arrangement is replaced by a new payment arrangement and the new payment arrangement is declared a replacement for the canceled payment arrangement at grant date, the canceled and the new payment arrangements are accounted for as a modification to the original payment arrangement (see the section above).

The accounting treatment for all cancellations of payment arrangements for equity-settled transactions is the same.

Please refer to note 9 for information on the dilutive effect of the outstanding stock options in the calculation of (diluted) earnings per share.

27

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.4.8.	Financial instruments – initial recognition and subsequent measurement

2.4.8.1.	Financial assets

Initial recognition and measurement

Financial assets, as defined in IAS 39, are classified as financial assets at fair value through profit or loss; as loans and receivables; as financial investments held to maturity; as financial assets available for sale; or as derivatives that are designated and effective hedging instruments. The Group establishes the classification of its financial assets on initial recognition.

They are measured at fair value on initial recognition. Transaction costs directly attributable to the acquisition of a financial asset are also accounted for in cases where financial investments are not designated as at fair value through profit or loss.

Purchases or sales of financial assets requiring delivery of the assets within the time frame established by regulation or convention in the marketplace concerned (market purchases) are measured on the trading day, i.e. the day on which the Group entered into the obligation to purchase or sell the given financial asset.

The Group’s financial assets comprise cash, short-term investments and available-for-sale financial assets, as well as trade and other receivables. For further information on the financial assets, please see note 13.

Subsequent measurement

Subsequent measurements of financial assets are contingent on their classification, as follows:

Financial assets at fair value through profit or loss

The group of financial assets at fair value through profit or loss contains the financial assets held for trading, as well as financial assets designated on initial recognition as at fair value through profit or loss. Financial assets are classified as held for trading if they were acquired for the purpose of selling or repurchasing them in the near term. This category comprises the Group’s derivative financial instruments which, pursuant to IAS 39, are not designated hedging instruments in a hedge. Derivatives, including separately measured embedded derivatives, are also classified as held for trading unless they are designated and effective hedging instruments. Financial assets at fair value through profit or loss are recognized at fair value in the statement of financial position, and changes in their fair value are recognized in the income statement under finance income or finance costs.

The Group has not designated any financial assets on initial recognition as at fair value through profit or loss.

28

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Upon initial recognition, such financial assets are subsequently measured at amortized cost using the effective interest method less any impairments. Amortized costs include premiums or discounts on acquisition, as well as all fees or points that are an integral part of the effective interest rate. Income from amortization resulting from the application of the effective interest method is reported in the income statement under finance income. Impairment losses are recognized in the income statement under finance costs.

Held-to-maturity investments

Non-derivative financial assets with fixed or determinable payments and fixed maturity are designated as financial investments held to maturity if the Group has the positive intention and ability to hold them to maturity. Upon initial recognition, held-to-maturity financial investments are recognized at amortized cost using the effective interest method. This method is based on the effective interest rate that exactly discounts estimated future cash receipts through the expected life of the financial instrument to the net carrying amount of the financial asset. Gains and losses are recognized in the consolidated income statement if the financial investments are derecognized or impaired, as well as through the amortization process.

The Group did not have any held-to-maturity financial investments as of the financial years ending, respectively, on December 31, 2012, and December 31, 2011.

Available-for-sale financial assets

Available-for-sale (AfS) financial assets contain debt and equity instruments. Equity instruments designated as available for sale concern those not designated as held for trading nor as at fair value through profit or loss. The debt instruments in this category concern those that shall be held for an indefinite period and that may be sold in response to liquidity needs or changes in market rates or risks.

Upon initial measurement, available-for-sale financial assets are subsequently measured at fair value. Unrealized gains or losses are recognized as other comprehensive income in the provisions for available-for-sale financial assets. The cumulative gain or loss is reclassified to other operating income on derecognition of such an asset. If an asset is impaired, the cumulative loss is recognized through profit or loss under finance costs and derecognized from the provisions for available-for-sale financial assets. In case of a negative difference between purchase price and fair value of an AfS financial asset at acquisition date, this difference will be recorded in profit or loss as a “day 1 loss”.

29

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Group assessed whether its ability and intention to dispose of its available-for-sale financial assets in the near term still applies. If the Group cannot trade these financial assets because there is no active market for them and if there is a fundamental change in management’s intention to sell them in the foreseeable future, the Group may decide to reclassify these financial assets in rare circumstances. Reclassification to the category, loans and receivables, is permitted if the financial asset meets the definition of loans and receivables and if the Group has the positive intention and the ability to hold the asset for the foreseeable future or until maturity. They may only be reclassified to the held-to-maturity category if the entity has the ability and the positive intention to hold the financial assets accordingly.

If a financial asset was reclassified out of the available-for-sale category, all earlier gains or losses on this asset that were recognized directly in equity shall be reversed through profit or loss over the term to maturity of the financial investment using the effective interest method. Any differences between the new amortized cost and the expected cash flows shall be reversed over the remaining life of the asset using the effective interest method. If the asset is subsequently impaired, any amount recognized in equity shall be reclassified to profit or loss.

Derecognition

A financial asset (or a part of a financial asset or a part of a group of similar financial assets) is derecognized if one of the following conditions have been met:

▪	The contractual rights to receive the cash flows of a financial asset have expired.

▪	The Group has transferred its contractual rights to receive the cash flows of the financial asset to third parties or has assumed a contractual obligation to pay the cash flows to a third party immediately under a contract that fulfills the requirements of IAS 39.19 (so-called transfer contract) and, in that connection, (a) has either transferred substantially all of the risks and rewards of ownership of the financial asset or (b) has neither transferred nor retained substantially all of the risks and rewards of ownership of the financial asset but has not retained control over the asset.

If the Group transfers its contractual rights to cash flows from an asset or enters into a transfer contract pursuant to which it neither transfers nor retains substantially all of the risks and rewards of ownership of this asset but retains control over the asset transferred, the Group shall recognize the asset to the extent of its continuing involvement.

30

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In this case, the Group shall also recognize the associated liability. The transferred asset and the related liability are measured to reflect the rights and obligations that the Group retained. If the Group’s continuing involvement takes the form of guaranteeing the transferred asset, the extent of its continuing involvement shall be the lower of the initial carrying amount of the asset and the maximum amount of the consideration received that the Group could have to repay.

2.4.8.2.	Impairment of financial assets

The Group assesses at the end of each reporting period whether there is any objective evidence that a financial asset or a group of financial assets is impaired. A financial asset or a group of financial assets is only considered impaired if, and only if, there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a ‘loss event’) and that loss event has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated. Impairment may be indicated if there are indications that the debtor or a group of debtors are having significant financial difficulties; in case of a default or delinquency in interest or principal payments; if it is probable that the borrower will enter bankruptcy or other financial reorganization; and if observable data indicate that there is a measurable reduction in the expected future cash flows such as adverse changes in the payment status of borrowers or economic conditions that correlate with defaults.

Financial assets carried at amortized cost

The Group first assesses whether objective evidence of impairment exists individually for financial assets that are individually significant, and individually or collectively for financial assets that are not individually significant. If the Group determines that no objective evidence of impairment exists for an individually assessed financial asset, whether significant or not, it includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment. Assets that are individually assessed for impairment and for which an impairment loss is or continues to be recognized are not included in a collective assessment of impairment.

If there is objective evidence that impairment has occurred, the amount of the impairment loss is measured as the difference between the carrying amount of the asset and the present value of estimated future cash flows (excluding future credit losses that have not been incurred). The present value of estimated future cash flows is discounted at the financial asset’s original effective interest rate. If a loan has a variable interest rate, the discount rate for measuring any impairment loss is the current effective interest rate.

31

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 The asset’s carrying amount is reduced by means of an allowance account and the impairment loss is recognized through profit or loss. Interest income is thereafter recognized on the carrying amount for which an impairment loss was recognized using the interest rate that was applied to discount the future cash flows for the purpose of measuring the impairment loss. The interest income is recognized through profit or loss in finance income. Receivables (including any impairment) are derecognized as soon as they are classified as incollectible and all collateral has been used and sold. If, in a subsequent period, the amount of the estimated impairment loss increases or decreases due to an event occurring after the impairment was recognized, the previously recognized impairment loss is reversed either directly or by adjusting the allowance account. If a receivable that was written off is designated at a later date as being collectible, the corresponding amount is offset directly against the finance costs.

The present value of estimated future cash flows is discounted at the financial asset’s original effective interest rate. If a loan has a variable interest rate, the discount rate for measuring any impairment loss is the current effective interest rate.

Available-for-sale financial assets

The Group assesses at the end of each reporting period whether there is any objective evidence that an available-for-sale financial asset or a group of available-for-sale financial assets are impaired.

A significant or prolonged decline in the fair value of equity instruments designated as held for sale below their cost is also objective evidence of impairment. The criterion, “significant,” is assessed based on the cost of the financial investment and the criterion, “prolonged,” based on the period during which the fair value was below cost.

If there is evidence of impairment, the cumulative loss – which is defined as the difference between the acquisition cost and the current fair value, less any impairment loss on that financial asset previously recognized in profit or loss – is reclassified from equity to profit or loss. Impairment losses on equity instruments cannot be reversed through profit or loss; any subsequent increase in the fair value is recognized in other comprehensive income.

The same criteria that apply to financial assets recognized at amortized cost shall be used to measure any impairment of debt instruments classified as available for sale. However, the amount recognized as the impairment loss is the cumulative loss corresponding to the difference between the amortized cost and the current fair value, less any impairment loss on that instrument previously recognized in profit or loss.

32

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Future interest income is thereafter recognized on the carrying amount for which an impairment loss was recognized using the interest rate that was applied to discount the future cash flows for the purpose of measuring the impairment loss. The interest income is recognized in finance income. If, in a subsequent period, the fair value of a debt instrument increases and the increase can be objectively related to an event occurring after the impairment loss was recognized in profit or loss, the amount of the reversal is recognized in profit or loss.

2.4.8.3.	Financial liabilities

Initial recognition and measurement

Financial liabilities as defined in IAS 39 are designated as financial liabilities at fair value through profit or loss, as loans or as derivatives that are designated and effective hedging instruments. The Group establishes the classification of its financial liabilities on initial recognition.

Financial liabilities are measured at fair value on initial recognition; in the case of loans, transaction costs directly attributable to them are also accounted for on initial recognition.

The Group’s financial liabilities comprise trade and other payables, bank overdrafts, loans and derivative financial instruments.

Subsequent measurement

Subsequent measurements of financial liabilities are contingent on their classification, as follows:

Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss contain the financial liabilities held for trading, as well as other financial liabilities designated on initial recognition as at fair value through profit or loss.

Financial liabilities are classified as held for trading if they were acquired for the purpose of selling them in the near term. This category comprises the Group’s derivative financial instruments which, pursuant to IAS 39, are not designated hedging instruments in a hedge.

Separately measured embedded derivatives are also classified as held for trading unless they are designated and effective hedging instruments.

Gains or losses from held-for-trading financial liabilities are recognized through profit or loss.

The Group has not designated any financial liabilities as at fair value through profit or loss.

33

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Loans

Following initial recognition, interest-bearing loans are measured at amortized cost using the effective interest method. Gains and losses are recognized through profit or loss if the liabilities are derecognized as well as through the amortization process using the effective interest method.

Amortized costs include premiums or discounts on acquisition, as well as all fees or points that are an integral part of the effective interest rate. Amortization using the effective interest method is reported in the income statement under finance costs.

Derecognition

A financial liability is derecognized upon satisfaction, termination or expiration of the underlying obligation. Any exchange of a financial liability for another financial liability with substantially different terms involving the same lender, or any substantial modification of the terms of an existing liability, is accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability. The difference between the respective carrying amounts is recognized through profit or loss.

2.4.8.4.	Offsetting financial instruments

Financial assets and financial liabilities are offset against one another and the resulting net amount is shown in the consolidated statement of financial position if the entity has a currently enforceable legal right to set off the recognized amounts and if it intends to settle on a net basis or to realize the asset and settle the liability simultaneously.

2.4.8.5.	Fair value of financial instruments

The fair value of financial instruments traded on active markets is measured using the quoted market price on the reporting date or a publicly quoted price (the bid price offered by the buyer for long positions and the asking price for short positions) without deducting the transaction costs.

The fair value of financial instruments for which no active market exists is determined by applying valuation techniques. Valuation techniques include using recent arm's length market transactions between knowledgeable, willing parties, if available, reference to the current fair value of another instrument that is substantially the same, the use of discounted cash flow methods and option valuation models.

34

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Please see note 13.3 for an analysis of the fair values of financial instruments and further details on the measurement of financial instruments.

2.4.9	Assets classified as held for sale

The Group classifies non-current assets as held for sale if their carrying amounts will be recovered principally through a sale transaction rather than through continuing use. Non-current assets classified as held for sale are measured at the lower of their carrying amount and fair value less costs to sell unless the assets included are not part of the measurement scope as defined in IFRS 5. The criteria for held for sale classification is regarded as met only when the sale is highly probable and the asset or disposal group is available for immediate sale in its present condition. Management must be committed to the sale, which should be expected to qualify for recognition as a completed sale within one year from the date of classification.

Property, plant and equipment and intangible assets are not depreciated or amortized once classified as held for sale.

2.4.10.	Derivative financial instruments and hedges

Initial recognition and subsequent measurement

The Group uses derivative financial instruments such as foreign exchange futures and interest rate swaps to hedge exchange rate and interest rate risks. These derivatives are recognized at fair value on the transaction date and subsequently remeasured at fair value. Derivatives are measured as financial assets when their fair value is positive and as financial liabilities when their fair value is negative.

Gains or losses on changes in the fair value of derivatives are recognized immediately in profit or loss, with the exception of the effective portion of a cash flow hedge, which is included in other comprehensive income.

Hedging instruments are classified as follows for hedge accounting purposes:

▪	as a fair value hedge if the purpose is to hedge the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment (excluding currency risk);

▪	as a cash flow hedge if the purpose is to hedge the exposure to variability in cash flows that is attributable to a particular risk associated with a recognized asset or liability, or a highly probable forecast transaction or the currency risk of an unrecognized firm commitment;

35

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

▪	as a hedge of a net investment in a foreign operation.

Both the hedging relationship and the Group's risk management objectives and strategies are formally designated and documented with respect to the hedge at its inception. The documentation contains the determination of the hedging instrument, the hedged item or the transaction being hedged as well as the type of risk hedged and a description of how the Company determines the effectiveness of the change in the fair value of the hedging instrument when compensating for risks from changes in the fair value of or the cash flows from the hedged item caused by the hedged risk. Such hedging relationships are considered highly effective in compensating for risks from fair value or cash flow changes. Continuous assessments are made to determine whether or not they actually were highly effective during the entire reporting period for which the hedging relationship was designated.

Hedging transactions that meet the strict criteria to qualify for hedge accounting are accounted for as follows:

Fair value hedges

Any change in the fair value of the derivative interest rate hedging instrument is recognized in profit or loss under finance income. Changes in the fair value of the hedged item attributable to the hedged risk shall adjust the carrying amount of the hedged item and also be recognized in profit or loss under finance income.

When hedging the fair value of hedged items measured at cost, the adjustment of the carrying amount is recognized in profit or loss over its remaining life until maturity. Amortization using the effective interest method may begin as soon as an adjustment exists and shall begin no later than when the hedged item ceases to be adjusted for changes in its fair value attributable to the risk being hedged. If the hedged item is derecognized, the fair value not carried at cost is immediately recognized in profit or loss.

When an unrecognized firm commitment is classified as a hedged item, the subsequent cumulative change in the fair value of the firm commitment attributable to the hedged risk is recognized as an asset or liability with a corresponding gain or loss recognized in profit or loss.

The Group did not use any fair value hedges in the 2011 and 2012 financial years.

36

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Cash flow hedges

The effective portion of the gain or loss on a hedging instrument is recognized in other comprehensive income under the provisions for cash flow hedges while the ineffective portion is recognized in profit or loss immediately.

The amounts recognized in other comprehensive income are reclassified to profit or loss in the period during which the hedged transaction has an impact on the profit or loss for the period, e.g. when hedged financial income or expenses are recognized or when an expected sale is executed. If a hedge results in the recognition of a non-financial asset or a non-financial liability, the amounts recognized in other comprehensive income are allocated to the acquisition-date cost of the non-financial asset or the non-financial liability.

However, if the forecast transaction or the firm commitment is no longer expected to occur, the cumulative gains or losses recognized in other comprehensive income shall be reclassified to profit or loss. If the hedging instrument expires or is sold, terminated or exercised without resulting in its replacement or rollover into another hedging instrument, or if the hedge no longer meets the criteria for hedge accounting, the cumulative gains or losses on the hedging instrument that have been recognized in other comprehensive income shall remain in other comprehensive income until the forecast transaction or the firm commitment has an impact on the profit or loss.

The Group has interest rate swaps that are used to hedge its exposure to changes in the interest expense associated with a variable interest rate loan. For further disclosures/details, please see note 13.4.

Hedges of a net investment

Hedges of a net investment in a foreign operation, including monetary items that are recognized as a part of the net investment, are recognized like cash flow hedges. Gains or losses from the hedging instruments that are attributable to the hedging instrument's effective portion, are recognized in other comprehensive income while gains or losses attributable to the hedging instrument's ineffective portion are recognized in the income statement. The cumulative value of such gains or losses that have been recognized in equity are reclassified to profit or loss on the disposal of the foreign operation.

Designation as current and non-current

Derivative financial instruments that are not designated and effective hedging instruments are classified as current or non-current or disaggregated into a current and a non-current portion based on an assessment of the facts and circumstances (i.e. the underlying contractual cash flows).

37

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

▪	If the Group holds a derivative for more than 12 months after the reporting date for hedging purposes (and does not account for it as a hedging relationship), the derivative is designated as non-current in accordance with the designation of the underlying position (or disaggregated into a current and a non-current portion).

▪	Embedded derivatives not closely related to their host contracts are designated in accordance with the cash flows of the host contract.

▪	The classification of derivative financial instruments that are designated and effective hedging instruments corresponds to that of the underlying hedged item. Derivative financial instruments are disaggregated into a current and a non-current portion only if they can be reliably classified.

2.4.11.	Property, plant and equipment

Property, plant and equipment is measured at cost less cumulative depreciation and/or cumulative impairment losses.

Straight-line depreciation is based on the underlying assets’ useful lives:

Buildings: 30 years

Technical equipment: 3 to 6 years

Operating equipment: 3 to 6 years

Office equipment: 3 to 10 years

Property, plant and equipment is derecognized either on disposal or when no economic benefit is expected from the continuing use or sale of the recognized asset. Gains or losses arising from the retirement or disposal of investment property shall be determined as the difference between the net disposal proceeds and the carrying amount of the asset and shall be recognized in profit or loss in the period in which the asset is derecognized.

The residual values, useful lives and depreciation methods applied to assets are reviewed at the end of each financial year and adjusted prospectively as necessary.

2.4.12.	Leases

Determining whether an arrangement contains a lease is based on the substance of the arrangement at the time it is made and requires an assessment of whether fulfillment of the arrangement is dependent on the use of a specific asset or specific assets and whether the arrangement conveys a right to use the asset.

38

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Group as lessee

In finance leases where substantially all risks and rewards of ownership of the leased asset are transferred to the Group, the leased item is capitalized at the commencement of the lease term. The leased asset is measured at the lower of its fair value or the present value of the minimum lease payments. Lease payments are apportioned between the finance charge and the reduction of the outstanding liability so as to produce a constant periodic rate of interest on the remaining balance of the lease liability over the term of the lease. Finance costs are recognized in profit or loss.

Leased assets are depreciated over their useful life. If there is no reasonable certainty that the Group will obtain ownership of the leased item by the end of the lease term, it is fully depreciated over the shorter of the expected useful life and the lease term.

Lease payments under operating leases are recognized as an expense in the income statement on a straight-line basis over the term of the lease.

2.4.13.	Borrowing costs

Borrowing costs that are directly attributable to the acquisition, construction or production of an asset that takes a substantial period of time to get ready for its intended use or sale are capitalized as part of the cost of the respective asset. All other borrowing costs are recognized as an expense in the period in which they are incurred. Borrowing costs are interest and other costs incurred by an entity in connection with the borrowing of funds.

As in the financial year 2011 and 2010, the Group did not capitalize any borrowing costs because in the 2012 financial year, they were not directly attributable to the production of qualifying assets.

2.4.14.	Intangible assets

Intangible assets that are not acquired in a business combination are measured at cost on initial recognition. The cost of intangible assets acquired in a business combination is its fair value at the acquisition date. In subsequent periods, the intangible assets are recognized at cost less cumulative amortization and any cumulative impairment losses. With the exception of capitalized development costs, the costs of internally generated intangible assets are not capitalized and are recognized in profit or loss in the period in which they are incurred.

Intangible assets are divided into those with finite useful lives and those with indefinite useful lives.

39

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Intangible assets with finite useful lives are amortized over their useful life and tested for impairment if there is any indication of impairment. Both the amortization period and the amortization method applied to intangible assets with finite useful lives are reviewed at least at the end of each financial year. Any changes in the amortization method or amortization period resulting from changes in the asset’s expected useful life or the way in which the asset’s economic benefits are expected to be consumed are treated as estimates. Amortization of intangible assets with finite useful lives is recognized in the income statement under amortization and impairment losses.

Intangible assets with indefinite useful lives are tested for impairment at least once a year either at the level of the individual asset or at the level of the cash- generating unit. These intangible assets are not amortized. The useful life of an intangible asset is reviewed once a year to determine whether events and circumstances continue to support an indefinite useful life assessment for that asset. If they do not, the change in the useful life assessment from indefinite to finite is accounted for prospectively.

Gains or losses arising from derecognition of an intangible asset shall be determined as the difference between the net disposal proceeds and the carrying amount of the asset and shall be recognized in profit or loss when the asset is derecognized.

Film rights

Capitalized film rights concern non-current licenses classified as fixed assets. These are older movies from the time before the Company expanded into inflight entertainment that are no longer being marketed as part of the Group’s operating business. The Company owns the master tapes and may bar third parties from using them.

The film rights assets are measured at cost less amortization and impairment losses. The useful life of film rights with finite useful lives corresponds to the respective licensing period. Amortization is recognized in line with the sales generated at the respective stage of exploitation in the respective period. Each film right is tested for impairment at least once a year pursuant to IAS 36. Considering the marketability of the given film right, an impairment loss is recognized as necessary. If the discounted surplus revenues from the forecast future benefit are lower than its carrying amount as of the reporting date, an impairment loss to the lower value is recognized. Impairment losses are also shown under the item, amortization and impairment losses. If the marketability test reveals that the discounted surplus revenues from the forecast future benefit of a film right exceed its carrying amount as of the reporting date, a write-up to no more than the amortized cost is recognized in the income statement.

40

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Certain film rights in the Company’s portfolio may be used in perpetuity. These film rights with indefinite useful lives are tested for impairment at least once a year in accordance with the aforementioned criteria. For further disclosures, please see note 11.

41

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Research and development costs

Research costs are recognized as an expense in the period in which they are incurred. Development costs associated with a single project are capitalized as an intangible asset only if the Group can demonstrate the following:

▪	the technical feasibility of completing the intangible asset so that it will be available for use internally or sale;

▪	the Group’s intention to complete the intangible asset and to use or sell it;

▪	how the intangible asset will generate future economic benefits;

▪	the availability of resources to complete the asset; and

▪	the Group’s ability to reliably measure the expenditure attributable to the intangible asset during its development.

After initial recognition, development costs are accounted for using the cost model less any accumulated amortization and any accumulated impairment losses. They are amortized upon completion of the development phase and from the date on which the asset can be used. The amortization is taken over the period for which future economic benefits are expected. An impairment test is conducted annually during the development phase.

2.4.15.	Inventories

Inventories shall be measured at the lower of cost and net realizable value.

The measurement of work in progress is based on the directly attributable costs of materials and production as well as on appropriate portions of production overheads not including borrowing costs.

Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

The film distribution rights for the airline sector that are acquired for a period exceeding a defined customer’s onboard cycle, are also shown under inventories. They consist of minimum guarantees or flat fees already paid to the licensors, as well as the film rights identified in connection with the purchase price allocation. Film rights shall be measured according to IAS 38 as well as IAS 36. The resulting cost of materials is recognized in accordance with the sales revenue generated through the licenses and reported in the consolidated income statement.

42

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.4.16.	Impairment of non-financial assets

The Group assesses at each reporting date or in case of a triggering event whether there is an indication that non-financial assets may be impaired. If any such indication exists, or when annual impairment testing for an asset is required, the Group makes an estimate of the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s or cash-generating unit’s (CGU) fair value less costs to sell and its value in use. Recoverable amount is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. Where the carrying amount of an asset or a CGU exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. In assessing value in use, the expected future cash flows are discounted to their present value using a pre-tax discount rate that reflects the current market assessments of the time value of money and the risks specific to the asset. A suitable valuation technique is used to determine the asset’s fair value less costs to sell.

Impairment losses of continuing operations are recognized in profit or loss in those expense categories consistent with the function of the impaired asset in the Company.

Assets other than goodwill are assessed at each reporting date to determine whether there is any indication that a previously recognized impairment loss may no longer exist or may have decreased. If such indication exists, the Group estimates the recoverable amount of the asset or CGU. A previously recognized impairment loss is reversed only if there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. If that is the case, the carrying amount of the asset is increased to its recoverable amount. That increased amount cannot exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized for the asset in prior years. Such reversal is recognized in profit or loss.

The following criteria must be also taken into account for specific assets:

Goodwill

Goodwill is tested for impairment once a year (as of December 31) and also if there is any indication that the asset may be impaired.

Impairment losses are calculated by determining the recoverable amount of the cash-generating unit (or group of cash-generating units) to which the goodwill is allocated. If the recoverable amount of the cash-generating unit is lower than this unit’s carrying amount, an impairment loss is recognized. An impairment loss recognized for goodwill may not be reversed in a subsequent period.

43

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Intangible assets

Intangible assets with indefinite useful lives are tested for impairment at least once a year as of December 31. This test is performed at the level of individual assets or the cash-generating unit and also if there is any indication that the asset may be impaired.

2.4.17.	Cash and cash equivalents

The item, cash and cash equivalents, in the statement of financial position comprises cash on hand, bank balances, checks as well as short-term investments with an original term of less than three months.

For the purposes of the consolidated statement of cash flows, cash and cash equivalents comprise the cash defined above; overdraft credit lines used are not deducted.

2.4.18.	Provisions

Provisions are recognized if the Group has a present obligation (legal or constructive) as a result of a past event; if it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation; and if a reliable estimate can be made of the amount of the obligation. If the Group expects to be reimbursed for some or all of the expenditure (e.g. under an insurance contract), the reimbursement is recognized as a separate asset only to the extent that it is virtually certain. The expense relating to the recognition of the provisions is recognized in the income statement net of the reimbursement. If the interest effect resulting from discounting is significant, provisions are discounted before taxes using an interest rate that reflects the risks specific to the liability. In case of discounting, the increase in the provisions over time is recognized in finance costs.

3.	Decisions involving considerable judgment, estimates and assumptions

Judgments

The preparation of the consolidated financial statements requires the Management Board to make judgments and assumptions, as well as perform estimates, that have an impact on the Group’s earnings, expenses, assets and liabilities as well as on the disclosure of its contingent liabilities. The uncertainty associated with these assumptions and estimates, however, may give rise to outcomes that might lead to substantial adjustments to the carrying amounts of the given assets or liabilities in future periods.

44

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Estimates and assumptions

The key assumptions concerning the future, and other major sources of estimation uncertainty at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are disclosed below.

Impairment of non-financial assets

Impairment is the amount by which the carrying amount of an asset or a cash-generating unit exceeds its recoverable amount. The recoverable amount of an asset or a cash-generating unit is the higher of its fair value less costs to sell and its value in use. The fair value less cost to sell is determined based on available data from binding sale agreements in arm’s length transactions between independent partners involving similar assets or observable market prices less the costs directly attributable to the disposal of the asset.

The Group’s impairment tests of goodwill and intangible assets with indefinite useful lives are based on calculations of their value in use applying the discounted cash flow method. The cash flows are derived from the financial plan for the next three years; they do not include restructuring measures the Group has not yet undertaken, nor material future investments that will boost the performance of the tested cash-generating unit. The recoverable amount largely depends on the discount rate used when applying the discounted cash flow method as well as on the estimated future cash flows and the growth rate used for purposes of extrapolation. The basic assumptions underlying the determination of the recoverable amount of the different cash-generating units, including a sensitivity analysis, are disclosed in greater detail in note 13.

Share-based payment transactions

Groupwide, the costs of awards of equity instruments to employees are measured at the fair value of the given equity instruments at the time they are granted. The valuation technique most suitable to awards of equity instruments shall be used to estimate the fair value of share-based payment transactions; it is contingent on the conditions of the award. This also requires determining suitable data — including, in particular, probable maturity, volatility and dividend yield, as well as relevant assumptions — that flow into this valuation technique. The assumptions and procedures used to estimate the fair value of share-based payment transactions are disclosed in note 20.

45

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Taxes

There are uncertainties regarding the interpretation of complex tax regulations as well as the amount of future taxable earnings and the date on which they may arise. Given the large range of international business relationships and both the long-term nature and the complexity of existing contractual arrangements, differences between actual results and the assumptions made, or future changes in such assumptions, might necessitate adjustments of the tax income and tax expense previously recognized. Using reasonable assumptions, the Group recognizes provisions for the potential effects of field audits in countries where it does business. The amount of these provisions is contingent on a variety of factors such as experiences from earlier field audits and the divergent interpretations of the tax regulations by the Company liable for the taxes and the responsible tax authority. Such divergent interpretations may arise from a multitude of different factors depending on prevailing conditions in the given Group company’s country of domicile.

Deferred tax assets are recognized for all tax loss carryforwards not utilized inasmuch as it is likely that taxable income will be available to that end so that the loss carryforwards can actually be used. Determining the amount of the deferred tax assets that can be recognized requires considerable judgments by management regarding the estimated date on which the future taxable income will be earned and its amount, as well as future tax planning strategies.

The Group has corporate income tax loss carryforwards of EUR 2,321 thousand (previous year: EUR 46,624 thousand). In determining deferred tax assets, the Group takes EUR 1,553 thousand in loss carryforwards that may be utilized for a period of three years into account (2011: EUR 6,191 thousand; 2010: EUR 4,396 thousand). The difference of EUR 767 thousand (2011: EUR 40,433 thousand; 2010: EUR 61,634 thousand) was not considered as realizable.

For further details on the deferred taxes, please see note 7.

Fair value of financial instruments

The fair value of the financial assets and financial liabilities recognized in the statement of financial position shall be determined using valuation techniques (including the discounted cash flow method) if it cannot be determined based on data from an active market. To the extent possible, the input parameters that go into the model are based on observable market data. Absent this option, determining the fair values will be a matter of judgment to a certain extent. These judgments concern input parameters such as liquidity risk, credit risk and volatility. Changes in the assumptions regarding these factors could have an impact on the fair values recognized for the financial instruments.

46

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Development costs

Development costs are capitalized in accordance with the accounting policies described in note 2.4.13. Initial capitalization of the costs is based on management’s assessment of the extent to which a project’s technical and economic feasibility have been demonstrated; this is usually the case once a product development project has achieved a specific milestone in an existing project management model. Management makes assumptions about the amount of the estimated future cash flows from the project, the discount rates to be used and the period during which the Group expects to receive the expected benefits in the future. The carrying amount of the capitalized development costs, which related solely to the proprietary development work of the Group companies, DTI Software, DTI Solutions Inc., Montreal, Canada, and DTI Software FZ-LLC., Dubai, United Arab Emirates, as of December 31, 2012, was EUR 4,663 thousand (previous year: EUR 3,994 thousand).

4.	Business combinations

Acquisitions in 2012

Acquisition of Inflight Management Development Centre (IMDC) Limited

Effective April 6, 2012, AIA AG acquired 100 % of the voting shares in Inflight Management Development Centre (IMDC) Limited ("IMDC"), whose registered office is in the UK.

IMDC is a small UK-based consulting firm specialized in inflight entertainment. It was founded more than 12 years ago and provides inflight entertainment consulting services to numerous international carriers. Its portfolio of consulting services covers the following core areas: strategy; business planning & reporting; product evaluation; market research and analysis; executive training as well as project and interim management. The company has a staff of five and generated revenue of less than EUR 1 million in 2011. The main objective of the acquisition is to support the new strategic orientation of the AIA Group and build up additional consulting expertise.

The transaction was accounted for using the acquisition method. The earnings of IMDC for the period of nine months from the acquisition date are included in the consolidated financial statements.

47

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The preliminary acquisition-date fair values of the identifiable assets and liabilities of IMDC and the corresponding carrying amounts immediately before the acquisition date thus are as follows:

Items in the statement of financial position	Fair value as of the acquisition date
EUR

Assets
Intangible assets	1,009,713
Property, plant and equipment	5,133
Trade receivables	117,311
Other assets	227,858
Cash and cash equivalents	475,818
Total assets	1,835,833

Liabilities
Trade payables	-8,259
Other current liabilities	-125,182
Deferred tax liabilities	-223,156
Total liabilities	-356,597

Total identifiable net assets at fair value	1,479,237
Goodwill from acquiring the company	154,240
Total compensation	1,633,477

The total acquisition costs of GBP 1,362 thousand (equivalent to EUR 1,633 thousand) comprise a cash payment of GBP 839 thousand (equivalent to EUR 1,006 thousand), the assumption of a liability of the seller in the amount of GBP 134 thousand (equivalent to EUR 161 thousand), a purchase price component in the discounted amount of GBP 146 thousand (equivalent to EUR 175 thousand) to be paid in installments over 36 months, as well as forecast earn-out payments totaling GBP 243 thousand (equivalent to EUR 292 thousand). Possible earn-out payments range from GBP 233 thousand to GBP 349 thousand. The earn-out payments relate to percentage shares of revenue for the period from April 6, 2012, to April 5, 2015, which are due on a quarterly basis when revenues are generated in new and specifically defined regions for the AIA Group. The transaction costs of EUR 45 thousand were expensed and are reported under other operating expenses in the consolidated income statement and under cash flows from operating activities in the consolidated statement of cash flows.

Cash outflow due to the business acquisition
EUR
Cash acquired with the subsidiary	475,818
Cash outflow	-1,006,322
Actual cash outflow on the day of initial consolidation	-530,504

48

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The fair value of trade receivables amounts to EUR 117,311. The gross amount of trade receivables is EUR 124,013. One receivable was written down by EUR 6,702.

IMDC has contributed EUR 270 thousand to consolidated sales and EUR -168 thousand to consolidated earnings since the acquisition date. Had the business combination taken place at the start of the year, the net profit for the period relating to continuing operations would have been EUR 5,016 thousand and sales revenue from continuing operations would have been EUR 130,480 thousand.

The acquisition of IMDC was recognized in accordance with the provisions of IFRS 3 and IAS 27. The purchase price was allocated to all identifiable assets, liabilities and contingent liabilities. This approach resulted in the identification of the intangible assets, “customer relationships" and “non-compete clause." These assets were recognized at their fair values. They are amortized over a period of 5 years using the straight-line method. These assets developed as follows from the date of initial consolidation to December 31, 2012:

Purchase price allocation
EUR
Customer relationships	578,007
Non-compete clause	431,706
As of April 6, 2012	1,009,713

Customer relationships	502,022
Non-compete clause	374,954
As of December 31, 2012	876,976

The recognized goodwill arises from the synergies and other benefits that the combination of the assets and activities of IMDC with those of the Group is expected to generate. The Company assumes that the recognized goodwill will not be tax deductible.

Acquisitions in 2011

Acquisition of Emphasis Video Entertainment Ltd., Hong Kong

Effective June 1, 2011, AIA AG acquired 100% of the voting shares in Emphasis Video Entertainment Ltd. (,,Emphasis" or „EVE“), Hong Kong.

Emphasis has been the global leader in the inflight entertainment licensing of content in Asian languages for decades and services more than 50 carriers with a library of Asian films and TV shows.

49

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In addition, Emphasis also acts as a service provider to carriers for Asian content. With its presence in Hong Kong and the contacts it has established over the years with the most important Chinese producers, the Company is in an excellent position to benefit from China’s expanding airline industry in the future.

The transaction in 2011 was accounted for using the acquisition method. The earnings of Emphasis for the seven-month period from the acquisition date are included in the 2011 consolidated financial statements.

The fair values of the identifiable assets and liabilities of Emphasis at the acquisition date thus were as follows:

Items in the statement of financial position	Fair value as of the acquisition date
EUR

Assets
Intangible assets	3,918,459
Property, plant and equipment	50,934
Trade receivables	1,238,825
Other assets	161,263
Cash and cash equivalents	559,847
Total assets	5,929,328

Liabilities
Trade payables	-329,787
Other current liabilities	-1,727,208
Non-current liabilities	-9,475
Deferred tax liabilities	-529,650
Total liabilities	-2,596,120

Total identifiable net assets at fair value	3,333,208
Goodwill from acquiring the company	6,835,340
Total compensation	10,168,548

The acquisition cost totaling CHF 12,500 thousand (corresponding to EUR 10,169 thousand) was paid in cash. There were also transaction costs of EUR 194 thousand.

Cash outflow due to the business acquisition
EUR
Cash acquired with the subsidiary	559,847
Cash outflow	-10,168,548
Actual cash outflow	-9,608,701

50

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The fair value of trade receivables at the acquisition date was EUR 1,238,825. The gross amount of trade receivables was EUR 1,244,125. One receivable was written down by EUR 5,300.

Emphasis Video Entertainment Ltd. has contributed EUR 4,349 thousand to consolidated sales and EUR 390 thousand to consolidated earnings since the acquisition date.

The acquisition of Emphasis was recognized in accordance with the provisions of IFRS 3 and IAS 27. The purchase price was allocated to all identifiable assets, liabilities and contingent liabilities. This approach resulted in the identification of the intangible assets, “customer relationships," "brand name," and “film licenses." These assets were recognized at their fair values. They are amortized over periods of 6 months to 15 years. These assets developed as follows from the date of initial consolidation to December 31, 2012:

Purchase price allocation
EUR
Customer relationships	1,801,880
Brand name	792,620
Film licenses	615,498
As of June 1, 2011	3,209,998

Customer relationships	1,595,961
Brand name	775,401
Film licenses	0
As of December 31, 2012	2,371,362

The recognized goodwill arises from the synergies and other benefits that the combination of the assets and activities of EVE with those of the Group is expected to generate and from the position gained through this acquisition in this high-growth market. The Company assumes that the recognized goodwill will not be tax deductible.

Acquisition of Entertainment in Motion Inc., Los Angeles, USA

The Group acquired all voting shares in Entertainment in Motion Inc. (“Entertainment in Motion” or “EIM”), Los Angeles, USA, effective June 1, 2011.

EIM was established in 1988 and is the leading independent inflight entertainment licensing company for English-language films and TV shows. Its active customer base includes more than 75 airlines.

51

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The transaction was accounted for using the acquisition method. The earnings of EIM for the seven-month period from the acquisition date are included in the consolidated financial statements 2011.

The acquisition-date fair values of the identifiable assets and liabilities of EIM were as follows:

Items in the statement of financial position	Fair value as of the acquisition date
EUR

Assets
Goodwill	612,658
Intangible assets	11,825,892
Property, plant and equipment	24,242
Trade receivables	4,311,435
Other assets	383,685
Cash and cash equivalents	1,566,170
Total assets	18,724,082

Liabilities
Trade payables	-268,154
Other current liabilities	-8,698,548
Non-current liabilities	-3,235,237
Deferred taxes	-2,657,488
Total liabilities	-14,859,427

Total identifiable net assets at fair value	3,864,655
Goodwill from acquiring the company	3,267,571
Total compensation	7,132,226

The total acquisition cost of USD 10,254 thousand (corresponding to EUR 7,132 thousand) comprises a cash payment of USD 6,840 thousand (corresponding to EUR 4,758 thousand), as well as discounted anticipated earn-out payments of USD 3,414 thousand (corresponding to EUR 2,638 thousand). Possible earn-out payments range from USD 1,998 thousand to USD 4,149 thousand. The earn-out payments for the 2011 through 2014 financial years will be due and payable if the EBIT targets defined for EIM for the given financial years are surpassed. There were also transaction costs of EUR 89 thousand.

Cash outflow due to the business acquisition
EUR
Cash acquired with the subsidiary	1,566,170
Cash outflow	-4,757,599
Actual cash outflow	-3,191,429

52

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The fair value of the trade receivables and the gross amount of the trade receivables are EUR 4,311,435. The fair value of a loan and the gross loan amount are EUR 100,000. Neither the trade receivables nor the loan were impaired, and the full contractual amount is likely to be recoverable.

Entertainment in Motion has contributed EUR 12,204 thousand to consolidated sales and EUR 86 thousand to consolidated earnings since the acquisition date.

The acquisition of EIM was recognized in accordance with the provisions of IFRS 3 and IAS 27. The purchase price was allocated to all identifiable assets, liabilities and contingent liabilities. This approach resulted in the identification of the intangible assets, “film licenses,” “customer relationships" and “non-compete clause." These assets were recognized at their fair values. With the exception of the non-compete clause, they are amortized over periods of 11 months to 10 years. The non-compete clause is fully written off over a period of 18 months from its effective date. These assets developed as follows from the date of initial consolidation to December 31, 2012:

Purchase price allocation
EUR
Film licenses	2,415,664
Customer relationships	2,171,524
Non-compete clause	546,707
As of June 1, 2011	5,133,895

Film licenses	0
Customer relationships	1,991,574
Non-compete clause	642,793
As of December 31, 2012	2,634,367

The recognized goodwill arises from the synergies and other benefits that the combination of the assets and activities of EIM with those of the Group is expected to generate. The Company assumes that the recognized goodwill will not be tax deductible.

Had the two business combinations taken place at the start of 2011, the net profit for the period would have been EUR 6,019 thousand and sales revenue would have been EUR 130,606 thousand.

53

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Additional information on the prior-year acquisition

The consideration transferred in connection with the acquisition of EIM included contingent consideration. The management uses accepted valuation techniques to determine the fair value of the earn-out liability. The key model inputs are weighted (worst, middle and best case) EBIT projections, which are discounted with a risk adjusted interest rate. The recorded liability changed from EUR 2,638 thousand in 2011 to EUR 1,662 thousand in 2012, since EUR 894 thousand were paid. Discounting effects, foreign exchange translation effects and reversals due to adjustments for missed earnings targets for 2012 amounted to a reduction of EUR 82 thousand. The probable outcomes of EBIT projections for 2013 and 2014 didn’t change significantly.

5.	Segment reporting

Segmentation follows the management approach in accordance with IFRS 8 (Operating Segments). Thereunder, both the delineation of the segments and all related disclosures must fulfill the criteria the management uses for purposes of allocating resources and evaluating the performance of the Group’s components. The segment reporting below follows this definition.

In the CSP segment, the AIA Group, in concert with its subsidiaries, focuses primarily on making content available for inflight entertainment systems and all associated services. The AIA Group’s services range from selection, purchase, production and technical adjustment of content all the way to customer support in connection with the integration and servicing of inflight entertainment programs. The content mainly comprises audio and video programs (feature films, TV programs, news, sports etc.), as well as electronic games. Our services also include the development of graphical user interfaces (GUI) for a variety of inflight entertainment applications; database management related to the overall management of inflight entertainment; as well as both technical integration and operation of the respective on-board systems. For quite some time now, the AIA Group has also been developing applications for the next generation of inflight entertainment systems — particularly through its Canadian subsidiary DTI — that carriers will use to offer their passengers additional services above and beyond “conventional” entertainment such as electronic menus and magazines, or even the option of purchasing all kinds of products.

In the Content segment, the AIA Group, again in concert with its subsidiaries, focuses on marketing film distribution rights. Here, the main focus is on all activities associated with the procurement and marketing of content for inflight entertainment. The acquisition of Emphasis and EIM — two leading marketers in their respective area of inflight entertainment licenses for both film and TV productions — enabled the AIA Group in mid-2011 to substantially expand its positioning in the Content segment. Thanks to these two acquisitions, the AIA Group now has major holdings of own distribution rights for inflight entertainment content.

54

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

All other activities, which basically encompass substantive and technical services, are combined in the CSP segment.

Management monitors each unit's operating profit separately in order to make decisions concerning the allocation of resources and determine each unit's profitability. Each segment's development is assessed based on its operating profit. The Group's financing (including finance cost and income), as well as corporate income taxes, are managed Groupwide; they are not allocated to individual operating segments.

Intragroup pricing between the operating segments is determined at market rates as if in arms' length transactions. The operating segments were combined as follows to form the reportable operating segments.

IFP Germany, IFEL, DTI Software, IMDC and Inflight Productions, along with their respective subsidiaries, have been combined to form the CSP segment.

Fairdeal Multimedia, Fairdeal Studios as well as EIM and EVE comprise the Content segment.

Key segment figures are:

Segments 2012	CSP	Content	Total Segments	Holding Other & consolidation	Group
	EUR thousand	EUR thousand	EUR thousand	EUR thousand	EUR thousand
Revenue	102,419	34,643	137,063	-6,782	130,281
External revenue	102,295	27,986	130,281	0	130,281
Intersegment revenue	124	6,657	6,782	-6,782	0

Segment operating profit	8,977	2,086	11,063	-1,116	9,947
Segment investments	2,540	220	2,760	51	2,811

Carrying amount of segment assets	106,952	40,454	147,406	-4,000	143,406

Depreciation/amortization of segment assets	-3,576	-719	-4,295	-84	-4,379

Impairment losses on segment assets	-260	0	-260	0	-260

Finance income	421	57	478	-425	53
Finance costs	-165	-4	-169	-1,374	-1,544
Income taxes	-1,680	-377	-2,057	-1,486	-3,543

55

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Segments 2011	CSP	Content	Total Segments	Holding Other & consolidation	Group
	EUR thousand	EUR thousand	EUR thousand	EUR thousand	EUR thousand
Revenue	107,781	18,513	126,293	-4,713	121,580
External revenue	107,684	13,895	121,580	0	121,580
Intersegment revenue	96	4,617	4,713	-4,713	0

Segment operating profit	6,597	825	7,422	-879	6,543
Segment investments	1,475	147	1,622	0	1,622

Depreciation/amortization of segment assets	-2,764	-454	-3,218	-75	-3,293
Impairment losses on segment assets	-666	0	-666	0	-666

Finance income	489	21	510	-387	122
Finance costs	-225	-8	-233	-535	-768
Income taxes	-1,276	-233	-1,509	18	-1,491

				Holding
			Total	Other &
Segments 2010	CSP	Content	Segments	consolidation	Group
	EUR	EUR	EUR	EUR	EUR
	thousand	thousand	thousand	thousand	thousand
Revenue	110,194	1,361	111,555	-441	111,114
External revenue	110,154	960	111,114	0	111,114
Intersegment revenue	41	401	441	-441	0

Segment operating profit	9,653	159	9,812	-1,399	8,413
Segment investments	3,011	5	3,016	0	3,016

Depreciation/amortization of segment assets	-3,232	-156	-3,389	-89	-3,478
Impairment losses on segment assets	-493	0	-493	0	-493

Finance income	639	0	639	-502	137
Finance costs	-243	-3	-246	-716	-962
Income taxes	-2,095	-28	-2,123	27	-2,096

Reconciliation of the result	2012	2011	2010
	EUR thousand	EUR thousand	EUR thousand

Segment operating profit	11,063	7,422	9,812

Result, Group holding company AIA AG	-1,057	-1,192	-1,378
Result, other non-operating entities	10	201	14
Consolidation	-69	113	-36

Consolidated net profit	9,947	6,543	8,413

56

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Information about geographical areas	2012	2011	2010
	EUR thousand	EUR thousand	EUR thousand
External revenue
Germany	4,504	7,679	10,801
Rest of Europe	37,587	39,290	35,828
USA	39,599	36,894	31,221
Canada	7,400	6,177	6,177
Dubai	26,622	21,532	21,190
Rest of world	14,569	10,007	5,898

Total	130,281	121,580	111,114

The foregoing disclosures on segment revenue are broken down by the companies’ domicile. In the CSP segment, sales revenue in excess of 10% totaling EUR 17,078 thousand and EUR 13,715 thousand, respectively, was generated from two customers. In the previous year, one customer exceeded 10% of sales revenue, totaling EUR 14,424 thousand. In financial year 2010, no sales revenue in excess of 10 percent was generated from a single customer.

Information about geographical areas - non-current assets	2012	2011	2010
	EUR thousand	EUR thousand	EUR thousand
Non-current assets:
Germany	1,472	2,792	3,013
Rest of Europe	10,258	9,835	9,879
USA	8,600	7,758	427
Canada	29,153	29,566	30,846
Dubai	671	756	804
Rest of world	11,335	11,946	2,015

Total	61,489	62,593	46,984

The non-current assets shown here comprise intangible assets and property, plant and equipment.

57

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6.	Other income and expenses as well as adjustments

6.1.	Other operating income

Other operating income consists of the following items:

Other operating income	2012	2011	2010
	EUR thousand	EUR thousand	EUR thousand
Income from the disposal of fixed assets	986	0	56
Gain from adjustment to earn-out liability	345	0	0
Reversal of allowances on receivables	85	4	5
Rental income	49	28	6
Income from non-cash benefits	27	50	47
Currency gains	0	594	9
Derecognition of liabilities	0	91	18
Reversal of provisions	25	71	173
Other	88	98	35
	1,605	936	349

Income from the disposal of fixed assets resulted from the sale of an apartment at the Group company IFP. The gain from adjustment to earn-out liability is related to the adjustment through profit or loss of the earn-out liabilities from the acquisition of EIM 2011, because earnings targets were missed.

58

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6.2. Other operating expenses

Other operating expenses are comprised as follows:

Other operating expenses	2012	2011	2010
	EUR thousand	EUR thousand	EUR thousand
Advertising, entertainment, representation, travel	2.958	2.198	1.831
Rent, cleaning, heating and electricity, maintenance	2.834	2.577	2.511
Legal and consulting costs	2.353	1.936	1.690
Annual financial statements and tax consultancy	810	657	675
IT costs	751	569	914
Freight, post, telecommunication	623	584	554
Other staff costs	409	398	244
Compensation of Supervisory Board members	348	191	260
Office supplies	237	153	192
Investor relations, public relations	211	184	127
Insurance, levies	182	167	187
Bank fees	175	142	133
Currency losses	166	0	0
Impairment losses on assets	156	737	368
Annual General Meeting	73	100	80
Other	472	396	172
	12.758	10.989	9.938

Travel related to the growth of the Group, the various acquisition projects and customer meetings in connection with tenders accounts for most of the increase in expenses for advertising, entertainment, representation and travel. The increase in legal and consulting fees is related to the acquisitions during the financial year and to the change in the group of shareholders. The slight increase in IT costs from EUR 569 thousand to EUR 751 thousand is essentially due to the expenses incurred in connection with Group-wide software projects.

After insolvency proceedings were started for a major customer in the previous year, the impairment losses recognized in the current financial year returned to a low level again.

Just as in the 2011 financial year, in the 2012 financial year currency gains of EUR 4,438 thousand (previous year: EUR 6,451 thousand; 2010: EUR 7,137 thousand) and currency losses of EUR 4,604 thousand (previous year: EUR 5,857 thousand; 2010: EUR 7,128 thousand) were reported on a net basis. The net loss of EUR 166 thousand (previous year: net gain of EUR 594 thousand; 2010: net gain of EUR 9 thousand) is reported in other operating expenses (previous year: other operating income; 2010: other operating income).

59

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6.3.	Finance costs

The items included in finance costs are as follows:

Finance costs	2012	2011	2010
	EUR thousand	EUR thousand	EUR thousand
Interest on loans	686	644	805
Change in fair value of available for sale assets	386	0	0
Unwinding of discount for non-current liabilities	271	0	0
Interest on bank overdrafts and other finance costs	151	45	26

Reclassification amount from cash flow hedges	50	79	131
	1,544	768	962

The expenses from change in fair value of available for sale assets resulted from the “day 1 loss” in connection with the acquisition of interest in GuestLogix Inc.

6.4.	Finance income

The items included in finance income are as follows:

Finance income	2012	2011	2010
	EUR thousand	EUR thousand	EUR thousand
Interest income on bank balances	45	41	42
Income from the fair value measurement of derivatives	8	81	95
	53	122	137

6.5.	Employee benefit expenses

Staff costs are comprised as follows:

Employee benefit expenses	2012	2011	2010
	EUR thousand	EUR thousand	EUR thousand
Wages and salaries	21,194	21,843	18,152
Social security contributions	2,847	2,796	2,846
Other post-employment benefits	242	2,852	804
Share-based payment costs / income	14	-43	77
	24,297	27,448	21,879

In the previous year, post-employment benefits included termination benefits amounting to EUR 2,578 thousand. These amounted to EUR 35 thousand in the current financial year (2010: EUR 489 thousand).

60

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6.6.	Cost of materials

Cost of materials are comprised as follows:

Cost of materials	2012	2011	2010
	EUR thousand	EUR thousand	EUR thousand
Expenses for the purchase of film and audio licenses	69,867	64,710	62,755
Other cost of materials	8,184	7,782	2,145
Inventory write-down	1,214	0	0
Production costs data media	819	742	2,305
Customs duties and freight	161	172	91
	80,245	73,406	67,296

Cost of materials are recognized for realizing minimum guarantees and flat fees. Producers’ fees exceeding minimum guarantees are also shown under expenses for the purchase of film and audio licenses.

The line Inventory write-downs contains impairment losses of EUR 1,214 thousand (previous year: EUR 0 thousand; 2010: EUR 0 thousand) on film assets. The impairments arise from the adjustments of the carrying amounts to the estimated discounted surplus revenues from individual film rights. EUR 689 thousand belong to the segment Content and EUR 525 thousand to the segment CSP.

6.7.	Depreciation, amortization and impairment losses

Depreciation, amortization and impairment losses on intangible assets and on property, plant and equipment split up as follows:

Depreciation, amortization and impairment losses	2012	2011	2010
	EUR thousand	EUR thousand	EUR thousand
Amortization and impairment losses on film rights
- Amortization	10	7	17
- Impairment losses	10	53	141
	20	60	158

Amortization and impairment losses on other intangible assets
- Amortization
- Customer base (4-20 years)	1,339	990	788
- Games library and technology (6-10 years)	914	854	859
- Capitalized development costs (10 years)	865	337	530
- Trademark rights and non-competition agreements (3-10 years)	199	131	124
- Software and similar rights (3-5 years)	222	150	144

- Impairment losses
- Capitalized development costs (10 years)	250	613	156
- Customer base (4-20 years)	0	0	195
	3,788	3,075	2,796

Depreciation and impairment losses on property, plant and equipment	831	824	1,017

	4,639	3,959	3,971

61

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The increase in the amortization of customer bases is due mainly to the customer bases taken over in connection with the acquisition of EIM and EVE. In the previous year, these were taken into account only on a pro-rated basis (acquisition in June).

Impairment losses of EUR 10 thousand (previous year: EUR 53 thousand; 2010: EUR 141 thousand) on the film assets arise from the adjustments of the carrying amounts to the forecast discounted surplus revenues from the individual film rights.

An impairment loss of EUR 250 thousand (previous year: EUR 613 thousand; 2010: EUR 156 thousand) was recognized for electronic games (the development of which was discontinued in 2012 due to new market assessments) based on the impairment test of development costs that must be capitalized at DTI (segment CSP), which was carried out as of December 31, 2012.

6.8.	Research and development costs

In the 2012 financial year, DTI Software and DTI Solutions Inc., Montreal, Canada, were the only Group companies to incur research and development costs, specifically, EUR 4,450 thousand (previous year: EUR 3,944 thousand; 2010: EUR 4,999 thousand). Of this amount, a total of EUR 1,515 thousand in expenses were capitalized (previous year: EUR 629 thousand; 2010: EUR 2,127 thousand). Tax grants in the amount of EUR 879 thousand (previous year: EUR 640 thousand; 2010: EUR 1,522 thousand) were deducted from capitalized development costs. The remaining research and development costs of EUR 2,327 thousand (previous year: EUR 2,675 thousand; 2010: EUR 1,350 thousand) were recognized in profit or loss.

62

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.	Income taxes

Income tax expense for the 2012, 2011 and 2010 financial years comprises the following material elements:

Income tax expense	2012	2011	2010
	EUR thousand	EUR thousand	EUR thousand

Consolidated income statement

Current income taxes:
Current income tax expense	-4,053	-3,448	-2,516
Adjustment of current income tax paid in the previous year	203	59	-359

Deferred income taxes:
Origination and reversal of temporary differences	307	1,898	779

Income tax expense shown in the consolidated income statement	-3,543	-1,491	-2,096

Consolidated statement of other comprehensive income

Deferred income taxes on items recognized in other comprehensive income:

Net loss from the remeasurement of available-for-sale assets	17	0	0

Net loss from the remeasurement of cash flow hedges	13	13	-43

Income tax expense charged directly to other comprehensive income	30	13	-43

The numerical reconciliation between the income tax expense shown and expected for the 2012, 2011 and 2010 financial years is as follows:

63

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Tax reconciliation	2012	2011	2010
	EUR thousand	EUR thousand	EUR thousand

Profits before taxes	8,456	5,898	7,589
Anticipated tax expense	-2,789	-1,946	-2,503
Change in the valuation allowance on loss carryforwards	-1,516	232	131
Effects from tax rate changes	265	0	930
Effects from tax rate differences	930	1,745	0
Prior-period tax income/expense	203	59	-359
Tax effect from expenses/income not affecting taxes	290	-1,117	157
Ineligible foreign withholding tax	-1,010	-513	-485
Other	84	49	33
Income tax expense	-3,543	-1,491	-2,096

Deferred taxes

Deferred tax assets and liabilities as of December 31 of the given year are as follows:

Deferred taxes	2012	2011
	EUR thousand	EUR thousand
Deferred tax liabilities

Non-current assets
Intangible assets	5,046	7,210
Property, plant and equipment	89	149
Financial assets	37	180

Current assets
Inventories	604	0
Financial assets	420	58
Other assets	12	180

Non-current liabilities
Financial liabilities	46	46

Current liabilities
Financial liabilities	34	457
Other liabilities	10	0
	6,298	8,280

Deferred tax assets
From loss carryforwards	385	2,051

Non-current assets
Property, plant and equipment	125	57
Financial assets	8	218

Current assets
Financial assets	261	395
Other assets	121	214

Non-current liabilities
Financial liabilities	40	77

Current liabilities
Financial liabilities	4	58
Other liabilities	215	360
	1,159	3,430

Deferred tax liabilities, net	5,139	4,850

Shown in the statement of financial position
Deferred tax assets	89	1,945
Deferred tax liabilities	5,228	6,795
Deferred tax liabilities, net	5,139	4,850

64

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Group offsets tax assets and liabilities if and only if it has a legally enforceable right to set off current tax assets and current tax liabilities and the deferred tax assets and deferred tax liabilities relate to income taxes levied by the same tax authority.

The corporate income loss carryforwards of the AIA Group as of December 31, 2012, were EUR 2,321 thousands (in prior year: EUR 46,624 thousand; 2010: EUR 66,030 thousand).

As of December 31, 2011, AIA had reported deferred tax assets of EUR 1,516 thousand in its IFRS consolidated financial statements in connection with existing loss carryforwards. As part of the voluntary public takeover offer, PAR Investment Partners L.P., which had already acquired 29.03% of the Subscribed Capital of AIA AG as of August 10, 2011, increased its stake in AIA AG to over 50%. PAR Investment Partners L.P. thus announced on August 13, 2012, that it now held a total of 80.53 % of the share capital of AIA AG. This acquisition constitutes an adverse acquisition of equity under Section 8c German Corporate Income Tax Act (Körperschaftsteuergesetz - KStG); as a result, the tax loss carryforward extant at the time of said acquisition was reduced in the full amount. As a consequence, the Company had already fully derecognized its IFRS deferred tax assets of EUR 1,516 thousand as of June 30, 2012.

As of December 31, 2012, the Group did not recognize deferred tax liabilities for untransferred profits of certain subsidiaries. The Group has decided not to distribute the previously undistributed profits of these subsidiaries in the foreseeable future. The temporary differences in connection with equity interests in subsidiaries for which no deferred tax liabilities were recognized, amount to EUR 18,971 thousand (in prior year: EUR 28,591 thousand). For subsidiaries, for which dividend distribution is planned, the Group recorded deferred tax liabilities in an amount of EUR 37 thousands.

Current tax liabilities	2012	2011
	EUR thousand	EUR thousand
Corporate income tax, municipal trade tax and solidarity surcharge	55	224
Foreign income tax liabilities	475	881
Withholding tax	2,702	1,312
	3,232	2,417

Current tax assets	2012	2011
	EUR thousand	EUR thousand
Corporate income tax, municipal trade tax and solidarity surcharge	8	7
Foreign income tax assets	3,766	2,553
Withholding tax	8	6
	3,782	2,566

65

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Taxes paid or owed on income and earnings as well as deferred and prepaid tax items, are reported in the income statement under “Income taxes.”

In the 2012 financial year, the parent company’s combined income tax rate was 33% (previous year: 33%; 2010: 33%).

The deferred tax rate for the domestic corporations was calculated based on the tax rates applicable to the period in which the relevant asset will be realized or liability will be met, taking into account the trade earnings tax, the corporate income tax, as well as the solidarity surcharge. These calculations are based on combined tax rate of 33% (previous year: 33%; 2010: 33%).

The tax rates customary for the respective country were used for the Group's foreign subsidiaries (16.5 - 39.8%).

8.	Components of other comprehensive income

Please see the statement of comprehensive income for the components of other comprehensive income.

9.	Earnings per share

Basic earnings per share are determined by dividing the profit for the year attributable to the owners of the parent’s ordinary shares by the weighted average number of ordinary shares outstanding during the reporting year.

Diluted earnings per share are determined by dividing the profit for the year attributable to the owners of the parent’s ordinary shares by the weighted average number of ordinary shares outstanding during the reporting year as well as by the weighted average number of ordinary shares that would arise from conversion of all potential ordinary shares with dilutive potential into ordinary shares.

66

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following table shows the amounts used to calculate the basic and diluted earnings per share:

Reconciliation of earnings per share	2012	2011	2010
	EUR	EUR	EUR
Net profit for the period	4,912,254	4,406,657	5,492,612
Average number of shares outstanding in the financial year	20,302,356	15,705,759	14,500,000
Basic earnings per share	0.24	0.28	0.38

Average number of shares outstanding taking into account dilution	20,381,090	15,823,436	14,542,729
Diluted earnings per share	0.24	0.28	0.38

Calculation of the weighted average number of shares outstanding	2012	2011	2010
Average number of shares outstanding in the financial year, weighted by days:	20,302,356	15,705,759	14,500,000

Effect of including options when calculating the average number of shares outstanding	78,734	117,677	42,729
Average number of shares outstanding in the financial year (diluted)	20,381,090	15,823,436	14,542,729

Earnings per share are calculated by dividing the net profit or loss for the period by the average number of shares. The number of shares after the capital increase was as follows in the reporting period:

Number of shares	2012	2011	2010

Number of shares on January 1	16,688,091	14,500,000	14,500,000
Number of shares on December 31	23,914,159	16,688,091	14,500,000

Weighted average number of shares (basic)	20,302,356	15,705,759	14,500,000

Number of weighted stock options	78,734	117,677	42,729

Weighted average number of shares (diluted)	20,381,090	15,823,436	14,542,729

Profit for the period	4,912,254	4,406,657	5,492,612

Basic EPS	0.24	0.28	0.38
Diluted EPS	0.24	0.28	0.38

As of the reporting date, a total of 371,669 stock options had been issued to one member of the Company’s Management Board and to members of the management of AIA AG’s associates. Subsequently, the shares to be included were determined pursuant to IAS 33 by considering the respective exercise prices, holding periods and extrapolated share price performance as well as future staff costs.

67

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.	Property, plant and equipment

Property, plant, and equipment encompasses land, rights equivalent to land, and buildings with a carrying amount of EUR 161 thousand (previous year: EUR 757 thousand), as well as operating and office equipment in the amount of EUR 1,459 thousand (previous year: EUR 1,497 thousand). A property owned by the subsidiary IFP UK was sold in January 2012. This generated an accounting profit of EUR 705 thousand. Please see the separate consolidated statement of changes in non-current assets in regards to the development of property, plant and equipment and the relevant depreciation in the 2012 financial year.

11.	Intangible assets

Film rights

The intangible assets include non-current film rights with a total carrying amount of EUR 37 thousand (previous year: EUR 57 thousand). By definition, the assumptions used to measure the film rights are subject to estimation uncertainty that are reflected in the currently expected discounted cash flows from the relevant film rights. The non-current film assets comprise film rights with finite and indefinite useful lives. In the 2012 financial year, total amortization of EUR 10 thousand (previous year: EUR 7 thousand; 2010: EUR 17 thousand), as well as impairment losses of EUR 10 thousand (previous year: EUR 53 thousand; 2010: EUR 141 thousand), were recognized on the non-current film assets. Amortization and impairment losses were attributable exclusively to film rights with finite useful lives. No impairment losses were recognized on film rights with indefinite useful lives (previous year: EUR 0 thousand; 2010: EUR 0 thousand). Please see note 14.2 with respect to the impairment test for film rights with indefinite useful lives.

Goodwill

The goodwill shown in the statement of financial position as of December 31, 2012, was EUR 38,090 thousand (previous year: EUR 37,963 thousand). It was allocated to the cash-generating units, IFP Germany, IFEL, IFP Group, Fairdeal Group, DTI Group, EIM, EVE and IMDC. The change in the carrying amount is essentially due to the acquisition of IMDC.

The impairment tests to be conducted at least once a year did not trigger any impairment losses in regards to any of the cash-generating units. The impairment test was conducted by comparing the expected future discounted cash flows allocable to goodwill with the assets of the cash-generating unit as of the reporting date. Please see note 14.1 for additional disclosures.

68

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Other intangible assets

The other intangible assets comprise the value of the customer databases, non-current contracts and the catalog of games in the amount of EUR 14,168 thousand (previous year: EUR 15,579 thousand) that was determined at the time IFP Germany, IFP, DTI Software, Fairdeal, EIM, EVE and IMDC were acquired, as well as the value of software, non-competition agreements, brands and similar rights in the amount of EUR 7,574 thousand (previous year: EUR 6,741 thousand). The customer bases, brands as well as DTI Software’s catalog of games are amortized over a period of up to 20 years using the straight-line method, and the non-competition agreements over a period of 18 to 36 months using the same method. Contracts are also amortized using the straight-line method over different periods depending on the type of contract. An impairment loss was identified for the capitalized software during the annual impairment test. For details, please see note 6.8.

Please see the separate consolidated statement of changes in non-current assets for changes in the intangible assets during the 2012 and 2011 financial years.

69

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12.	Assets classified as held for sale

The financial assets classified as held for sale include the minority investment in Row 44 Inc. These shares will be transferred within an exchange pursuant to IFRS 5.10 in the first quarter of fiscal year 2013 (please see also note 27). The investment is not allocated to the operating segments of the Group.

The measurement of the shares (classified as available for sale financial instrument) for the year ending 2012 is performed in accordance with IAS 39. As no active market for Row 44 Inc. shares exists the Group established fair value by using a valuation technique of Level 3 within the fair value hierarchy. Therefore the fair value is estimated using a discounted cash flow model, which includes some assumptions that are not supportable by observable market prices or rates.

In determining the fair value, an earnings growth factor in the terminal value of 2,0 % and a risk adjusted discount factor of 15,71 % are used as well as a minority discount of 10%. For sensitivity analysis please refer to note 26.7.

A reconciliation of the beginning and closing balances including movements is summarized below:

Financial assets classified as held for sale	Row 44
EUR thousand

1 January 2012	0
Purchases	20,148
Total gains and losses recognized in OCI	1,053
31 December 2012	21,201

70

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.	Other financial assets and financial liabilities

13.1	Financial assets

The financial assets consist of the following items:

Financial assets	December 31, 2012	December 31, 2011
	EUR thousand	EUR thousand
Financial assets, non-current
Available-for-sale financial assets (Guestlogix)	4,476	0
Restricted cash	144	0

	4,620	0

Financial assets, current
Loan receivable (current)	17	17

The item “Available-for-sale financial assets” includes an equity investment in GuestLogix Inc. in the amount of EUR 2,411 thousand. The shares in Guestlogix Inc. were initially recorded in August 2012. According to IAS 39, the difference between the transaction price and the stock market price at the acquisition date (EUR 386 thousand) was directly recognized in the consolidated statement of income as a “day 1 loss”. As of the reporting date, the fair value of the shares increased by EUR 2,451 thousand. All fair value changes resulting from the subsequent measurement of available-for-sale assets were directly recorded in accumulated other comprehensive income (IAS 39).

13.2.	Financial liabilities

The Group uses futures to hedge a portion of its transaction risks, as well as to minimize the risk of increases in variable interest rates. Other liabilities of EUR 121 thousand (previous year: EUR 153 thousand) from interest rate swaps were recognized as of the reporting date; of these, the total amount was non-current (December 31, 2011: EUR 119 thousand, non-current and EUR 34 thousand, current).

71

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The changes in non-current financial liabilities were as follows:

Non-current financial liabilities

	2012	2011
	EUR thousand	EUR thousand
Earn-out liability	1,544	1,784
Producer fees	1,534	684

Derivatives (interest rate swaps)	121	153
Purchase price installments, liabilities	84	0
Interest, banks	2	34

	3,285	2,655

The changes in current financial liabilities were as follows:

Current financial liabilities

	2012	2011
	EUR thousand	EUR thousand
Earn-out liability	435	854
Purchase price installments, liabilities	59	0
Interest, banks	12	34
	506	888

Contingent compensation was agreed as part of the purchase agreement with the former owners of EIM and IMDC. This compensation was dependent on the operating and financial performance indicators of the purchased companies. Under this agreement, the amount to be paid for the earn-out period 2012 was determined on February 28, 2013.

Interest-bearing loans

Bank overdrafts

The bank overdrafts are secured by a portion of the current assets of the Group’s local subsidiaries.

Bank loan with an initial nominal value of EUR 11,000,000

In June 2011, AIA AG took out an unsecured four-year loan of EUR 11,000 thousand from UniCredit Bank AG, Munich, Germany, to finance a portion of the acquisitions of EIM and EVE. The loan is subject to initial repayment of EUR 500 thousand and thereafter regular half-yearly repayments of EUR 1,500 thousand, no prepayment penalties and variable interest based on the six-month Euribor plus 2.35%. In order to avoid any exposure to the risk from rising interest rates associated with variable interest obligations, also in June 2011 a portion of the variable interest payments was converted into fixed interest obligations by means of interest rate swaps over the term of the loan.

72

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Under the terms of the loan agreement, mandatory special loan payments are agreed under certain conditions. Due to an additional clarification agreement in the third quarter 2012 regarding the calculation method to apply, the Group has to pay a special loan payment of EUR 1,000 thousand for fiscal year 2011 that will be due on December 31, 2012. Based on the current estimate of the earnings for 2012, the provision regarding mandatory special loan payments will probably be applied again and result in a mandatory special loan payment of EUR 1,000 thousand, payable as of June 30, 2013. As a result, the repayment period and thus the loan will now end six months earlier than originally envisaged. These special loan payments result in a reclassification of the amount of the special loan payments to the current portion of the loan.

As of December 31, 2012, the non-current portion of the loan amounts to EUR 2,527 thousand and the current portion amounts to EUR 3,910 thousand (December 31, 2011: EUR 7,475 thousand non-current and EUR 2,844 thousand current).

Subordinated bank loan with an initial nominal value of EUR 2,000,000

The non-current financial liabilities include liabilities of nominally EUR 2,000 thousand from taking up mezzanine capital through a financing program of Capital Efficiency Group AG, Zug, Switzerland. This financing program has a term of seven years and runs until March 7, 2014. The interest is 8.8% per annum. A payment of 1% p.a. must be made each year and interest of 7.8% on the principal must be paid every quarter. The liability's carrying amount as of December 31, 2012, was EUR 1,992 thousand (December 31, 2011: EUR 1,974 thousand).

Mortgage with an initial nominal value of GBP 250,000

In 1999, Inflight Productions Limited, London, UK, obtained a mortgage for initially GBP 250,000 from HSBC, London, UK, to finance real property. The mortgage initially ran until December 31, 2014, and had an interest rate of 3% above the base rate of the Bank of England. The remaining balance was discharged ahead of schedule in January 2012 in connection with the sale of the property. No prepayment penalty was incurred thereby. As of December 31, 2011, the entire debt (EUR 82 thousand) was classified as current.

Annuity loan for originally EUR 727,524

In December 2007, AIA AG signed a loan agreement for up to EUR 800 thousand with HVB Investitionsbank GmbH, Munich, to finance investments in hardware for the technical services of The Lab.Aero, a subsidiary of Inflight Productions Inc., Los Angeles, USA. This loan has a term of five years, which started with the first installment payment once absolutely all purchase contracts for the individual pieces of equipment were closed in August 2008. The total remaining balance of EUR 159 thousand is current. (December 31, 2011: EUR 159 thousand, non-current and EUR 142 thousand, current).

73

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.3.	Fair value

The following table shows both the carrying amounts and the fair values of all financial instruments recognized in the consolidated financial statements:

Fair value of financial instruments	December 31, 2012		December 31, 2011
	Carrying amount	Fair value	Carrying amount	Fair value
	EUR thousand	EUR thousand	EUR thousand	EUR thousand
Financial assets:

AfS financial assets	25,677	25,677	0	0
Trade receivables	22,930	22,930	19,844	19,844
Other current assets	1,927	1,927	2,231	2,231
Cash and cash equivalents	16,310	16,310	15,960	15,960

Financial liabilities:
Non-current financial liabilities	7,807	7,807	12,271	12,271
Trade payables	34,362	34,362	34,272	34,272
Interest-bearing loans, current	4,069	4,069	3,061	3,061
Other current liabilities	4,983	4,983	5,598	5,598

The fair values of the financial assets and financial liabilities are recognized at the price at which the respective instrument could be exchanged between knowledgeable, willing parties in a current arm’s length transaction (excepting mandatory sale or liquidation).

The following methods and assumptions were used to determine the fair values:

▪	The fair values of cash and cash equivalents, trade receivables, trade payables and other current liabilities are very close to their carrying amounts because the maturities of these instruments are very short.

74

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

▪	The Group applies different yet relevant parameters to the measurement of non-current receivables and loans subject to fixed and variable interest rates. Allowances are recognized based on this measurement to account for any expected losses on these receivables. As of December 31, 2012, the carrying amounts of these receivables less allowances were not different from their computed fair values.

▪	The fair values of unquoted instruments, bank loans and other financial liabilities as well as other non-current financial liabilities is estimated by discounting the future cash flows using current market interest rates for borrowings or similar instruments with comparable maturities.

▪	The Group enters into derivative financial instruments with banks with an investment grade (IG) rating. The determination of the fair values of derivative financial instruments depends on the type of the financial instrument:

•	Derivative interest contracts: The fair values of derivative interest contracts (such as interest rate swaps) are determined by discounting the future expected cash flows using current market interest rates and interest yield curves over the remaining maturity of the instrument.

•	Foreign exchange futures: The fair values of foreign exchange futures are based on forward exchange rates.

Net losses from loans payable

A total net loss of EUR 821 thousand (previous year: EUR 700 thousand; 2010: EUR 946 thousand) was generated from loans payable in 2012. The net losses comprised the following:

Net losses from loans payable	2012	2011	2010
	EUR thousand	EUR thousand	EUR thousand
Interest	-686	-645	-804
Fees	-135	-55	-142
	-821	-700	-946

75

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.4.	Hedge accounting and derivatives

Cash flow hedges

AIA AG entered into an interest rate swap with HypoVereinsbank AG, Munich, on June 9, 2011, in connection with the loan for the acquisitions. The interest rate swap stipulates a fixed interest rate of 2.50% on EUR 5,500 thousand in lieu of variable interest payments in order to preclude any risk from rising short-term interest rates.

The terms of the interest rate swap were negotiated in accordance with the terms of the underlying loan. The fixed-interest payments are tailored to the structure of the underlying loan agreement such that the initially stipulated half-yearly variable interest payments were partially replaced by defined fixed interest payments. The hedge of the cash flows from expected future interest payments deemed to be highly effective until June 30, 2012.

Due to the mandatory special loan payments, which shortened the term of the loan, the interest rate swap no longer satisfies the conditions for hedge accounting set out in IAS 39, which means this will have to be abandoned. As a result, the unrealized losses previously recognized in equity will have to be reclassified to profit or loss. In accordance with the expected cash flows from the hedged item, this reclassification will be made over the remainder of the loan term.

Of the hedging instruments, unrealized losses of EUR 50 thousand as of December 31, 2012 were thus reclassified from equity to profit or loss in the income statement, taking deferred tax liabilities of EUR 17 thousand into account. The remaining unrealized losses in the amount of EUR 78 thousand, which were recognized in other components of equity until June 30, 2012, are reclassified to the consolidated income statement over the remaining life of the loan, using the digital method.

The derivative was also designated as measured at fair value through profit or loss from the date on which the hedge accounting ended.

The following overview reflects the performance of the derivatives:

Derivatives	Assets	Liabilities	Assets	Liabilities
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2012	2012	2011	2011
	EUR thousand	EUR thousand	EUR thousand	EUR thousand

Fair value of the derivatives	-	121	-	153

76

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Derivatives not designated as hedging instruments

Now and again, the Group uses foreign exchange futures to hedge a portion of its transaction risks from its operating business. These derivatives do not qualify for hedge accounting. However, no such contracts were made in the 2011 and 2012 financial years.

Hedge of a net investment in a foreign operation

As in the previous year, in 2012 no foreign currency loans were obtained to hedge a net investment in a foreign operation.

Fair value hierarchy

All financial instruments recognized at fair value are allocated to one of the three categories defined below:

Level 1 - Listed market prices

Level 2 - Valuation techniques (input parameters based on observable market data)

Level 3 - Valuation techniques (input parameters not based on observable market data)

As of December 31, 2012, the Group was holding the following financial instruments recognized at fair value:

Financial assets measured at fair value:

	December 31, 2012	Level 1	Level 2	Level 3
	EUR thousand	EUR thousand	EUR thousand	EUR thousand

Available-for-sale financial assets (Guestlogix)	4,476	4,476

Available-for-sale financial assets (Row 44)	21,201			21,201

Financial liabilities measured at fair value:

Financial liabilities at fair value	December 31, 2012	Level 1	Level 2	Level 3
	EUR thousand	EUR thousand	EUR thousand	EUR thousand
Interest rate swap - no hedge	121		121

77

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

There were no reclassifications between Level 1 and Level 2 in the period from January 1 until December 31, 2012, and no reclassifications from or into Level 3, nor were there any reclassifications between the individual levels of the fair value hierarchy in the same period the previous year. There were no changes in the purpose of the financial assets, which would have triggered a change in their respective classification.

14.	Impairment tests on goodwill and intangible assets with indefinite useful lives

14.1.	Impairment of goodwill

The goodwill with indefinite useful lives acquired as part of business combinations was allocated to the following cash-generating units for the purpose of testing it for impairment:

IFP Germany

IFEL

IFP Group

DTI Group

Fairdeal Group

EIM

EVE

IMDC

The cash-generating units IFP Germany, IFEL, IMDC, IFP Group, Fairdeal, DTI Group, EIM and EVE are all allocated to the CSP segment. Die cash-generating units EIM, EVE and Fairdeal Group are allocated to the Content segment.

The carrying amounts of the goodwill allocated to the cash-generating units:

	IFP Germany		IFEL		IFP Group
	Dec. 31, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
	EUR thousand	EUR thousand	EUR thousand	EUR thousand	EUR thousand	EUR thousand
Carrying amount of goodwill	496	496	689	689	8,805	8,653
Impairment loss	-	-	-	-	-	-
Discount rate	18,55%	12,36%	17,50%	12,82%	19,18%	14,34%
Growth rate	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.

78

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

	DTI Group		Fairdeal Group		EIM
	Dec. 31, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
	EUR thousand	EUR thousand	EUR thousand	EUR thousand	EUR thousand	EUR thousand
Carrying amount of goodwill	15,323	15,241	916	967	4,228	4,311
Impairment loss	-	-	-	-	-	-
Discount rate	9,80%	6,68%	12,41%	7,84%	14,51%	9,67%
Growth rate	1,00%	1,00%	1,00%	1,00%	1,00%	1,00%

	EVE		IMDC
	Dec. 31, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
	EUR thousand	EUR thousand	EUR thousand	EUR thousand
Carrying amount of goodwill	7,476	7,606	158	-
Impairment loss	-	-	-	-
Discount rate	10,56%	7,14%	11,10%
Growth rate	1,00%	1,00%	1,00%

The changes in the carrying amounts of goodwill shown above resulted exclusively from foreign currency effects.

Values in use of the cash-generating units

The recoverable amount of each individual cash-generating unit was determined by calculating its value in use based on the discounted cash flow method. Cash flow forecasts authorized by management were applied. While the cash flow forecasts for the cash generating units of the Content segment and the DTI Group are based on a horizon of three years and a perpetual annuity starting from the fourth year, the cash flow projections for the cash generating units of the CSP segment, with the exception of the DTI Group, are based on a planning horizon of 30 years. The assumed average useful life of an inflight entertainment system was posited as the planning horizon. A discount rate before taxes pursuant to the foregoing table was used to compute the value in use. The weighted total capital cost rate that was utilized is based on a risk-free interest rate of 2.5% (base rate) as well as risk premiums of 6.5% for the equity (market risk premium). To determine the perpetual annuity, the discount rate was lowered by one percent for growth weighted by the equity ratio. A beta factor derived from the given peer group, as well as the capital structure of this peer group, were also taken into account. The interest rate on borrowing costs (after taxes) is 3.7% and was calculated based on a peer group average. The tax rate of 33% applicable to the Group was taken into account.

79

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Key assumptions used in the determination of the values in use

The determination of the values in use is subject to estimation uncertainty regarding the following assumptions:

gross profit margins;

discounting rates; and

growth rates underlying the extrapolation of the cash flow forecasts above and beyond the three-year budgeting period.

Gross profit margins

The gross profit margins are determined based on historical values; they are forecast for the next three years taking into account macroeconomic developments and the specific forecasts for the aviation industry.

Discount rates

The discount rates reflect the current market assessments regarding the specific risks to be allocated to each cash-generating unit. The discount rate was estimated using the average weighted total capital cost rate.

Estimates of the growth rates

Industry-specific market surveys, as well as our own analyses, are used to estimate the potential growth rates. Allowing for the current economic situation and major uncertainties regarding the development of the global economy in the medium term — in particular, the development of air traffic — a growth rate of just 1% was assumed for the cash-generating units in the Content segment for the time after the end of the three-year planning period. This growth rate was taken into account in the calculation of the perpetual annuity.

80

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Sensitivity of the assumptions made

In the Company’s view, no single change reasonably believed possible in any one of the basic assumptions underlying the determination of the value in use of the cash-generating units could cause the carrying amounts of the cash-generating units to exceed their values in use.

Results of the impairment tests

The impairment test performed as of December 31, 2012, of the goodwill acquired did not result in any need to recognize impairment losses on the cash generating units in the CSP and Content segments.

Nor did different measurement scenarios (using changed discounting rates or changed growth rates) that were applied show any need to recognize impairment losses on the goodwill.

14.2 Impairment of the intangible assets with indefinite useful lives

The Group’s intangible assets include a portfolio of more than 750 film rights, among other things. Some of these film rights may be used in perpetuity.

The annual impairment test pursuant to IAS 36 of the film rights that may be used in perpetuity showed that they were not impaired as of December 31, 2012 (previous year: no impairment either; 2010: no impairment). As of December 31, 2012, the Group thus recognized a residual carrying amount of EUR 8 thousand (previous year: EUR 8 thousand; 2010: EUR 8 thousand) for film rights that may be used in perpetuity.

14.3 Impairment of short term film rights

The Group’s film rights for the airlines are classified as short term and shown within inventories (see note 6.6. and 15).

The annual impairment test pursuant to IAS 36 of the film rights showed that parts of them were impaired as of December 31, 2012 (previous year: no impairment; 2010: no impairment). The Group thus recognized impairment on these film rights in an amount of EUR 1,214 thousands.

81

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15. Inventories

Inventories as of December 31, 2012, contain goods valued at EUR 1,165 thousand (previous year: EUR 800 thousand), as well as EUR 290 thousand (previous year: EUR 953 thousand) in prepayments on goods. The film rights for the airline sector that are acquired for a longer period of time than a defined customer’s “onboard cycle,” are also shown here. As of the reporting date, they were EUR 9,586 thousand (previous year: EUR 9,948 thousand).

16.	Trade receivables

Trade receivables	2012	2011
	EUR thousand	EUR thousand
Trade receivables	22,930	19,844

Please see note 24 regarding the terms of receivables from related parties.

Trade receivables do not bear interest and usually have a term of up to 90 days.

Trade receivables with a nominal value of EUR 1,230 thousand (previous year: EUR 1,642 thousand) were impaired as of December 31, 2012. Changes in the allowance account are presented as follows:

	Impaired	Portfolio-based valuation allowances	Total
	EUR thousand	EUR thousand	EUR thousand
Balance on January 1, 2011	868	75	943
Business combination	5	0	5
Additions through profit and loss	809	0	809
Reclassifications	0	0	0
Foreign currency effects	68	2	70
Utilization	-107	0	-107
Reversal	-68	-10	-78
Balance on December 31, 2011	1,575	67	1,642

Balance on January 1, 2012	1,575	67	1,642
Business combination	7	0	7
Additions through profit and loss	154	2	156
Reclassifications	0	0	0
Foreign currency effects	7	1	8
Utilization	-496	-2	-498
Reversal	-84	-1	-85
Balance on December 31, 2012	1,163	67	1,230

82

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The aging structure of the not impaired trade receivables as of December 31, 2012, is as follows:

		Neither past due	Past due but not impaired
	Total	nor impaired	< 30 days	30-60 days	60-90 days	90-120 days	> 120 days
	EUR thousand	EUR thousand	EUR thousand	EUR thousand	EUR thousand	EUR thousand	EUR thousand
2012	22,930	11,203	6,636	2,195	1,376	330	1,190
2011	19,844	10,516	5,728	2,355	552	298	395

Trade receivables are written off in full Groupwide if they are expected to be incollectible. If not, (indirect) individual write-downs or portfolio-based write-downs are made. They are subject to percentage-based valuation allowances depending on their aging structure.

A net loss of EUR -379 thousand (previous year: net gain of EUR 58 thousand; 2010: net loss of EUR 427 thousand) was generated from trade receivables in 2012. This net loss consists of the following:

	2012	2011	2010
	EUR thousand	EUR thousand	EUR thousand
Currency gains/losses	-225	867	-63
Valuation allowances	-154	-809	-364
	-379	58	-427

16.1. Other assets

	2012	2011
	EUR thousand	EUR thousand
Prepayments	1,036	1,057
Miscellaneous non-financial assets	891	1,174
	1,927	2,231

83

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Prepayments comprise rent, software licenses and general prepayments. Miscellaneous non-financial assets comprise mainly security deposits.

17.	Cash and cash equivalents

Bank balances have variable interest rates for on-demand deposits. Current investments are made for different time periods ranging from one day to three months depending on the Group’s given cash flow needs. These current investments have market interest rates for short-term investments.

As of December 31, 2012, EUR 490 thousand (previous year: EUR 4,093 thousand) in unused credit lines were available to the Group; all conditions applicable to drawdowns from them had already been fulfilled.

Please see the statement of cash flows for disclosures on changes in cash and cash equivalents and the reasons for the changes. Cash and cash equivalents comprise the following:

Development of cash and cash equivalents	2012	2011
	EUR thousand	EUR thousand
Cash at banks	15,707	15,715
Restricted bank accounts	497	232
Cash-in-hand	17	13
Time deposits	89	0
	16,310	15,960

The cash and cash equivalents generated a net loss of EUR 165 thousand (previous year: EUR 113 thousand; 2010: EUR 109 thousand) in 2012. This net loss consists of the following:

	2012	2011	2010
	EUR thousand	EUR thousand	EUR thousand
Currency gains/losses	0	4	-1
Bank fees	-175	-142	-133
Interest	10	25	25
	-165	-113	-109

84

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

18.	Statement of cash flows

The statement of cash flows shows the changes in the Group’s cash and cash equivalents from cash inflows and outflows during the financial year. IAS 7 (Statement of Cash Flows) requires distinguishing between cash flows from operating, investing and financing activities.

The amounts of cash that are analyzed in the statement of cash flows comprise all cash and cash equivalents reported in the statement of financial position — i.e. cash on hand, checks and bank balances — to the extent that these funds are freely available within three months. Changes in the Group’s cash and cash equivalents from foreign exchange rates were EUR -1,862 thousand (previous year: EUR -62 thousand; 2010: EUR 1,124 thousand).

The cash flows from investing and financing activities are determined based on payments. In contrast, the cash flows from operating activities are derived from the consolidated net profit for the year using the indirect method. Under the indirect method, changes in items in the statement of financial position related to operating activities are adjusted for effects from both currency translation and changes in the basis of consolidation. Such changes in the relevant items of the statement of financial position thus cannot be reconciled to the corresponding figures based on the published consolidated financial statements.

19.	Subscribed capital and reserves

19.1.	Subscribed capital

The Company's subscribed capital as of December 31, 2012, was EUR 23,914,159.00 (2011: EUR 16,688,091.00; 2010: EUR 14,500,000.00). It is denominated in 23,914,159 no-par bearer shares (2011: 16,688,091; 2010:14,500,000). These shares have been fully issued and paid in. There are no preferences or restrictions attached to the shares.

The number of shares outstanding changed as follows during the reporting period.

The Management Board resolved on May 29, 2012, with the approval of the Supervisory Board, to increase the Company’s share capital from then EUR 16,688,091.00 by up to EUR 1,854,232.00 to a maximum of EUR 18,542,323.00 through the issuance of up to 1,854,232 new no-par bearer shares with a pro-rata interest of EUR 1.00 per share in the Company’s share capital (“New Shares”) in return for cash contributions. All of the new shares were issued at an offer price of EUR 3.00 share. The capital increase was recorded in the appropriate German Commercial Register on June 26, 2012. The new shares were listed on June 27, 2012.

85

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

A total of 116,666 stock options were exercised in the first half of the 2012 financial year. The shares underlying the stock options were issued by drawing on Contingent Capital 2007/I.

The capital increase against contributions in kind of EUR 5,255,170.00 resolved on May 29, 2012, as part of the acquisition of a minority stake in Row 44 Inc., involving the issuance of 5,255,170 new shares, was entered in the relevant commercial register on July 2, 2012. This increases the share capital of AIA AG to EUR 23,914,159.00 as of July 2, 2012. The new shares from the capital increase against contributions in kind will be admitted to trading in the Regulated Market (General Standard) on the Frankfurt Stock Exchange at a later date. For the development of equity we refer to the separate statement of changes in equity.

19.2.	Reserves

Capital reserves

Capital reserves are recognized in accordance with requirements of the law. Capital reserves comprise the premium received from capital increases after deducting the costs for the equity transaction.

Capital reserves as of December 31, 2012, amounted to EUR 30,438 thousand (previous year: EUR 12,059 thousand; 2010: EUR 8,871 thousand).

Retained earnings

Retained earnings totaling EUR 24,119 thousand (previous year: EUR 21,210 thousand; 2010: EUR 18,543 thousand) are comprised as follows:

Development of retained earnings
EUR thousand
Brought forward as of December 31, 2010	18,543
-1,740
Dividend paid Net profit for 2011	4,407

Balance as of December 31, 2011	21,210

Brought forward as of December 31, 2011	21,210

Dividend paid	-2,003
Net profit for 2012	4,912

Balance as of December 31, 2012	24,119

86

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Other components of equity

The accumulated other comprehensive income as of December 31, 2012, was EUR 3,223 thousand (previous year: EUR 1,712 thousand; 2010: EUR 3,936 thousand).

Provisions for cash flow hedges

Until June 30, 2012, the effective portion of the gains or losses on hedging instruments used to hedge cash flows from the June 2011 loan were recognized under the provisions for cash flow hedges. Since the hedging relationship has ended, this amount is now reclassified to the income statement over the hedged item’s term to maturity (see note 13.4). As of December 31, 2012, the remaining unrealized loss from interest rate swaps (cash flow hedge) of EUR 52 thousand (previous year: EUR 80 thousand; 2010: EUR 53 thousand) reduced the other equity.

Provisions for currency translation differences

Provisions for currency translation differences serve to recognize differences from the translation of foreign subsidiaries’ financial statements. They also serve to recognize the effects from hedges of a previous net investment in a foreign operation. The provisions for currency translation differences were EUR 940 thousand (previous year: EUR 1,231 thousand; 2010: EUR 507 thousand) as of December 31, 2012.

87

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

19.3.	Authorized capital

Authorized Capital 2011

The Management Board was authorized by resolution of the Annual General Meeting on June 10, 2011, subject to the approval of the Supervisory Board, to increase the Company's share capital until June 09, 2016, once or repeatedly, by a total of up to EUR 7,250,000.00 by issuing up to 7,250,000 new no-par bearer shares in exchange for contributions in cash and/or in kind. The shareholders must be granted a subscription right. Such subscription right may also be granted to shareholders such that the new shares may be purchased by a bank or another company working in the field under Section 53 (1) sentence 1, Section 53b (1) sentence 1, or Section 53b (7) of the German Banking Act, with the proviso that the shares must be offered to the shareholders for subscription. The Management Board is authorized to exclude shareholders' subscription rights in full or in part with the consent of the Supervisory Board and to determine the rights accruing to the shares in the future and the conditions for issuing shares. A total of EUR 7,109,402 was used by the capital measures executed in 2012, as a result of which only EUR 140,598 are still available.

19.4.	Contingent capital

19.4.1.	Contingent Capital (2011) – Convertible bonds and/or bonds with warrants

By resolution of the Annual General Meeting on June 10, 2011, the Management Board was authorized to issue bearer convertible bonds and/or bonds with warrants with the approval of the Supervisory Board until June 9, 2016, once or repeatedly, for a total par value of up to EUR 20,000,000.00 (hereinafter jointly referred to as “Bonds”) and maturities of no more than 20 years and to grant to the holders of these Bonds conversion rights to or options on new Company shares with a pro rata interest of up to EUR 2,139,675.00 in its share capital, subject to the conditions of the convertible bonds or options. The Bonds may be issued once or repeatedly, in toto or in separate amounts, as well as simultaneously in different tranches.

Creation of Contingent Capital 2011

The share capital will be contingently increased by up to EUR 2,139,675.00 by issuing up to 2,139,675 no-par bearer shares (Contingent Capital 2011). This contingent capital increase serves to grant shares issued in accordance with the foregoing Authorization to the holders of convertible bonds or bonds with warrants. The contingent capital increase shall be executed only insofar as the holders of convertible bonds and/or bonds with warrants that the Company issues until June 9, 2016, in accordance with the authorization of the Annual General Meeting on June 10, 2011, exercise their conversion right or option or conversion obligations under such bonds are fulfilled and provided no other types of fulfillment are used to service these bonds. The new shares shall participate in the Company's profit from the start of the financial year in which they are created through the exercise of conversion rights and/or options or through the fulfillment of conversion obligations. The Management Board is authorized to fix all other details of the execution of the contingent capital increase with the approval of the Supervisory Board. The Supervisory Board is authorized to amend the wording of the Articles of Association to reflect the degree to which the contingent capital has been utilized.

88

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Authorization to issue convertible bonds and/or bonds with warrants

The shareholders shall have the right to subscribe to the Bonds. The statutory subscription right may also be granted such that the Bonds are taken over by one or more credit institutions with the obligation to offer them to the shareholders for subscription. However, the Management Board is authorized, subject to the approval of the Supervisory Board, to exclude, in whole or in part, the right of the Company’s shareholders to subscribe to the Bonds entailing conversion rights to or options on the Company’s shares,

-	if the issue price for one Bond is not substantially less than the theoretical market value of the Bonds that is determined using standard mathematical methods. The total number of shares to be issued based on the Bonds under this Authorization pursuant to Section 186 (3) sentence 4 German Stock Corporation Act (in return for cash contributions subject to exclusion of shareholders’ subscription right), along with other shares issued or sold pursuant to or in accordance with the foregoing statutory provision while this Authorization is in effect, may not exceed 10% of the respective share capital, specifically, neither at the time the Authorization takes effect nor at the time it is exercised;

-	in order to grant to the holders of conversion rights to and/or options on Company shares, for the purpose of offsetting dilution, subscription rights in the scope to which they would be entitled after exercising these rights; and

-	in order to exclude fractional shares that arise in consequence of the subscription ratio from shareholders’ subscription right.

89

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

If convertible bonds are issued, the holders of such convertible bonds shall be granted the right to convert them into shares of Advanced Inflight Alliance AG in accordance with the conditions of the convertible bonds. The pro-rata portion of the share capital represented by the shares to be issued in connection with the conversion may not exceed the par value of the convertibles. The conversion ratio is determined by dividing the par amount of a convertible bond by the previously fixed conversion price for Advanced Inflight Alliance AG shares. The conversion ratio may also be obtained by dividing the convertible bond’s issue price, which is less than the nominal amount, by the previously established conversion price for one share of the Company. The terms may also provide for a variable conversion ratio and that the conversion price shall be established within a range that is contingent on the development of the share price during the maturity of the convertibles or a specific period of time during their maturity. The conversion ratio may be rounded in any case. An additional cash payment to be made may also be established. For the rest, the terms and conditions may also provide for combining and/or offsetting fractional amounts in cash.

If bonds with warrants are issued, one or more warrants, which entitle the holder to subscribe to shares of Advanced Inflight Alliance AG in accordance with the option conditions to be fixed by the Management Board, shall be attached to each individual bond with warrant. The pro rata interest in the share capital of the shares to be subscribed per bond with warrant may not exceed the par value of the bonds with warrants.

The respective Bond conditions may also provide for a conversion obligation either at maturity or at an earlier point in time. Finally, the Bond conditions may permit the Company to pay to the holder of the conversion right or option the equivalent value in cash upon exercise of the conversion rights and/or options in lieu of issuing shares. Furthermore, the respective Bond conditions may stipulate that the Company may also grant treasury shares when a conversion right or option are exercised.

Even in case of a variable conversion ratio or price, the price to be paid for one share of Advanced Inflight Alliance AG based on a conversion right and/or option (subscription price) must correspond to either (a) at least 80% of the price of one share of Advanced Inflight Alliance AG in XETRA trading (or a functionally comparable successor system that has taken the place of the XETRA system) on the ten trading days immediately prior to the date of the Management Board’s resolution on the issuing of convertible bonds or bonds with warrants or (b) at least 80% of the closing auction price of the Company’s share in XETRA trading (or a functionally comparable successor system that has taken the place of the XETRA system) during those days (excepting the last two subscription right trading days) on which the subscription rights are traded on the Frankfurt Stock Exchange. This shall not affect Section 9 (1) and Section 199 (2) German Stock Corporation Act.

90

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 If the economic value of the extant conversion rights or options is diluted during the term of a Bond and if no compensation in the form of subscription rights is granted therefor, the given conversion rights or options shall be adjusted in ways preserving their value — irrespective of the lowest issue price pursuant to Section 9 (1) German Stock Corporation Act — unless such adjustment already is subject to mandatory German law. At any rate, the pro rata interest in the share capital of the bearer shares to be subscribed per Bond may not exceed the par value per Bond.

In lieu of adjusting the option or conversion price, the conditions governing the bonds with warrants and/or convertible bonds may also provide for payment in cash of the corresponding amount by the Company upon exercise of the option or conversion right or upon fulfillment of the option or conversion obligation. The conditions of the Bond may also provide for adjustments of the option and/or conversion rights and/or obligations in the event of a decrease in capital or other extraordinary measures or events.

The Management Board is authorized, subject to the approval of the Supervisory Board, to establish additional details in regards to the issuance of the convertible bonds and/or bonds with warrants and their terms and conditions — in particular, interest rates; issue price; maturity and denomination; conversion and/or exercise price; and conversion and/or exercise period.

19.4.2.	Contingent Capital 2009/I - Stock Option Plan

The Annual General Meeting resolved on June 12, 2009, to authorize the Management Board, with the approval of the Supervisory Board, to establish an Employee Stock Option Plan 2009 that grants options on shares in Advanced Inflight Alliance AG to members of the Company's Management Board and to senior management of AIA AG's affiliates, in addition to creating (new) Contingent Capital 2009 I and executing the corresponding amendment of the Articles of Association, subject to the following requirements:

Creation of Contingent Capital 2009/I

The Company's share capital shall be contingently increased by up to EUR 310,000 (in words: three hundred and ten thousand euros) by issuing up to 310,000 (in words: three hundred and ten thousand) new no-par bearer shares ("Contingent Capital 2009/I"). Contingent Capital 2009/I shall serve to issue stock options on shares issued by Advanced Inflight Alliance AG pursuant to the authorization of its Annual General Meeting on June 12, 2009, under the Stock Option Plan 2009 between the date on which Contingent Capital 2009/I is recorded in the Commercial Register and June 11, 2014. This contingent capital increase shall be executed only insofar as stock options are issued and the holders of these options exercise their right to subscribe to shares of the Company. Shares from Contingent Capital 2009/I shall be issued at the exercise price fixed in item b) number 5 of agenda item 8 of the Annual General Meeting on June 12, 2009. The new no-par shares issued by Advanced Inflight Alliance AG upon exercise of the stock options shall participate in profits from the start of the financial year in which they are issued.

91

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Authorization to issue stock options on shares of Advanced Inflight Alliance AG

The Management Board was hereby authorized, with the approval of the Supervisory Board, to issue up to 310,000 (in words: three hundred and ten thousand) stock options on shares of Advanced Inflight Alliance AG until June 11, 2014, having terms of up to five years, in one or several tranches, in accordance with the Stock Option Plan 2009 (hereinafter: "SOP 2009") and subject to the additional requirements set forth below, with the provision that each stock option grants the right to purchase one share in Advanced Inflight Alliance AG. Only members of the Management Board of Advanced Inflight Alliance AG, as well as senior management of Advanced Inflight Alliance AG's affiliates, shall be entitled to purchase these stock options. This authorization shall be limited to the Supervisory Board inasmuch as stock options are granted to members of the Management Board of Advanced Inflight Alliance AG. There shall be no subscription right on the part of the Company's shareholders.

19.4.3.	Contingent Capital 2008/I - Stock Option Plan

The Annual General Meeting resolved on July 01, 2008, to authorize the Management Board, with the approval of the Supervisory Board, to establish an Employee Stock Option Plan 2008 that grants options on shares in Advanced Inflight Alliance AG to members of the Company's Management Board and to senior management of AIA AG's affiliates, in addition to creating (new) Contingent Capital 2008/I and executing the corresponding amendment of the Articles of Association, subject to the following requirements:

Creation of Contingent Capital 2008/I

The Company's share capital shall be contingently increased by up to EUR 340,000 (in words: three hundred and forty thousand euros) by issuing up to 340,000 (in words: three hundred and forty thousand) new no-par bearer shares ("Contingent Capital 2008/I"). Contingent Capital 2008/I shall serve to issue stock options on shares issued by Advanced Inflight Alliance AG pursuant to the authorization of its Annual General Meeting on July 01, 2008, under the Stock Option Plan 2008 between the date on which Contingent Capital 2008/I is recorded in the Commercial Register and June 30, 2013. This contingent capital increase shall be executed only insofar as stock options are issued and the holders of these options exercise their right to subscribe to shares of the Company. Shares from Contingent Capital 2008/I shall be issued at the exercise price fixed in item b) number 5 of agenda item 6 of the Annual General Meeting on July 01, 2008. The new no-par shares issued by Advanced Inflight Alliance AG upon exercise of the stock options shall participate in profits from the start of the financial year in which they are issued.

92

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Authorization to issue stock options on shares of Advanced Inflight Alliance AG

The Management Board was hereby authorized, with the approval of the Supervisory Board, to issue up to 340,000 (in words: three hundred and forty thousand) stock options on shares of Advanced Inflight Alliance AG until June 30, 2013, having terms of up to seven years, in one or several tranches, in accordance with the Stock Option Plan 2008 (hereinafter "SOP 2008" and subject to the additional requirements set forth below, with the proviso that each stock option grants the right to purchase one share in Advanced Inflight Alliance AG. Only members of the Management Board of Advanced Inflight Alliance AG, as well as senior management of Advanced Inflight Alliance AG's affiliates, shall be entitled to purchase these stock options. This authorization shall be limited to the Supervisory Board inasmuch as stock options are granted to members of the Management Board of Advanced Inflight Alliance AG. There shall be no subscription right on the part of the Company's shareholders.

19.4.4.	Contingent Capital 2007/I - Stock Option Plan

Based on a resolution of the Annual General Meeting on July 02, 2007 - and of the Annual General Meeting on July 01, 2008 regarding a change of the performance targets (item 6) - the Management Board was authorized, with the approval of the Supervisory Board, to establish a Stock Option Plan 2007 that grants options on shares in Advanced Inflight Alliance AG to members of the Company's Management Board and to senior management of AIA AG's affiliates, in addition to creating (new) Contingent Capital I and executing the corresponding amendment of the Articles of Association, subject to the following requirements:

Creation of Contingent Capital I

The Company's share capital shall be contingently increased by up to EUR 800,000 (in words: eight hundred thousand euros) by issuing up to 800,000 (in words: eight hundred thousand) new no-par bearer shares ("Contingent Capital I"). Contingent Capital II shall serve to issue stock options on shares issued by Advanced Inflight Alliance AG pursuant to the authorization of its Annual General Meeting on July 02, 2007, under the Stock Option Plan 2007 between the date on which Contingent Capital I is recorded in the Commercial Register and July 01, 2012. This contingent capital increase shall be executed only insofar as stock options are issued, the holders of these options exercise their right to subscribe to shares of the Company, and the Company does not grant treasury shares in fulfillment of these options. Shares from Contingent Capital I shall be issued at the exercise price fixed in item b) number 5 of agenda item 7 of the Annual General Meeting on July 02, 2007. The new no-par shares issued by Advanced Inflight Alliance AG upon exercise of the stock options shall participate in profits from the start of the financial year in which they are issued.

93

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Authorization to issue stock options on shares of Advanced Inflight Alliance AG:

The Management Board was hereby authorized, with the approval of the Supervisory Board, to issue up to 800,000 (in words: eight hundred thousand) stock options on shares of Advanced Inflight Alliance AG until July 01, 2012, having terms of up to seven years, in one or several tranches, in accordance with the Stock Option Plan 2007 (hereinafter "SOP 2007" and subject to the additional requirements set forth below, with the proviso that each stock option grants the right to purchase one share in Advanced Inflight Alliance AG. Only members of the Management Board of Advanced Inflight Alliance AG, as well as senior management of Advanced Inflight Alliance AG's affiliates, shall be entitled to purchase these stock options. This authorization shall be limited to the Supervisory Board inasmuch as stock options are granted to members of the Management Board of Advanced Inflight Alliance AG. The stock options may also be purchased by a bank, subject to the obligation to transfer them, pursuant to the instructions of Advanced Inflight Alliance AG and in accordance with the provisions of item 2 below, to those optionees who alone are entitled to exercise them. There shall be no subscription right on the part of the Company's shareholders.

A total of 116,666 stock options were exercised in the 2012 financial year. The shares underlying the stock options were issued by drawing on Contingent Capital 2007/I. Following this drawdown, Contingent Capital 2007/I was EUR 566,671 as of December 31, 2012.

94

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

19.5.	Treasury shares

Authorization to purchase own shares

The Company and its Management Board were authorized by resolution of the Annual General Meeting on June 7, 2010, to purchase own shares in accordance with the following provisions:

a)	in accordance with Section 71 (1) no. 8 German Stock Corporation Act, the Company is authorized to repurchase — until June 6, 2015 — own shares representing up to a total of ten% of the Company's share capital. This authorization may be exercised, in whole or in part, once or repeatedly, and in connection with one or several purposes. This authorization may not be used by the Company for the purpose of trading treasury shares.

b)	such purchases of own shares may be made on the stock exchange or by means of a public purchase offer to all of the Company's shareholders, subject to the principle of equal treatment under Section 53a German Stock Corporation Act.

(1)	If the shares are purchased on the stock exchange, the price per share paid by the Company (excluding ancillary purchase costs) may not be more than 10 % above or below the share's price on the stock exchange as determined in the opening auction of the trading day in XETRA trading on the Frankfurt/Main Stock Exchange (or any successor system that has taken its place).

(2)	If the shares are purchased by way of a public offer to all of the Company's shareholders, the share price offered or the upper and lower end of the offer spread per share (excluding ancillary purchase costs) may not be more than 10 % above or below the mean closing price of the share in XETRA trading on the Frankfurt/Main Stock Exchange (or any successor system that has taken its place) on the ten trading days prior to publication of the offer. If the shares are oversubscribed, acceptance shall be based on quotas. In this case, provisions may be made for preferred acceptance of small lots of up to 100 shares per shareholder. The provisions of the German Securities Acquisition and Takeover Act must be complied with, inasmuch as and to the extent that they apply.

c)	The Management Board is authorized to resell the Company’s treasury shares that are purchased under the foregoing authorization by offering them to the shareholders or on the stock exchange, subject to compliance with the principle of equal treatment under Section 53a German Stock Corporation Act.

95

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

d)	The Management Board is authorized, with the approval of the Supervisory Board, to use own shares that are purchased under the foregoing authorization for the purpose of

(1)	offering them to third parties as consideration in connection with business combinations; the acquisition of companies, equity interests in companies or business units; as well as the acquisition of receivables against the Company;

(2)	to sell them to third parties in return for contributions in cash. The price at which the Company’s treasury shares are sold to third parties may not be substantially lower than the stock market price of the shares on the date of sale. The exclusion of shareholders’ subscription right under other authorizations pursuant to Section 186 (3) sentence 4 German Stock Corporation Act shall be taken into account when using the present authorization;

(3)	to retire them such that neither the retirement nor its implementation require another resolution of the Annual General Meeting. The retirement may be limited to a portion of the treasury shares purchased. This retirement authorization may be utilized repeatedly. The retirement will reduce the share capital. In a deviation herefrom, the Management Board may determine, subject to the approval of the Supervisory Board, that such retirement of treasury shares shall not affect the share capital but instead shall raise the interest of all other shares in the share capital in accordance with Section 8 (3) German Stock Corporation Act. The Management Board is authorized in such cases to adjust the number of shares set forth in the Articles of Association.

e)	the foregoing authorizations may be utilized once or repeatedly, individually or in conjunction with each other, and in regards to all or portions of the own shares purchased. Shareholders' subscription right to such own shares purchased shall be excluded insofar as these shares are used in accordance with the authorization set forth above in items d) (1) and (2). The Management Board will inform the Annual General Meeting in each case of the reasons for and the purpose of the purchase of own shares, the number of shares purchased and their proportion of the share capital as well as the amount paid for the shares.

96

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

f)	The extant authorization that the Annual General Meeting granted to the Company on June 12, 2009, until December 11, 2010, to purchase or use own shares is voided from the date on which the new authorization takes effect, to the extent that it has not yet been utilized.

20.	Dividends paid and proposed

AIA AG paid a dividend for the 2011 financial year in 2012 and for 2010 financial years in 2011. The dividend of EUR 0.12 per share (2011: EUR 0.12 per share) for an absolute distribution of EUR 2,003 thousand (2011: EUR 1,740 thousand) was resolved and paid during the financial year.

The Management Board will propose to the Supervisory Board and the Annual General Meeting to pay a dividend of EUR 0.09 per share for the 2012 financial year. Based on the current number of 23,914,159 shares, this corresponds to a total dividend payment of EUR 2,152 thousand (the dividend was not recognized as a liability as of December 31, 2012).

21.	Share-based payment

The expenses arising from the stock option program amounted to EUR 14 thousand in the 2012 financial year. In the previous year, a total of EUR 43 thousands in income from stock options was recognized during the year because a number of optionees resigned from the Group and thus their options lapsed. Expenses/income recognized for services received during the financial year solely comprise expenses/income from equity-settled share-based payment transactions (2010: expense of EUR 77 thousand).

The share-based payment arrangements are disclosed below.

Stock option plan for executives

On May 15, 2008, 400,000 stock options were granted to Management Board members and the managing directors of subsidiaries as well as its present or future associates, pursuant to the Stock Option Plan 2007. The options' exercise price of EUR 2.03 corresponded to the average of the opening and closing prices of the shares of Advanced Inflight Alliance AG in XETRA trading on the last five trading days before the relevant stock option was issued.

97

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The stock options may be exercised only if the average of the opening and closing prices of the shares of AIA AG in XETRA trading (or a successor system that has taken its place) on the last five trading days prior to the onset of the given exercise period have risen by at least 20% over the exercise price for the first third (option terms and conditions, item 5.1 sentence 2) of the options granted in a tranche, by at least 30% over the exercise price for the second third (option terms and conditions, item 5.1 sentence 3) of the options granted in a tranche, and by at least 40% over the exercise price for the final third (option terms and conditions, item 5.1 sentence 4) of the options granted in a tranche.

On May 8, 2009, a further 400,000 stock options were granted to the members of the Management Board and to managing directors of subsidiaries under this stock option plan. The options' exercise price of EUR 2.32 corresponded to the average of the opening and closing prices of the shares of Advanced Inflight Alliance AG in XETRA trading on the last five trading days before the relevant stock option was issued. All other terms and conditions of the option plan remained unchanged.

The resignation of Management Board members in 2010 caused the 200,000 stock options granted to them to lapse. The total equivalent value for these stock options of EUR 74 thousand reported under staff costs until the stock options lapsed was adjusted through profit or loss as of December 31, 2010.

A total of 116,663 stock options were exercised in the 2011 financial year. Furthermore, a total of 228,334 stock options lapsed due to the resignation of the stock option holders. Hence a total of 255,003 stock options were outstanding as of December 31, 2011.

A total of 116,666 stock options were exercised in the 2012 financial year. Hence a total of 138,337 stock options were outstanding as of December 31, 2012. Thereof 108,337 stock options are already exercisable. The average stock price for the options exercised during 2012 was EUR 4.42.

The stock options granted under Stock Option Plan 2007 may be exercised only if the average of the opening and closing prices of the shares of Advanced Inflight Alliance AG in XETRA trading (or a successor system that has taken its place) on the last five trading days prior to the onset of the given exercise period have risen by at least 20% p.a. over the exercise price for the first third (option terms and conditions, item 5.1 sentence 2) of the options granted in a tranche, by at least 30% p.a. over the exercise price for the second third (option terms and conditions, item 5.1 sentence 3) of the options granted in a tranche, and by at least 40% p.a. over the exercise price for the final third (option terms and conditions, item 5.1 sentence 4) of the options granted in a tranche.

The fair value of the stock options was estimated at the time they were granted using a binomial model and taking the conditions at which the options were granted into account.

98

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The term of the options granted is governed by item 5.4 of the option terms and conditions. The term of a stock option shall begin on the date it is granted and end upon expiration of five years for the first third of the options granted in a tranche, upon expiration of six years for the second third of the options granted in a tranche, and upon expiration of seven years for the final third of the options granted in a tranche. A cash settlement is excluded. The Group has not executed any share-based payments entailing cash settlements in the past.

The following table contains the assumptions underlying the measurement of the plan for the 2012 and 2011 financial years:

Measurement parameters, stock options	Tranche 2009	Tranche 2008
Dividend yield	3.22%	0.00%
Expected volatility	60%	64%
Risk-free interest rate	1.230%	4.021%
Anticipated life of the option (years)	5.00	5.00
Weighted average share price (EUR)	2.370	2.030
Weighted average remaining life	3.16	2.38

Model applied
for the distribution of share prices	Monte Carlo	Monte Carlo
for determining the option value	Binominal	Binominal

The anticipated maturity of the stock options is based on historical data and does not necessarily correspond to the optionees’ actual exercise behavior. The expected volatility is based on the assumption that future trends may be derived from the historical volatility over a period similar to that of the stock options; however, the actual volatility may deviate from the assumptions made.

The present stock option plan is an equity-settled plan such that the fair value is determined at the grant date.

99

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

22.	Provisions

Provisions as of the reporting date were EUR 373 thousand (previous year: EUR 446 thousand). They developed as follows in the 2012 financial year:

	Provisions
	Onerous contracts	Dismantling obligation	Capital market requirements	Restructuring	Other	Total
	EUR thousand	EUR thousand	EUR thousand	EUR thousand	EUR thousand	EUR thousand
Balance on January 1, 2012	0	178	155	43	70	446

Addition	0	49	92	0	4	144
Utilization	0	0	-107	-45	-72	-223
Reversal	0	0	0	0	0	0
Interest cost added back	0	0	0	0	0	0
Foreign currency effect	0	4	0	2	0	6
Balance on December 31, 2012	0	231	140	0	2	373
Of which in 2012
Current	0	0	140	0	2	142
Non-current		231	0	0	0	231
	0	231	140	0	2	373

Balance on January 1, 2011	29	159	110	0	50	348

Addition	0	13	155	41	66	275
Utilization	0	0	-110	0	-50	-160
Reversal	-29	0	0	0	0	-29
Interest cost added back	0	0	0	0	0	0
Foreign currency effect	0	6	0	2	4	12
Balance on December 31, 2011	0	178	155	43	70	446
Of which in 2011
Current	0	0	155	43	70	268
Non-current	0	178	0	0	0	178
	0	178	155	43	70	446

Capital market requirements

The provisions include the costs of the annual report and the Annual General Meeting and are based on costs incurred in the past. These provisions will be used up during 2013.

100

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Contingent losses

This concerned a provision for unoccupied rental property in the previous year. Subletting the space enabled the Group to reverse the provision.

Dismantling obligation

One Group company is obligated to dismantle leasehold improvements at the end of the lease's term. The amount is based on the estimate of the costs involved.

23.	Trade payables and other liabilities (current)

Liabilities	2012	2011
	EUR thousand	EUR thousand
Trade payables	34,362	34,272
Other liabilities	4,983	5,598
	39,345	39,870

Terms of the current liabilities enumerated above:

▪	Trade payables do not bear interest and usually have a term of up to 90 days.

▪	Other liabilities do not bear interest and have terms of six months on average. Interest is generally paid on a quarterly basis.

▪	Please see note 24 regarding the terms of liabilities to related parties.

Net gain from trade payables

A net gain of EUR 11 thousand (previous year: net gain of EUR 61 thousand; 2010: net loss of EUR 218 thousand) was generated from trade payables in 2012. This net gain is comprised as follows:

	2012	2011	2010
	EUR thousand	EUR thousand	EUR thousand
Income from derecognition	0	91	18
Currency gains/losses	11	-30	-236
	11	61	-218

101

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Other liabilities

The other liabilities are due within less than one year. They comprise the following items:

Other current liabilities	2012	2011
	EUR thousand	EUR thousand
Vacation pay and other staff costs	2,514	3,158
Prepayments received	1,032	608
Wage tax	360	646
Costs for preparing the annual financial statements	414	380
Liabilities related to social security	215	210
Liabilities related to wages and salaries	97	252
Value-added tax	15	131
Other	336	213
	4,983	5,598

Interest-bearing loans

The AIA Group had the following interest-bearing loans as of December 31, 2012:

	2012	2011
	EUR thousand	EUR thousand
Current Interest-bearing loans	4,069	3,061
Non-current Interest-bearing loans	4,521	9,616
	8,590	12,677

102

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

24.	Related party disclosures

The following related party transactions were entered into in the reporting period:

During the reporting period, the Group company Inflight Productions Inc., Los Angeles, USA, occasionally rented an apartment from 13029 Mindanao #5 Inc., Los Angeles, USA, (“13029 Mindanao”) to accommodate employees and customers, Rent equivalent to EUR 3 thousand (previous year: EUR 7 thousand) was paid for this office space in the reporting period. The owners of 13029 Mindanao are current and former managing directors of Inflight Productions Limited, London, United Kingdom. As of December 31, 2012, there were unpaid rent liabilities due to 13029 Mindanao equivalent to EUR 0 thousand (December 31, 2011: EUR 1 thousand).

The Group company, Inflight Productions Ltd, London, UK, received consulting services from Inflight Management Development Centre (IMDC) Limited, Derbyshire, UK, during the reporting period and before being a member of the AIA Group. The shareholder/managing director of this entity also served as the interim manager of Inflight Productions Ltd, London, UK, at that time. The equivalent of EUR 72 thousand (prior-year period: EUR 70 thousand) were paid in consulting fees for the aforementioned services. There were no unpaid liabilities as of the reporting dates.

AIA AG acquired IMDC from a person, who is now member of the Group’s key management. Resulting from this transaction, AIA AG still shows a liability from acquisition price installments in an amount of EUR 143 thousand as well as an estimated earn-out liability amount of EUR 318 thousand.

The Group company Inflight Productions Ltd, London, UK, received consulting services from Ganymede Media Technologies Inc, Hmovil, Israel, during the reporting period. The shareholder/managing director of this entity also serves as an advisor for the AIA Group and is a member of the Group's Executive Management Committee (EMC). The equivalent of EUR 67 thousand were paid in consulting fees for the aforementioned services. There were no unpaid liabilities as of December 31, 2012. No transactions of this kind took place in the previous year.

The Group company Inflight Productions Ltd, London, UK, received consulting services from Mr. Mica Lawrence, during the reporting period. Mr. Lawrence also serves as an advisor for the AIA Group and is a member of the Group's Executive Management Committee (EMC). The equivalent of EUR 134 thousand were paid in consulting fees for the aforementioned services. As of December 31, 2012, there were EUR 27 thousand in liabilities outstanding thereunder. No transactions of this kind took place in the previous year.

In the reporting period, the Group company Fairdeal Multimedia rented office space belonging to the company's managing director, for which it paid rent equivalent to EUR 22 thousand (prior-year period: EUR 23 thousand; 2010: EUR 25 thousand). As of December 31, 2012, there were unpaid rent liabilities equivalent to EUR 3 thousand (December 31, 2011: EUR 0 thousand).

103

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In the reporting period, the Group company Fairdeal Studios rented office space belonging to the company's managing director, for which it paid rent equivalent to EUR 13 thousand (prior-year period: EUR 14 thousand; 2010: EUR 11 thousand). As of December 31, 2012, there were no unpaid rent liabilities equivalent (December 31, 2011: EUR 0 thousand).

In the reporting period, the Group company Entertainment in Motion rented office space belonging to a company in which the company's managing directors have a stake. Rent equivalent to EUR 187 thousand was paid for this office space in the reporting period (prior-year period: EUR 86 thousand; 2010: EUR 0 thousand). There were no unpaid lease liabilities as of December 31, 2012 (2011: EUR 0 thousand). EIM also made a loan to the managing director. As of December 31, 2012, the outstanding balance on the loan was the equivalent of EUR 17 thousand (December 31, 2011: EUR 17 thousand). Additionally there is a deposit related to the rental of the building in an amount equivalent to EUR 21 thousand.

The Management Board of AIA AG resolved on May 29, 2012, with the approval of the Supervisory Board, to acquire a minority stake in Row 44 Inc., Westlake Village, California, USA. After the preparation of the final contract documents was completed on June 8, 2012, the Management Board of AIA AG signed the corresponding agreements for the acquisition of 84,695,034 shares (corresponding to an investment of around 11.6 percent). The interests in Row 44 Inc. were sold by the major shareholder PAR Investment Partners L.P. To finance the transaction, the Management Board of AIA AG also resolved on May 29, 2012, with the approval of the Supervisory Board, to increase the Company's share capital by EUR 5,255,170.00 by way of a capital increase against contributions in kind through the issuance of 5,255,170 new shares (using some of the authorized capital and excluding shareholders' subscription rights). All of the new shares created through the capital increase against contributions in kind were subscribed by PAR Investment Partners L.P. The new shares carry dividend rights from January 1, 2012. As compensation for the new shares of AIA AG, PAR Investment Partners L.P. transferred the 84,695,034 interests in Row 44 Inc. to AIA AG. These interests in Row 44 Inc. were valued at USD 25,000,000 as of the acquisition date.

Compensation of the Group’s key management personnel

	2012	2011	2010
	TEUR	TEUR	TEUR
Short-term employee benefits	1,598	1,316	1,212
Post-employment pension and medical benefits	27	143	189
Share-based payment transactions	5	5	5
Termination benefits	0	1,767	400
Total compensation paid to key management personnel	1,629	3,231	1,806

104

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Please see item 28.4 and 28.5, "Further disclosures," for detailed disclosures on the compensation of AIA AG’s key management personnel.

25.	Contingent liabilities and other financial obligations

The following other financial obligations existed as of December 31, 2012:

Other obligations	Due within one year	Due within one to five years	Due after more than five years
	EUR thousand	EUR thousand	EUR thousand
Medium-term purchasing contracts	16,696	11,771	188
Rent	1,786	2,532	0
Leasing	71	76	0
	18,553	14,379	188

The lease agreements concern the lease of office equipment and vehicles. These leases constitute operating leases because the economic risk thereunder was not transferred to the Group, with the result that the relevant items are not recognized as assets and liabilities of the Group but rather as current lease expenses.

There are also medium-term purchasing contracts in place with film studios and other licensors, from which payment obligations of approximately EUR 28,655 thousand (previous year: EUR 21,604 thousand) result within the next years.

In prior year the financial obligations were like follows:

	Due within one	Due within one to	Due after more than
Other obligations	year	five years	five years
	EUR thousand	EUR thousand	EUR thousand
Medium-term purchasing contracts	9,635	12,259	193
Rent	2,062	4,839	0
Leasing	102	131	0
	11,799	17,229	193

105

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Contingent liabilities

If it is likely that fulfillment will entail the possibility of an outflow of resources embodying economic benefits, the risk to which the Company is exposed is taken into account accordingly in the consolidated financial statements by means of provisions. In case of a possible but unlikely outflow as defined in IAS 37.86, its financial effects shall be disclosed instead in the notes as a contingent liability.

Currently, claims for repayment are being brought against the Group in connection with payments it received in the 2008 financial year. The Group estimates that the likelihood of being held liable is less than 50% and thus has not set up provisions to that end. It is not making any additional disclosures on this matter pursuant to IAS 37.92 because it has come to the conclusion that any such disclosures might adversely affect the outcome of the matter.

26.	Objectives and methods of financial risk management

Financial risk management aims to enable the AIA Group to detect all substantial risks to which it might be exposed early on so that it can initiate suitable countermeasures.

The potential risks incurred by the AIA Group in connection with financial instruments include currency risks resulting from activities in different currency regions, default risks involving non-fulfillment of contractual obligations by contracting partners, interest rate risks, where fluctuations in the market interest rate lead to a change in the fair value of a financial instrument, interest-related cash flow risks, which lead to a change in the future cash flow of a financial instrument because of changes in market interest rates, and liquidity risks.

With the exception of derivative financial instruments, the main financial liabilities of the AIA Group comprise interest-bearing loans, trade payables and other liabilities. These financial liabilities are used primarily to fund the AIA Group’s operating business. The AIA Group has trade and other receivables, as well as cash and current investments that arise directly from its operating business. It also enters into derivative financial transactions. The Group is exposed to market, interest rate, credit and liquidity risks. Derivative financial instruments are used solely to minimize the AIA Group’s risks. Any such transactions on the part of subsidiaries of Advanced Inflight Alliance AG must first be coordinated with and approved by the finance department of Advanced Inflight Alliance AG in accordance with Groupwide guidelines on transactions requiring approval.

106

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

26.1.	Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. It comprises three types of risk — Foreign currency risks, interest rate risks as well as other price risks such as share price risks. Financial instruments exposed to market risk comprise interest-bearing loans, deposits, available-for-sale financial assets and derivative financial instruments, among other things.

Each of the sensitivity analyses discussed in the following sections concerns the status as of December 31, 2012, or December 31, 2011.

The sensitivity analyses were prepared based on both the existing hedges as of December 31, 2012, and the assumption that net liabilities, the ratio of fixed to variable interest rates on liabilities and derivatives as well as the share of financial instruments in foreign currencies remain constant. Effects of changes in market variables on the carrying amounts of the provisions, as well as the non-financial assets and liabilities of foreign operations, are not considered in the analyses.

The sensitivity analyses were made on the basis of the following assumptions:

▪	The sensitivity of the statement of financial position concerns derivatives, assets and debt instruments.

▪	The sensitivity of the given item in the income statement reflects the effect of the assumed changes in the respective market risks. Based on the financial assets and financial liabilities (including the effect of the hedges) held as of December 31, 2012, and December 31, 2011.

▪	The sensitivity of the equity is calculated by remeasuring the fixed-income financial assets held for sale (including the effect of any related hedges) and swaps designated as cash flow hedges, as of December 31, 2012, allowing for assumed changes in interest rates. The sensitivity of the equity is determined in the light of the remaining maturity of the asset or the swaps. It is based on the assumption that shifts in the interest rate curve run parallel while the analysis shows the sensitivity in connection with non-parallel changes, allowing for residual maturities.

26.2.	Interest rate risks

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The risk of fluctuations in market interest rates to which the AIA Group is exposed stems largely from the non-current loan subject to variable interest rates.

107

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The AIA Group has entered into interest rate swaps to minimize its interest rate risk. Thereunder, the AIA Group swaps the difference between amounts subject to fixed interest rates and variable interest rates with its counterparty at fixed intervals; the difference is determined by reference to a nominal amount stipulated ahead of time. These interest rate swaps serve to hedge the underlying obligation. As of December 31, 2012, allowing for interest rate swaps about 68 percent (previous year: about 59 percent) of the AIA Group’s borrowings were at fixed interest rates.

Calculation of interest rate sensitivity

As of the reporting date, the AIA Group was exposed to interest rate risks because EUR 2,750 thousand (previous year: EUR 5,250 thousand; 2010: EUR 4 thousand) in interest-bearing loans are subject to variable interest rates. The following table shows the sensitivity of consolidated earnings before taxes (because of the changes in the fair values of the interest-bearing loans) relative to a change in the six-month Euribor by 100 basis points, all other variables remaining constant. The effect on equity corresponds to the effect on the earnings before taxes.

	Change in the	Effects on
	6-month Euribor	earnings before taxes
		EUR thousand

2012	+1%	-28
	-1%	28

2011	+1%	53
	-1%	-53

26.3.	Foreign currency risk

Foreign currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. The AIA Group is always exposed to foreign currency risks, especially on account of both its operating activities — if sales revenue and/or expenses are in a currency other than the functional currency of the AIA Group — and net investments in foreign subsidiaries.

Most of the Group’s operating business is settled in US dollars, with the balance being settled in euros, Canadian dollars or British pounds. Most other expenses are also incurred in US dollars, as well as in euros, Canadian dollars and British pounds. In sum, there is a slight US dollar surplus for structural reasons, which must be changed into euros, Canadian dollars and British pounds over the course of the year. The resulting latent currency risk is hedged whenever possible and appropriate using derivative hedging instruments.

108

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Calculation of the sensitivity of changes in foreign exchange rates

The following table shows the sensitivity of consolidated earnings before taxes (because of the changes in the fair values of the financial assets and liabilities) relative to a change in the US dollar and British pound exchange rates deemed possible based on reasonable assumptions, all other variables remaining constant.

	Exchange rate development	Effects on
	of USD	earnings before taxes
		EUR thousand

2012	+10%	2,675
	-10%	-2,675

2011	+10%	-63
	-10%	63

	Exchange rate development	Effects on
	of GBP	earnings before taxes
		EUR thousand

2012	+10%	-504
	-10%	504

2011	+10%	-689
	-10%	689

The change in earnings stems from a change in the fair value of financial assets and financial liabilities denominated in US dollars or British pounds, to the extent that the US dollar or the British pound is not the Company’s functional currency.

This has no effect on equity because no borrowings in foreign currencies were granted to hedge net investments in foreign subsidiaries.

109

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In contrast, foreign currency risks that do not affect the AIA Group’s cash flows or income statement — i.e. risks arising from translation of foreign subsidiaries’ assets and liabilities into the Group currency at consolidation — are not hedged.

The AIA Group’s risk from changes in the foreign exchange rates of all other currencies is negligible.

26.4.	Credit risk and default risk

Credit risk is the risk that a business partner does not fulfill its obligations under a financial instrument or a basic customer agreement, resulting in a loss. Given the nature of its operating business, the AIA Group is exposed to default risks, risks from financing activities (including risks from deposits with banks and financial institutions) as well as risks from foreign exchange transactions and other financial instruments.

The Group is exposed to default risks only in connection with trade receivables. Sufficient allowances have been recognized to make provisions for the estimated default risk. Receivables are not insured, given the generally good credit ratings of the Group's customers. The maximum default risk is always equivalent to the nominal amount of the receivables less loss allowances. Additional allowances on assets related to trade receivables amounting to EUR 154 thousand (previous year: EUR 809 thousand) had to be recognized in the reporting year. However, the trade receivables do not contain substantial concentrations of individual customers. The other financial liabilities are not exposed to any default risks.

26.5.	Liquidity risk

The AIA Group is faced with liquidity risks if its existing liquidity or corresponding credit lines do not cover its payment obligations. The AIA Group aims to maintain a balance between covering its funding needs on an ongoing basis and ensuring its flexibility by recourse to bank overdraft credit lines and bank loans. It continuously monitors the risk of a potential liquidity bottleneck using an internal liquidity overview.

The financial liabilities of the AIA Group have the following maturities, as shown below. These disclosures are made based on the payments reported in the statement of financial position.

110

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Financial year ended on		up to 3	3 to 12	1 to 5	more than 5
December 31, 2012	daily	months	months	years	years	Total
	EUR thousand	EUR thousand	EUR thousand	EUR thousand	EUR thousand	EUR thousand
Interest-bearing loans	0	0	4,069	4,521	0	8,590
Trade and other payables	0	34,362	0	0	0	34,362
Earn-out payments	0	0	435	1,544	0	1,979
Financial derivatives	0	0	0	121	0	121
	0	34,362	4,504	6,186	0	45,052

Financial year ended on		up to 3	3 to 12	1 to 5	more than 5
December 31, 2011	daily	months	months	years	years	Total
	EUR thousand	EUR thousand	EUR thousand	EUR thousand	EUR thousand	EUR thousand
Interest-bearing loans	82	0	2,979	9,616	0	12,677
Trade and other payables	0	34,272	0	0	0	34,272
Earn-out payments	0	0	855	1783		2,638
Financial derivatives	0	0	0	153	0	153

	82	34,272	3,834	11,552	0	49,740

26.6.	Capital management disclosures

Equity consists of the subscribed capital and provisions. The AIA Group’s capital management aims, first and foremost, to maintain a high credit rating and a good equity ratio to support its operating business and maximize shareholder value.

The Group manages its capital structure and makes adjustments, allowing for changes in economic conditions. To maintain or adjust its capital structure, the AIA Group may adjust dividend payments to its shareholders, repurchase and retire treasury shares, make repayments of capital to its shareholders or issue new shares.

There were no changes in the objectives, guidelines and procedures as of December 31, 2012, and December 31, 2011. The AIA Group monitors its capital using, among other things, its gearing ratio (which corresponds to the ratio of net financial liabilities to the sum of equity and net financial liabilities) and its equity ratio (which indicates the ratio of equity to total assets). The equity ratio as of December 31, 2012, was 57.8 percent (previous year: 43.7 percent).

The loan agreement with UniCredit Bank AG, Munich, contains two covenants; the AIA Group monitors compliance with them on an annual basis. For one, the free cash flow is considered relative to interest expense and regular loan payments. For another, adjusted EBIT (earnings before interest and taxes) are compared to gross revenue for the period.

Both of these key performance indicators are monitored as part of the monthly reporting. There was no risk of non-fulfillment of the covenants in the 2012 financial year.

111

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

26.7.	Equity price risk

The Group’s listed and unlisted equity securities are susceptible to market price risk arising from uncertainties about future values of the investment securities. Reports on the equity portfolio are submitted to the Group’s senior management on a regular basis. The Group’s Board of Directors reviews and approves all equity investment decisions.

At the reporting date, the exposure to unlisted preferred shares at fair value was EUR 21,201 thousand. The valuation technique includes some key assumptions (please see note 12). If these inputs to the valuation model were 10% higher/ lower while all other variables were held constant, the carrying amount of the shares would decrease/ increase by approximately EUR 1,500 thousands. The decrease would be reflected within the profit or loss or equity attributable to the Group, depending on whether the decline is significant or prolonged. An increase would only impact equity, but would not have an effect on profit or loss.

At the reporting date, the exposure to listed equity securities at fair value was EUR 4,476 thousand. A decrease of 10 % in the Toronto stock exchange market index could have an impact of approximately EUR 448 thousand on the income or equity attributable to the AIA, depending on whether the decline is significant or prolonged. An increase of 10 % in the value of the listed securities would only impact equity, but would not have an effect on profit or loss.

27.	Reconciliation of IFRS to U.S. GAAP

The consolidated financial statements of the AIA Group have been prepared in accordance with IFRS, which vary in certain respects from accounting principles generally accepted in the United States of America (U.S. GAAP).

The application of U.S. GAAP would have affected net income and earnings per share for each of the years ended December 31, 2012, 2011 and 2010 and shareholders' equity as of December 31, 2012 and 2011 to the extent described below.

112

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Reconciliation of net income from IFRS to U.S. GAAP:

		For the years ended December 31,
		2012	2011	2010
	Notes	EUR thousand	EUR thousand	EUR thousand

Profit for the period as reported in the consolidated financial statements under IFRS		4,912	4,407	5,493

Capitalized development costs	a)	(669)	297	(1,803)

Cash flow hedges	b)	41	(40)	132

Termination benefits	c)	(399)	399	0

Financial assets transaction costs	d)	(296)	0	0

Deferred tax effect on U.S. GAAP adjustments		396	(198)	450

Profit for the period as reported under U.S. GAAP		3,985	4,865	4,272

Basic earnings per share under U.S. GAAP (in EUR)		0.20	0.31	0.29

Diluted earnings per share under U.S. GAAP (in EUR)		0.20	0.31	0.29

113

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Reconciliation of shareholders’ equity from IFRS to U.S. GAAP:

		As of
	Notes	December 31, 2012 EUR thousand	December 31, 2011 EUR thousand

Shareholders' equity as reported in the consolidated financial statements under IFRS		82,846	51,108

Capitalized development costs	a)	(4,664)	(3,995)

Termination benefits	c)	0	399

Financial assets transaction costs	d)	(296)	0

Subsequent measurement of investments	e)	(1,053)	0

Deferred tax effect on U.S. GAAP adjustments		1,370	943

Shareholders' equity reported under U.S. GAAP		78,203	48,455

Component of stockholders' equity in accordance with U.S. GAAP:

	As of
	December 31, 2012 EUR thousand	December 31, 2011 EUR thousand

Issued capital	23,914	16,688

Share premium	30,438	12,059

Retained earnings	20,461	18,477

Other components of equity	3,391	1,231

Total	78,203	48,455

(a)	Intangible assets – capitalization of development cost

The AIA Group, through its subsidiaries DTI Software and DTI Software Solutions, Inc., incurred development costs in connection with the development of online games and applications.

Under IFRS, research costs are recognized as an expense in the period in which they are incurred. Product development costs associated with a single project are capitalized as an intangible asset under IAS 38 if certain criteria are met. After initial recognition, development costs are accounted for using the cost model less any accumulated amortization and any accumulated impairment losses. They are amortized upon completion of the development phase and from the date on which the asset can be used. The amortization is taken over the period for which future economic benefits are expected. An impairment test is conducted annually during the development phase.

114

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Under U.S. GAAP capitalization of product development costs under ACS 985-20 is permitted only upon having demonstrated that the technological feasibility of the product is established and is ceases upon the product being available for general release of the product. As a result, for U.S. GAAP purposes, development costs were expensed as incurred.

The net income adjustments in 2012, 2011 and 2010 reflect development costs capitalized under IFRS but expenses for U.S. GAAP as well as the reversal of amortization of capitalized development costs recorded under IFRS as well as the reversal of impairment charges recorded on capitalized development costs under IFRS. The shareholders' equity adjustments as of December 31, 2012, December 31, 2011, and December 31, 2010, reflect the cumulative effect of the reversal of capitalization, amortization and impairment losses on development costs for each respective period end.

The following table summarizes the total research and development costs charged to expense for the financial years 2012, 2011, and 2010:

	2012	2011	2010
For the years ended December 31,	EUR thousand	EUR thousand	EUR thousand

R&D costs	1,515	669	2,561

(b)	Hedge Accounting

The AIA Group has historically entered into various interest rate payer-swap agreements to hedge against interest rate risk due to variable benchmark interest rates in its loan agreements. AIA designated the respective swaps as hedging instruments in cash flow hedges under IFRS (IAS 39).

Two payer-swaps were entered into during fiscal year 2008. Both were designated as hedging instruments to hedge a loan agreement. The hedging relationship was discontinued on January 1, 2010 due to prospective ineffectiveness. The cumulative gains and losses on the hedging instruments that have been recognised in other comprehensive income during the period when the hedge was effective were amortized over the remaining life of the hedged item. Both swaps matured as of December 31, 2012.

115

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

A third payer-swap was entered into during fiscal year 2011. It was designated as hedging instrument to hedge a new loan agreement. The hedging relationship was discontinued on July 1, 2012 due to prospective ineffectiveness. The cumulative gains and losses on the hedging instrument that have been recognized in other comprehensive income during the period when the hedge was effective were amortized over the remaining life of the hedged item.

Under U.S. GAAP these derivative instruments do not meet the criteria for hedge accounting due to the underlying hedge documentation. As such, the unrealized gains and losses recorded in other comprehensive income for IFRS purposes must be recorded for U.S. GAAP purposes in the income statement. The net income adjustments in 2012 and 2011 also include the reversal relating to the amortization of gains and losses recognized in other comprehensive income relating to instruments where the hedging relationship was discontinued.

(c)	Termination benefits

In December 2011, the AIA Group recorded an IAS 37 onerous contract provision relation to the termination of a managing director. For U.S. GAAP an adjustment was recorded in FY 2011 in order eliminate the recognition of the termination benefit and expense. Under U.S. GAAP the termination benefit is recognized in FY 2012, at the point in time the Company communicated the termination to the employee.

(d)	Financial Instruments (transactions costs)

During the year ended December 31, 2012, the AIA Group capitalized under IFRS transactions costs amounting to EUR 296 thousand within non-current financial assets relating to its acquisition of a minority stake in Row 44 Inc. which was completed in July 2012.

Under U.S. GAAP, as the transaction consideration is the shares of AIA AG, cost of the investment is the fair value of the AIA AG stock, the transaction costs are not capitalizable. As a result, the Company expensed transaction costs incurred during the years period ended December 31, 2012 in the amount of EUR 296 thousand reducing the carrying amount of the investment. These costs are reflected in “other operating expenses”.

116

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(e)	Subsequent measurement of investments

For IFRS purposes, the investment in Row 44 Inc. is accounted for according to IAS 39 which requires that an available-for-sale financial asset is recognized initially at fair value plus transactions costs that are directly attributable to the acquisition (see section (d) above). Subsequent changes in the fair value are recognized in other comprehensive income.

Under U.S. GAAP, the equity investment in Row 44 Inc. is recognized as a cost method investment according to ASC 325-20 given that the equity security does not have a readily determinable fair value. Due to the difference in subsequent measurement under U.S. GAAP, the investment is lower by EUR 1,053 thousand, equity is lower by EUR 1,036 thousand and deferred tax liabilities are lower by EUR 17 thousand.

Classification differences

Under IAS 1 (Presentation of Financial Statements) the Company is required to classify deferred tax assets and liabilities as non-current. U.S. GAAP requires that an entity separates deferred tax liabilities and assets into a current amount and a non-current amount. The current amount of these line items is EUR 571 thousand (DTA current), EUR 934 thousand (DTL current) and EUR 3,406 thousand (DTL non-current) for December 31, 2012 and EUR 200 thousand (DTA current), EUR 0 (DTL current) and EUR 4,083 thousand (DTL non-current) for December 31, 2011, respectively. These amounts include the adjustments for the deferred tax effects of the U.S. GAAP adjustments, to the extent they affect current deferred tax assets and liabilities.

Under IAS 39 (Financial Instruments: Recognition and Measurement) the Company is required to deduct transactions costs from the carrying value of financial liabilities that are not carried at fair value through income. Under U.S. GAAP, such transaction costs are deferred as an asset. The amount of transaction costs relating to financial liabilities that are not carried at fair value through income amounted to EUR 88 thousand and EUR 208 thousand as of December 31, 2012 and December 31, 2011, respectively.

Under IFRS, the Company classifies film rights for the airline sector that are acquired for a longer period of time then a customer's "onboard cycle," within inventories. Under U.S. GAAP, such film rights are classified as a separate line item on the balance sheet. Short term film rights amounted to EUR 9,586 thousand and EUR 9,948 thousand, as of December 31, 2012 and December 31, 2011 respectively.

117

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Under IFRS 5 (Non-current assets held for sale and discontinued operations) the investment in Row 44 Inc. is classified as held for sale as of December 31, 2012. According to ASC 360-10-15-5 such a classification is not allowed under U.S. GAAP.

Additional U.S. GAAP Disclosures

(a)	Income Taxes

The group had total corporate income tax loss carryforwards of EUR 2,321 thousand as of December 31, 2012 (2011 EUR 46,624 thousand); of this amount, loss carryforwards as of December 31, 2012 of EUR 767 thousand (2011 EUR 40,433) were not recorded as it was not considered probable that they will be realized. Income tax loss carryforwards in the amount of EUR 1,553 thousand as of December 31, 2012 (2011 EUR 6,191 thousand) were measured at the respective applicable tax rate and shown in the statement of financial position.

The entity's deferred tax liabilities on outside basis differences amounted to EUR 37 thousand and EUR 48 thousand as of December 31, 2012 and 2011, respectively.

The total valuation allowance recognized for deferred tax assets as of 2012 and 2011 amounts to EUR 275 thousand and EUR 13,214 thousand. The following table summarizes the change in the valuation allowance:

	As of December 31,
	2012	2011
	EUR thousand	EUR Thousand

Beginning balance	13,214	20,110

Additions	0	0

Reduction	12,939	6,896

Other	0	0

Ending balance	275	13,214

The following table summarizes the amounts and expirations dates of operating loss and tax credit carryforwards for tax purposes as of 2012 and 2011.

118

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

	As of December 31, 2012
	Expiration date	EUR thousand

Canada 2011	2031	1,385

Total loss and tax credit carryforwards		1,385

	As of December 31, 2011
	Expiration date	EUR thousand

Canada 2009	2029	243

Canada 2010	2030	37

Canada 2011	2031	1,505

Total loss and tax credit carryforwards		1,785

In accordance with German tax law, tax loss carryforwards are eliminated by a change of ownership. In accordance with German tax law tax loss carryforwards do not expire.

As a result of the tender offer of PAR Investment Partner L.P., Boston, Massachusetts, USA, and having acquired voting shares in excess of 50 percent, led to the elimination of the tax loss carryforwards of AIA AG and thus inevitably to the reversal of the deferred tax assets recognized thereon.

119

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following table shows the domestic and foreign components of income before income taxes:

	As of December 31,
	2012 EUR thousand	2011 EUR thousand	2010 EUR thousand

Components of income before income taxes

Domestic	9,260	4,967	3,639

Foreign	7,648	15,712	7,851

Consolidation	(11,996)	(14,781)	(3,901)

Total income before income taxes	4,912	5,898	7,589

(b)	Financial Instruments

The fair value of GuestLogix Inc., which is classified as available-for-sale under both IFRS and U.S. GAAP, is EUR 4,475,908 as of December 31, 2012, with total gains of EUR 2,451,106 recognized in accumulated other comprehensive income.

The carrying amount of the investment in Row 44 Inc., which is recognized as a cost method investment, is EUR 19,852,299. The fair value of the investment, used under IFRS as of December 31, 2012, is EUR 21,201,229.

120

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The financial liabilities of the AIA Group have the following maturities:

	As of December 31, 2012
	1 year EUR thousand	2 years EUR thousand	3 years EUR thousand	4 years EUR thousand	5 years EUR thousand

Interest bearing loans	4,521	4,069	0	0	0

Trade payables and other payables	34,362	0	0	0	0

Earn-out payments	435	850	694	0	0

Financial derivatives	0	121	0	0	0

Total	39,318	5,040	694	0	0

The following table provides the assets of the Group's local subsidiaries pledged as securities.

	As of December 31,
	2012 EUR thousand	2011 EUR thousand

Leasehold property	92	830

Receivables	677	5,827

Total	769	6,657

The weighted interest rate on short term borrowings in 2012 and 2011 states to 1.05% and 4.2%. The weighted interest rate on short term borrowings in 2011 was mainly influenced by the two bridge loans, which do not exist anymore in 2012.

121

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Risk concentration

AIA group continue to focus on customers from the airline industry. Therefore, AIA is facing similar risks like the airline industry. There are airlines that generate losses each year and face significant pressure on their margins. There are also airlines that are endangered in their existence. Another risk the airline industry is currently facing, is the high oil price that is generating additional cost pressure. Another risk that is highly related to the airline industry is the risk of a terrorist attack that could lead to revenue losses for AIA.

In General, there is high cost pressure within the airline industry which could lead to negative effects for AIA, especially since different airlines try to enforce discounts for AIA's products.

Another risk is related to the technical progress like new technologies and processes for airline board entertainment systems, which could lead to new competitors and lower entry barriers in the market.

Interest rate swaps and foreign currency forwards are valued based on the discounted cash flow method using actual market data.

(c)	Equity

The following table provides for each class of common shares the number of shares issued or outstanding, the Euro amount of each share and if the shares are convertible.

	As of December 31, 2012
	Number	EUR thousand	Convertible

Common stock

shares authorized	140,598	141	0

shares issued and outstanding	23,914,159	23,914	0

Additional paid-in capital	0	30.438	0

Total	24,054,757	54,493	0

122

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(d)	Leasing

Operating lease

Beneficial ownership of a lease is attributed to the lessor if this is the party to which all the substantial risks and rewards incidental to ownership of the asset are transferred. AIA Group's obligations arising from non-cancellable operating leases are mainly related to long-term rental or lease agreements for office space, office equipment and vehicles. All leases constitute operating leases under IFRS. The lease arrangements for office space generally have a lease term of three to five years, with a renewal option up to five years. AIA also has one office lease agreement with a lease term of 25 years, ending in 2016, without renewal option. For leased office equipment, the Company generally has no purchase options and renewal options are generally at market rates. Vehicle lease agreements contain purchase options and renewal options that are generally at fair value.

The operating lease expenses recognized in profit or loss as of amounts to EUR 2,375 thousand as of the end of 2012 (2011: EUR 2,140 thousand; 2010: EUR 2,091 thousand). The following table provides a breakdown of the amounts of future operating lease liabilities:

The following table shows the future minimum lease payments for 2012 through 2017.

	2013	2014	2015	2016	2017	Total
	EUR thousand	EUR thousand	EUR thousand	EUR thousand	EUR thousand	EUR thousand

Future minimum rental payments	1,858	1,530	833	238	8	4466

The total of minimum rentals to be received in the future under non-cancellable subleases as of 2012 amounts to EUR 69 thousand (2011: EUR 109 thousand).

123

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(e)	Share based Payments

Supplemental disclosures regarding AIA Groups stock compensation plans are as follows:

	Weighted- Average Grant- Date Fair Value in EUR	Intrinsic value of options exercised in EUR	Total Fair Value of shares vested in EUR

2009	300,001	0	0

2010	0	0	36,630

2011	0	179,329	50,950

2012	0	288,746	69,034

At December 31, 2012 the total unrecognized compensation expense for nonvested equity awards granted under SOP 2007 was EUR 2 thousand (2011: EUR 26 thousand). This expense is expected to be recorded over a weighted-average period of 0.41 years (2011: 0.75 years).

The outstanding options as of December 31, 2012 were 138,341 (2011: 255,006). No options were expired during 2012 (2011: 116,663). Moreover, no options were forfeited during this period (2011: 111,668). 116,665 options were exercised during 2012 (2011: 116,663).

124

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes information for fully vested share options and share options expected to vest at December 31, 2012:

	Outstanding	Currently exercisable

Number of Options	108,341	108,341

Weighted-Average exercise price in EUR	1.92	1.92

Aggregate intrinsic value in EUR	3.28	3.28

Weighted-Average remaining contractual term of options outstanding	1.61	1.61

(f)	Segment reporting

The following table summarizes information concerning the revenue attributable to the enterprise's country of domicile:

	For the years ended December 31,
	2012	2011	2010
	EUR thousand	EUR thousand	EUR thousand

Germany	4,504	7,679	10,801

Sales to external customers are assigned to the location of the Group's entities.

125

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes information concerning the long-lived assets attributable to the enterprise's geographical areas:

	As of December 31,
	2012	2011
	EUR thousand	EUR thousand

Germany	1,472	2,792

Rest of Europe	10,258	9,835

USA	8,600	7,758

Canada	29,153	29,566

Dubai	671	756

Rest of World	11,335	11,953

Total	61,489	62,660

The Group's geographical segments are based on the location of the Group's assets.

The following table summarizes information concerning the total of the reportable segments' assets to the enterprise's consolidated assets:

	As of December 31,
	2012	2011
	EUR thousand	EUR thousand

CSP	106,952	121,166

Content	40,454	39,828

Sum of segments	147,406	160,994

Holding, other and consolidation	(4,000)	(44,137)

Group	143,406	116,857

(g)	Inventories

Inventories, except film licensing rights, are removed from inventory by using the "first-in-first-out" (FIFO) method, and are valued at the lower of cost or market value.

126

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(h)	Defined contribution benefit plans

The following table summarizes the consolidated contributions to defined contribution plans.

	For the years ended December 31,
	2012	2011	2010
	EUR thousand	EUR thousand	EUR thousand

Defined contribution	208	274	315

(i)	Weighted Average useful life of Intangible Assets

Weighted average useful life of intangible assets is 60 months in 2012 (2011: 29 months).

(j)	Prepayments

,	As of December 31
	2012	2011
	EUR thousand	EUR thousand

Prepayments for goods & film rights	9,708	10,901

Other prepayments	1,036	1,174

Total	10,744	12,075

In IFRS financial statements, prepayments for inventory as well as film rights were disclosed under balance sheet line item "Inventory". Other prepayments were grouped under "Other assets".

(k)	Fiscal year

Within the group there are two subsidiaries with a different fiscal year end. FairDeal Multimedia Pvt. Ltd., Mumbai, India and Fairdeal Studios Pvt. Ltd., Mumbai, India have a fiscal year ended March 31, 2012, March 31, 2011 and March 31, 2010 respectively. For consolidation purposes the subsidiaries prepare interim financial statements.

127

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(l)	Undrawn credit facilities

	As of December 31,
	2012	2011
	EUR thousand	EUR thousand

Undrawn credit facilities	490	4,093

All undrawn credit facilities are short term.

(m)	Intangible assets

The following table provides the split of other intangible assets.

	As of December 31,
	2012	2011
	EUR thousand	EUR thousand

Customer relationships	10,782	11,531

Games catalogue	3,386	4,049

Technology	216	429

Other	2,695	2,318

Total	17,079	18,327

The following table provides the estimated aggregated amortization expense for 2013 till 2017.

	2013	2014	2015	2016	2017	Total
	EUR thousand	EUR thousand	EUR thousand	EUR thousand	EUR thousand	EUR thousand

Future estimated amortization expense	2,774	2,511	2,321	2,453	1,743	11,802

128

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(n)	Impairments

Impairment losses of EUR 1,474 thousand in 2012 (2011: EUR 53 thousand, 2010: EUR 141 thousand) on film assets are due to the decrease in the forecasted discounted surplus revenues from the acquired film rights. Therefore, the fair value was determined by using the discounted cash flow method.

In 2010, there was also impairment on customer base as of EUR 195 thousand (2012: EUR 0, 2011: EUR 0).

(o)	Goodwill for new acquisitions

Goodwill capitalized as a result of business combinations during the year is as follows:

	As of December 31,
	2012	2011
	EUR thousand	EUR thousand

Content	0	11,918

CSP	154	0

(p)	Material change in common stock

On May 29, 2011, the group's Board of Directors decided to increase the group's common stock. On May 31, 2012, the offering was published in the German "Bundesanzeiger" and was active from June 1 until June 14, 2012. The registration date was June 26, 2012. On June 27, 2012, 1,854,232 new shares went public on the Frankfurt stock exchange.

On May 29, 2012, the management board of AIA AG decided to acquire a minority stake in Row 44 Inc., Westlake Village, California, USA. The acquisition was signed and completed on June 8, 2012. In order to finance the transaction, the Company increased its share capital by EUR 5,255,170.00 against contributions in kind. Those shares were subscribed by PAR Investment Partners L.P. in exchange for 84,695,034 interests in Row 44 Inc. The capital increase was entered in the relevant commercial register on July 2, 2012.

129

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(q)	Business combinations

The following unaudited pro forma financial information reflects the consolidated results of operations of the AIA AG as though the acquisition of Emphasis Video Entertainment Ltd., Hongkong and Entertainment in Motion Inc., Los Angeles, USA, had taken place on January 1, 2011 and 2010. The pro forma information is not necessarily indicative of the results of operations as it would have been had the transactions been effected on the assumed date.

	For the years ended December 31,
	2011	2010
	EUR thousand (unaudited)	EUR thousand (unaudited)

Revenue	130,606	137,929

Net profit after tax	6,019	8,314

The following unaudited pro forma financial information reflects the consolidated results of operations of the AIA AG as though the acquisition of Inflight Management Development Centre (IMDC) Limited, Watersmead, UK had taken place on January 1, 2012 and 2011. The pro forma information is not necessarily indicative of the results of operations as it would have been had the transactions been effected on the assumed date.

	For the years ended December 31,
	2012	2011
	EUR thousand (unaudited)	EUR thousand (unaudited)

Revenue	130,444	122,253

Net profit after tax	4,847	4,631

(r)	Classification of interest and penalties

Interest and penalties are classified as interest expense when the tax law requires interest to be paid on an underpayment of income taxes.

130

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(s)	New U.S. GAAP Standards adopted in 2012

In September 2011, the FASB issued guidance under ASC 350, Testing Goodwill for Impairment that provides the option to first assess qualitative factors to determine if the annual two-step test of goodwill for impairment must be performed. If, based on the qualitative assessment of events or circumstances, an entity determines it is not more likely than not that the goodwill fair value is less than its carrying amount, then it is not necessary to perform the two-step impairment test. However, if an entity concludes otherwise, then the two-step impairment test must be performed to identify potential impairment and to measure the amount of goodwill impairment, if any. Adoption of this guidance did not have any impact on our consolidated financial statements for fiscal year 2012.

In July 2012, the FASB issued guidance under ASC 350, Testing Indefinite-Lived Intangible Assets for Impairment, which provides the option to first assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the second, quantitative impairment test. If, based on the qualitative assessment of events or circumstances, an entity determines it is not more likely than not that the indefinite-lived intangible asset's fair value is less than its carrying amount, then it is not necessary to perform the quantitative impairment test. However, if an entity concludes otherwise, then the quantitative impairment test must also be performed to identify and measure any potential impairment amount. We did not have an impact from this guidance on our annual indefinite-lived intangible asset impairment testing for fiscal year 2012.

In October 2012, the FASB issued guidance for performing an impairment assessment of unamortized film costs. This Update eliminates the rebuttable presumption that the conditions leading to the write-off of unamortized film costs after the balance sheet date existed as of the balance sheet date. The amendments also eliminate the requirement that an entity incorporate into fair value measurements used in the impairment tests the effects of any changes in estimates resulting from the consideration of subsequent evidence if the information would not have been considered by market participants at the measurement date. The amendments are effective for impairment assessments performed on or after December 15, 2012. We did not have an impact from this guidance on our impairment assessment of unamortized film costs for fiscal year 2012.

131

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

28. Events after the reporting period

On January 31, 2013, Global Eagle Acquisition Corp. ("Global Eagle") informed AIA AG that the contract announced in November 2012 for acquisition of the 20,464,581 shares of AIA AG held to date by PAR Investment Partners L.P. ("PAR") has been executed. Global Eagle's shareholders' meeting issued final approval for the acquisition. Global Eagle will acquire the AIA AG shares held by PAR in exchange for 14,368,233 shares of non-voting common stock of Global Eagle. As Global Eagle additionally noted, the exchange is based on a valuation of around EUR 5.15 per share of AIA AG. The difference between the calculated price of approximately EUR 5.15 per share now fixed and the calculated price of EUR 5.50 per share announced on November 8, 2012 is due to changes in the exchange rate between the US dollar and the euro between the signing date and the closing date, according to Global Eagle. With the expected transfer of 20,464,581 shares of AIA AG to Global Eagle Entertainment GmbH, a subsidiary of Global Eagle, this company will hold the approximately 86-percent share of AIA AG held by PAR to date and therefore become the new major shareholder of the Company.

The aforementioned transaction is closely related to the US merger of Global Eagle and Row 44. In June 2012, AIA AG had acquired a minority interest of 11.6 percent in Row 44 and paid approximately USD 25 million in AIA AG shares (capital increase against contributions in kind). Global Eagle's shareholders' meeting also approved the merger between Global Eagle and Row 44 on January 31, 2013. As a result, AIA AG is expected to receive 3,053,634 shares of Global Eagle with a market value of around USD 30.4 million (the equivalent of about EUR 22.3 million) in exchange for its interest in Row 44. According to Global Eagle, the number of shares is a provisional calculation since differences could still arise subsequent to the closing due to adjustment rules in line with the transaction's terms and conditions. If the number of shares granted in the exchange were to remain the same, AIA AG would generate an accounting profit in the neighborhood of USD 5.4 million (equivalent to around EUR 4 million) from said transaction.

Also on January 31, 2013, Supervisory Board Chairman Edward L. Shapiro stepped down from his position as a member and chairman of the Supervisory Board of AIA AG with immediate effect. Mr. Shapiro's resignation is connected with the sale of PAR's interest in AIA AG to Global Eagle.

132

 Advanced Inflight Alliance AG

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On February 5, 2013, Global Eagle Entertainment GmbH – which is currently still trading under the name Blitz F12-sechs-acht GmbH – informed AIA AG that by acquiring 20,464,581 shares on February 5, 2013 it now holds a controlling interest in AIA AG in accordance with Section 35 (1) in conjunction with Section 29 (2) German Securities Acquisition and Takeover Act (WpÜG). Pursuant to section 35 (2) WpÜG, Global Eagle Entertainment GmbH would make an offer to all shareholders of AIA AG to take over all of their bearer shares in the Company once the Federal Financial Supervisory Authority has approved publication of the offer document. According to the announcement, the offer document will be published on the Internet at www.globaleagle.de/aia-angebot.

Mr. Robert William Reding was appointed to the Supervisory Board of AIA AG by the Munich Registration Court effective March 6, 2013. This appointment was made at the request of the Management Board after one member of the Company’s Supervisory Board stepped down on January 31, 2013, effective immediately. As a result, the Supervisory Board has been a fully constituted three-member body that has a quorum since March 6, 2013. At its conference call on March 11, 2013, the Supervisory Board constituted itself and elected Mr. Robert William Reding Chairman of the Supervisory Board and Mr. Jörgen Chidekel its Vice Chairman.

Advanced Inflight Alliance AG

Munich, March 12, 2013

Louis Bélanger-Martin	Wolfgang Brand

CEO	CFO

133